UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Alliance Data Systems Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIANCE DATA SYSTEMS CORPORATION
7500 Dallas Parkway, Suite 700
Plano, Texas 75024
(214) 494-3000

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2015

To the stockholders of Alliance Data Systems Corporation:

We will hold the 2015 annual meeting of our stockholders at our corporate headquarters, 7500 Dallas Parkway, Suite 700, Plano, Texas 75024, on Wednesday, June 3, 2015 at 10:00 a.m. (local time), for the following purposes:

(1)	to elect eight directors;
(2)	to hold an advisory vote on executive compensation;
(3)	to approve the 2015 Omnibus Incentive Plan;
(4)	to approve the 2015 Employee Stock Purchase Program;
(5)	to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the company for 2015;
(6)	to consider one stockholder proposal (if properly presented at the meeting); and
(7)	to transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Stockholders of record as of April 6, 2015 are the only stockholders entitled to vote at the meeting and any adjournments or postponements thereof. You are cordially invited to attend the meeting, but whether or not you expect to attend in person, we urge you to grant your proxy to vote your shares by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials that you received, or if you received a paper copy of the proxy card, to mark, date, sign and return the proxy card in the envelope provided. You may still vote in person if you attend the meeting, even if you have given your proxy. Please note, however, that if a broker or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain from that registered holder a proxy card issued in your name.

Pursuant to rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials, including this proxy statement and our annual report on Form 10-K for the year ended December 31, 2014, over the Internet.  As a result, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials.  The notice contains instructions on how to access those proxy materials over the Internet, as well as instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive a notice will receive a paper copy of our proxy materials by mail.  This electronic distribution process reduces the environmental impact and lowers the costs of printing and distributing our proxy materials.

By Order of the Board of Directors

/s/ Leigh Ann K. Epperson

Leigh Ann K. Epperson
Corporate Secretary

April 20, 2015
Plano, Texas

ALLIANCE DATA SYSTEMS CORPORATION
7500 Dallas Parkway, Suite 700
Plano, Texas 75024

PROXY STATEMENT
2015 Annual Meeting of Stockholders
To be Held on June 3, 2015

The board of directors of Alliance Data Systems Corporation is soliciting your proxy to vote at the 2015 annual meeting of stockholders to be held on June 3, 2015 at 10:00 a.m. (local time) and any adjournments or postponements of that meeting. The meeting will be held at our corporate headquarters, 7500 Dallas Parkway, Suite 700, Plano, Texas 75024.

The Notice of Internet Availability of Proxy Materials or this proxy statement and the accompanying proxy card, notice of meeting and annual report on Form 10-K for the year ended December 31, 2014 were first mailed on or about April 20, 2015 to all stockholders of record as of April 6, 2015. Our only voting securities are shares of our common stock, of which there were 62,234,319 shares outstanding as of April 6, 2015. We will have a list of stockholders available for inspection for at least ten days prior to the annual meeting at our principal executive offices at 7500 Dallas Parkway, Suite 700, Plano, Texas 75024 and at the annual meeting.

Questions and Answers about the Proxy Process

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?

Pursuant to Securities and Exchange Commission ("SEC") rules, we are providing access to our proxy materials over the Internet.  As a result, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. Your Notice of Internet Availability of Proxy Materials or proxy card contains instructions on how to access our proxy materials over the Internet, as well as instructions on how to request a paper copy of our proxy materials by mail.

We are providing those of our stockholders that have previously requested a paper copy of our proxy materials with paper copies of our proxy materials instead of a Notice of Internet Availability of Proxy Materials.  Our proxy materials are also available on our company website at http://www.alliancedata.com.

What is the purpose of holding this meeting?

We are holding the 2015 annual meeting of stockholders to elect eight directors, to hold an advisory vote on executive compensation, to approve the 2015 Omnibus Incentive Plan, to approve the 2015 Employee Stock Purchase Plan, to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2015, and to consider one stockholder proposal (if properly presented at the meeting). The director nominees, seven of whom are currently serving as our directors, have been recommended by our nominating/corporate governance committee to serve on our board of directors; and our board of directors has nominated the eight nominees and recommends that our stockholders elect them as directors. The board of directors also recommends that our stockholders (1) approve, on an advisory basis, the compensation of our named executive officers, (2) approve the 2015 Omnibus Incentive Plan, (3) approve the 2015 Employee Stock Purchase Program and (4) ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2015. The board of directors recommends that our stockholders vote against the stockholder proposal. If any other matters requiring a stockholder vote properly come before the meeting, those stockholders present at the meeting and the proxies who have been appointed by our stockholders will vote as they think appropriate.

How does the proxy process and stockholder voting operate?

The proxy process is the means by which corporate stockholders can exercise their rights to vote for the election of directors and other strategic corporate proposals. The notice of meeting and this proxy statement provide notice of a scheduled stockholder meeting, describe the directors presented for election and include information about (1) the advisory vote on executive compensation, (2) the 2015 Omnibus Incentive Plan, (3) the 2015 Employee Stock Purchase Plan, (4) the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2015, and (5) a stockholder proposal, as well as include other information required to be disclosed to stockholders. Stockholders may vote by telephone or through the Internet, or by returning a proxy card, without having to attend the stockholder meeting in person.

By executing a proxy, you authorize Charles L. Horn and Laura Santillan, and each of them, to act as your proxies to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary stockholder approval of proposals, a "quorum" of stockholders (a majority of the issued and outstanding shares of common stock as of the record date entitled to vote) must be represented at the meeting in person or by proxy. Because few stockholders can spend the time or money to attend stockholder meetings in person, voting by proxy is necessary to obtain a quorum and complete the stockholder vote. It is important that you attend the meeting in person or grant a proxy to vote your shares to assure a quorum is present so corporate business can be transacted. If a quorum is not present, we must adjourn the meeting and solicit additional proxies, which is an expensive and time-consuming process that is not in the best interest of our company or its stockholders.

Why did I receive these materials?

All of our stockholders as of the close of business on April 6, 2015, the record date, are entitled to vote at our 2015 annual meeting. We are required by law to distribute the Notice of Internet Availability of Proxy Materials or a full set of proxy materials to all of our stockholders as of the record date.

What does it mean if I receive more than one set of materials?

This means your ownership of shares is registered under different names. For example, you may own some shares directly as a "registered holder" and other shares through a broker in "street name," or you may own shares through more than one broker. In these situations, you may receive multiple sets of proxy materials. It is necessary for you either to attend in person (please note, however, that if a broker or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain from each registered holder a proxy card issued in your name), to vote your shares by telephone or through the Internet by following the instructions provided in each Notice of Internet Availability of Proxy Materials, or to return each signed, dated and marked proxy card if you received a paper copy of the proxy card. If you vote by mail, make sure you return each proxy card in the return envelope that accompanied that proxy card.

If I own my shares through a broker, how is my vote recorded?

Brokers typically own shares of common stock for many stockholders who are referred to as "beneficial owners." In this situation, the "registered holder" on our stock register is the broker or its nominee. The beneficial owners do not appear in our stockholder register, and their ownership is often referred to as holding shares in "street name." Therefore, for shares held in street name, distributing the proxy materials and tabulating votes are both two-step processes. Brokers inform us how many of their clients are beneficial owners, and we provide the broker with the appropriate number and type of proxy materials. Each broker then forwards the appropriate proxy materials to its clients who are beneficial owners to obtain their votes. When you receive proxy materials from your broker, instructions will be included to submit your voting instructions to your broker. Shortly before the meeting, each broker totals the votes and submits a proxy reflecting the aggregate votes of the beneficial owners for whom it holds shares.

How do I vote?

You may attend the annual meeting and vote your shares in person.  Please note, however, that if a broker or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain from that registered holder a proxy card issued in your name.

You may also grant your proxy to vote by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials, or by returning a signed, dated and marked proxy card if you received a paper copy of the proxy card. To grant your proxy to vote by mail, sign and date each proxy card you receive, indicating your voting preference on each proposal, and return each proxy card in the prepaid envelope that accompanied that proxy card. If you return a signed and dated proxy card but you do not indicate your voting preference, your shares, except for those shares you own beneficially or in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, will be voted (a) in favor of (1) the eight director nominees, (2) the approval, on an advisory basis, of the compensation of our named executive officers, (3) the approval of the 2015 Omnibus Incentive Plan, (4) the approval of the 2015 Employee Stock Purchase Plan and (5) the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2015, and (b) against the stockholder proposal, all in accordance with the recommendation of our board of directors.  If you are a registered holder or hold your shares in street name, votes submitted by Internet or telephone must be received by 11:59 p.m. eastern daylight time on June 2, 2015.  For shares you own in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, your proxy card or voting instructions must be received by May 31, 2015. All outstanding shares of common stock for which you have provided instructions that are received by the applicable deadline will be voted.

Does my vote matter?

Yes. Corporations are required to obtain stockholder approval for the election of directors and certain other important matters. Stockholder participation is not a mere formality. Each share of our common stock held on the record date is entitled to one vote, and every share voted has the same weight. It is also important that you vote to assure that a quorum is present so corporate business can be transacted.

What constitutes a quorum?

Unless a quorum is present at the annual meeting, no action may be taken at the meeting except the adjournment thereof until a later time. The presence at the annual meeting, in person or by proxy, of stockholders holding a majority of our issued and outstanding shares of common stock as of the record date will constitute a quorum for the transaction of business at the 2015 annual meeting. Shares that are represented at the annual meeting but abstain from voting on any or all matters and "broker non-votes" (shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote) will be counted as shares present and entitled to vote in determining whether a quorum is present at the annual meeting. If you own shares in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, your shares will not be represented at the meeting for quorum purposes and the trustee cannot vote those shares if you do not provide a proxy with explicit directions to the trustee. The inspector of election appointed for the annual meeting will determine the number of shares of our common stock present at the meeting, determine the validity of proxies and ballots, determine whether a quorum is present, and count all votes and ballots.

What percentage of votes is required to elect directors, to approve, on an advisory basis, the compensation of our named executive officers, to approve the 2015 Omnibus Incentive Plan, to approve the 2015 Employee Stock Purchase Plan, to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the company for 2015, and to approve the stockholder proposal?

Proposal One:  If a quorum is present, directors are elected by the affirmative vote of a majority of the votes cast, in person or by proxy. The number of shares voted "For" a director nominee must exceed the number of votes cast "Against" that nominee. Stockholders may not cumulate their votes with respect to the election of directors. For purposes of the election of directors, "broker non-votes" will not be counted as votes cast "For" or "Against" the proposal and thus will have no effect on the outcome of the election of directors.

Proposal Two:  If a quorum is present and a majority of the shares represented, in person or by proxy, and entitled to vote are voted in favor of Proposal Two, the compensation of our named executive officers will be approved on an advisory basis.  Votes marked "For" Proposal Two will be counted in favor of approval, on an advisory basis, of the compensation of our named executive officers.  On Proposal Two "broker non-votes" will not be counted as votes cast "For" or "Against" the proposal and thus will have no effect on the outcome of the approval, on an advisory basis, of the compensation of our named executive officers.  An "Abstention" with respect to Proposal Two will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an "Abstention" will have the same effect as a vote "Against" Proposal Two.

Proposal Three:  If a quorum is present and a majority of the shares represented, in person or by proxy, and entitled to vote are voted in favor of Proposal Three, the 2015 Omnibus Incentive Plan will be approved.  Votes marked "For" Proposal Three will be counted in favor of approval of the 2015 Omnibus Incentive Plan.  On Proposal Three, "broker non-votes" will not be counted as votes cast "For" or "Against" the proposal and thus will have no effect on the outcome of the approval of the 2015 Omnibus Incentive Plan.  An "Abstention" with respect to Proposal Three will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote.  Accordingly, an "Abstention" will have the same effect as a vote "Against" Proposal Three.

Proposal Four:  If a quorum is present and a majority of the shares represented, in person or by proxy, and entitled to vote are voted in favor of Proposal Four, the 2015 Employee Stock Purchase Plan will be approved.  Votes marked "For" Proposal Four will be counted in favor of approval of the 2015 Employee Stock Purchase Plan.  On Proposal Four, "broker non-votes" will not be counted as votes cast "For" or "Against" the proposal and thus will have no effect on the outcome of the approval of the 2015 Employee Stock Purchase Plan.  An "Abstention" with respect to Proposal Four will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote.  Accordingly, an "Abstention" will have the same effect as a vote "Against" Proposal Four.

Proposal Five:  If a quorum is present and a majority of the shares represented, in person or by proxy, and entitled to vote are in favor of Proposal Five, the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2015 will be ratified.  Votes marked "For" Proposal Five will be counted in favor of ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2015. An "Abstention" with respect to Proposal Five will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an "Abstention" will have the same effect as a vote "Against" Proposal Five.

Proposal Six:  If a quorum is present and a majority of the shares represented, in person or by proxy, and entitled to vote are voted in favor of Proposal Six, the stockholder proposal will be approved.  Votes marked "For" Proposal Six will be counted in favor of approval of the stockholder proposal.  On Proposal Six "broker non-votes" will not be counted as votes cast "For" or "Against" the proposal and thus will have no effect on the outcome.  An "Abstention" with respect to Proposal Six will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an "Abstention" will have the same effect as a vote "Against" Proposal Six.

What is the effect of not voting?

The effect of not voting depends on how you own your shares. If you own shares as a registered holder, rather than through a broker, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is present, your unvoted shares will not affect whether a proposal is approved or rejected. If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following question, if you do not provide your broker with voting instructions, your broker may or may not vote your shares, depending upon the proposal.  If you own shares in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirements, or affect whether a proposal is approved or rejected.

If I do not vote, will my broker vote for me?

If you own your shares through a broker and you do not vote, your broker may vote your shares in its discretion on some "routine matters." However, with respect to other proposals, your broker may not vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as broker non-votes. Broker non-vote shares are counted toward the quorum requirement.  Proposals One, Two, Three, Four and Six set forth in this proxy statement are not considered to be routine matters and brokers will not be permitted to vote unvoted shares on these five proposals. Proposal Five set forth in this proxy statement is a routine matter on which brokers will be permitted to vote unvoted shares.

Is my vote confidential?

It is our policy that all stockholder meeting proxies, ballots and voting records that identify the particular vote of a stockholder are confidential. The vote of any stockholder will not be revealed to anyone other than an inspector of election or a non-employee tabulator of votes, except: (1) as necessary to meet applicable legal and stock exchange listing requirements; (2) to assert claims for or defend claims against us; (3) to allow the inspector of election to certify the results of the stockholder vote; (4) in the event of a contested proxy solicitation; or (5) if a stockholder has requested that their vote be disclosed.

Can I revoke my proxy and change my vote?

You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a registered holder, your proxy can be revoked in several ways: (1) by timely delivery of a written revocation delivered to Leigh Ann K. Epperson, Corporate Secretary, Alliance Data Systems Corporation, 7500 Dallas Parkway, Suite 700, Plano, Texas 75024; (2) by submitting another valid proxy bearing a later date; or (3) by attending the meeting in person and giving the inspector of election notice that you intend to vote your shares in person. However, if your shares are held in street name by a broker, you must contact your broker in order to revoke your proxy.

Will any other business be transacted at the meeting? If so, how will my proxy be voted?

We do not know of any business to be transacted at the 2015 annual meeting other than the election of directors; the approval, on an advisory basis, of compensation of our named executive officers; the approval of the 2015 Omnibus Incentive Plan; the approval of the 2015 Employee Stock Purchase Plan; the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2015; and the consideration of a stockholder proposal (if properly presented at the meeting), each as described in this proxy statement. The period specified in our bylaws for submitting proposals to be considered at the meeting has passed and only the proposal represented in this proxy statement as Proposal Six was properly submitted and not withdrawn. However, should any other matters properly come before the meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the proxies will be voted by the proxies in accordance with their judgment.

Who counts the votes?

If you are a registered holder, your vote, as provided by mail, telephone or through the Internet, will be returned or delivered directly to Computershare Investor Services for tabulation.  As noted above, if you hold your shares through a broker or trustee, your broker or trustee returns one proxy to Computershare on behalf of its clients.  Votes will be counted and certified by the inspector of election.

Will you use a soliciting firm to receive votes?

We use Computershare, our transfer agent and their agents, as well as brokers to distribute all the proxy materials to our stockholders. We will pay them a fee and reimburse any expenses they incur in making the distribution. Our directors, officers and employees may solicit proxies in person, by mail, telephone, facsimile transmission or electronically. No additional compensation will be paid to such directors, officers and employees for soliciting proxies.  We will bear the entire cost of solicitation of proxies.

What is the deadline for submitting proposals, including director nominations, for our 2016 annual meeting?

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company's Proxy Materials:

If any of our stockholders intends to present a proposal for consideration at the 2016 annual meeting, excluding the nomination of directors, and desires to have such proposal included in the proxy statement and form of proxy distributed by the board of directors with respect to such meeting, such proposal must be in writing and received by us not later than December 22, 2015. Proposals may be submitted by eligible stockholders and must comply with the relevant regulations of the SEC regarding stockholder proposals.

Requirements for Stockholder Proposals or Director Nominations to Be Brought Before the 2016 Annual Meeting:

If any of our stockholders intends to present a proposal for consideration at the 2016 annual meeting without inclusion in the proxy statement and form of proxy, notice of such proposal must be in writing and received by our Corporate Secretary no sooner than November 22, 2015 and no later than December 22, 2015.  If any of our stockholders intends to nominate a director for consideration at the 2016 annual meeting without inclusion in the proxy statement and form of proxy, notice of such nomination must be in writing and received by our Corporate Secretary no sooner than February 4, 2016 and no later than March 5, 2016.  Any such notice must comply with our bylaws. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority with respect to proxies.

A copy of our bylaws is available from our Corporate Secretary upon written request. Requests or proposals should be directed to Leigh Ann K. Epperson, Corporate Secretary, Alliance Data Systems Corporation, 7500 Dallas Parkway, Suite 700, Plano, Texas 75024.

How can I request a full set of proxy materials?

You may request, without charge, a full set of our proxy materials, including our annual report on Form 10-K for the year ended December 31, 2014, for one year following the annual meeting of stockholders.  If a broker or other nominee holds your shares of record, you may request a full set of our proxy materials by following the instructions contained in the Notice of Internet Availability of Proxy Materials that you received.  If you are a registered holder or if you own shares through the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, you may request, without charge, a full set of our proxy materials by following the instructions contained in the Notice of Internet Availability of Proxy Materials that you received or by written request directed to Leigh Ann K. Epperson, Corporate Secretary, Alliance Data Systems Corporation, 7500 Dallas Parkway, Suite 700, Plano, Texas 75024.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and positions of each of our directors, nominees for director, and Section 16 officers as of April 6, 2015:

Name	Age	Positions
Bruce K. Anderson	75	Director
Roger H. Ballou	63	Director
Lawrence M. Benveniste, Ph.D.	64	Director
D. Keith Cobb	74	Director
E. Linn Draper, Jr., Ph.D.	73	Director
Leigh Ann K. Epperson	49	Senior Vice President, General Counsel and Secretary
Edward J. Heffernan	52	Director, President and Chief Executive Officer
Charles L. Horn	54	Executive Vice President and Chief Financial Officer
Kenneth R. Jensen	71	Director
Bryan J. Kennedy	46	Executive Vice President and President, Epsilon®
Melisa A. Miller	56	Executive Vice President and President, Retail Credit Services
Robert A. Minicucci	62	Director; Non-Executive Chairman of the Board
Bryan A. Pearson	51	Executive Vice President and President, LoyaltyOne®
Laura Santillan	43	Senior Vice President and Chief Accounting Officer
Laurie A. Tucker	58	Director Nominee

PROPOSAL ONE: ELECTION OF DIRECTORS

In 2013, our stockholders approved an amendment to our certificate of incorporation to declassify our board of directors, and in 2015 and thereafter all directors are up for election each year. Our nominating/corporate governance committee has recommended to our board of directors and our board of directors has nominated the following eight individuals, Bruce K. Anderson, Roger H. Ballou, D. Keith Cobb, E. Linn Draper, Jr., Ph.D., Edward J. Heffernan, Kenneth R. Jensen, Robert A. Minicucci and Laurie A. Tucker, for election as a director, each to hold office for a term of one year until the annual meeting of stockholders in 2016 and until his or her respective successor is duly elected and qualified.  With the exception of Ms. Tucker, each of the director nominees is currently serving as a member of our board of directors.  Ms. Tucker was recommended to the nominating/corporate governance committee by a non-executive officer of the Company.

Mr. Horn and Ms. Santillan, and each of them, as proxies, will have full discretion to cast votes for other persons in the event any nominee is unable to serve. Our board of directors has no reason to believe that any nominee will be unable to serve if elected. If a quorum is present, directors are elected by a majority of the votes cast, in person or by proxy. This means that the eight nominees will be elected if they receive more "For" votes than "Against" votes. Votes marked "For" a nominee will be counted in favor of that nominee. Votes marked "Abstain" will have no effect on the vote since a majority of the votes cast at the annual meeting is required for the election of each nominee. Stockholders may not cumulate their votes with respect to the election of directors. In accordance with our bylaws, any nominee who is currently serving as a director and does not receive a majority of votes cast shall immediately tender his or her resignation for consideration by our board of directors. Our board of directors will evaluate whether to accept or reject such resignation, or whether other action should be taken. The board of directors will publicly disclose its decision to accept or reject such resignation and its rationale within 90 days from the date of certification of the director election results.

The following sets forth information regarding each director and director nominee, including proposed committee memberships.

Nominees for Election to the Board of Directors

BRUCE K. ANDERSON has served as a director since August 1996.  He co-founded the investment firm Welsh, Carson, Anderson & Stowe, or WCAS, and has been a general partner of WCAS since March 1979. Prior to that, he served for nine years with Automatic Data Processing, Inc., or ADP, where, as executive vice president and a director of ADP, and president of ADP International, he was active in corporate development and general management. Before joining ADP, Mr. Anderson spent four years in computer marketing with International Business Machines Corporation, or IBM.  Mr. Anderson served as a director of Amdocs Limited from 1997 until 2012.  He holds a Bachelor's degree from the University of Minnesota.  Mr. Anderson has demonstrated executive leadership skills as well as having first-hand knowledge of the company and its industry based on his experience as a member of our board of directors since our inception in 1996. Due to Mr. Anderson's qualifications and exceptional contributions to our Board, and pursuant to the company's Corporate Governance Guidelines and, specifically, the company's director retirement and term limits, the Board has affirmatively determined it to be in the company's and stockholders' best interests that Mr. Anderson stand for re-election notwithstanding that he has attained the age of 75.

Committees:  Compensation

ROGER H. BALLOU has served as a director since February 2001. Mr. Ballou served as the chief executive officer and a director of CDI Corporation, a public company engaged in providing staffing and outsourcing services, from October 2001 until January 2011. He was a self-employed consultant from October 2000 to October 2001. Before that time, Mr. Ballou had served as chairman and chief executive officer of Global Vacation Group, Inc. from April 1998 to September 2000. Prior to that, he was a senior advisor for Thayer Capital Partners from September 1997 to April 1998. From April 1995 to August 1997, he served as vice chairman and chief marketing officer, then as president and chief operating officer, of Alamo Rent-a-Car, Inc.  Mr. Ballou is also currently a director of Fox Chase Bank and RCM Technologies, Inc.  Mr. Ballou holds a Bachelor's degree from the Wharton School of the University of Pennsylvania and an MBA from the Tuck School of Business at Dartmouth.  Mr. Ballou brings banking industry experience to his service on our board of directors. In addition, Mr. Ballou has served in a variety of executive level positions, including with a large public company in a similar industry.

Committees: Audit, Nominating/Corporate Governance (Chair) and Executive

D. KEITH COBB has served as a director since June 2004.  Mr. Cobb has served as a business consultant and strategic advisor for a number of companies since 1996.  He spent 32 years as a practicing certified public accountant for KPMG, LLP, including as the National Managing Partner – Financial Services and as a senior member of the firm's management committee.  Mr. Cobb was vice chairman and chief executive officer of Alamo Rent-a-Car, Inc. from 1995 until 1996.  Mr. Cobb is currently a director of the Wayne Huizenga Graduate School of Business and Entrepreneurship at Nova Southeastern University.  He completed a six-year term on the board of the Federal Reserve Bank of Atlanta, Miami Branch in 2002.  Mr. Cobb served as a director of BBX Capital Corporation from 2003 until 2013, and of BFC Financial Corporation from 2004 until 2013. Mr. Cobb holds a Bachelor's degree from the University of Southern Mississippi.  Mr. Cobb's qualifications include extensive accounting and executive-level business experience, with a particular focus on the banking and financial services industries.

Committees: Audit (Chair)

E. LINN DRAPER, JR., Ph.D. has served as a director since February 2005.  He has served in an executive and directoral capacity for a number of companies since 1980.   Dr. Draper was chairman of the board of American Electric Power Company, Inc., or AEP, for 11 years until his retirement from AEP in 2004, and served as president and chief executive officer of AEP from 1993 to 2003.  He was the president of the Ohio Valley Electric Corporation from 1992 until 2004, and was the chairman, president and chief executive officer of Gulf States Utilities Company from 1987 to 1992.  Dr. Draper is a director of Alpha Natural Resources, Inc. and NorthWestern Corporation.  Dr. Draper also serves on the University of Texas Engineering Advisory Board. Dr. Draper was a director of Temple-Inland Inc. from 2004 until 2012, and of TransCanada Corporation from 2005 until 2013.  He holds two Bachelor's degrees from Rice University and a Doctorate from Cornell University.  Dr. Draper has extensive experience serving as an advisor and as a director, including compensation committee experience.  In addition, Dr. Draper has had executive-level experience in a highly regulated industry environment.

Committees: Compensation (Chair)

EDWARD J. HEFFERNAN, president and chief executive officer, joined us in May 1998, and has served as a director since June 2009.  From May 2000 until March 2009, Mr. Heffernan served as an executive vice president and chief financial officer and, prior to that, he was responsible for mergers and acquisitions.  Before joining us, he served as vice president, mergers and acquisitions, for First Data Corporation from October 1994 to May 1998. Prior to that, he served as vice president, mergers and acquisitions for Citicorp from July 1990 to October 1994, and prior to that he served in corporate finance at Credit Suisse First Boston from June 1986 until July 1990. Mr. Heffernan is currently a director of Children's Medical Center Dallas.  Mr. Heffernan holds a Bachelor's degree from Wesleyan University and an MBA from Columbia Business School.  Mr. Heffernan's role as our former chief financial officer and current chief executive officer provides a link to the company's management and a unique level of insight into the company's operations.

Committees: Executive

KENNETH R. JENSEN has served as a director since February 2001. Mr. Jensen has served as a business consultant and strategic advisor for a number of companies since July 2006.  Mr. Jensen served as the executive vice president, chief financial officer, treasurer and assistant secretary of Fiserv, Inc., a public company engaged in data processing outsourcing, from July 1984 until June 2006. He was named senior executive vice president of Fiserv in 1986. Mr. Jensen was a director of Fiserv, Inc. from 1984 until 2007, of United Capital Financial Partners, Inc. from 2008 until 2013, and of Transfirst Group Holdings, Inc. from 2009 until 2014.  Mr. Jensen holds a Bachelor's degree from Princeton University in Economics, an MBA from the University of Chicago in Accounting, Economics and Finance and a Ph.D. from the University of Chicago in Accounting, Economics and Finance.  Mr. Jensen possesses both strong academic credentials as well as extensive executive leadership experience at a public company in a similar industry, including specifically an understanding of accounting and finance issues.

Committees: Audit and Executive

ROBERT A. MINICUCCI, chairman of the board, has served as a director since August 1996.  Mr. Minicucci joined Welsh, Carson, Anderson & Stowe, or WCAS, in August 1993, served as a general partner of WCAS and continues to serve as a general partner for certain of the WCAS limited partnerships. Before joining WCAS, he served as senior vice president and chief financial officer of First Data Corporation from December 1991 to August 1993. Prior to joining First Data Corporation, Mr. Minicucci was treasurer and senior vice president of American Express Company. Mr. Minicucci served as a director of Retalix Ltd. from 2009 until 2013. Mr. Minicucci is currently the chairman of the board of directors of Amdocs Limited and serves as a director of Paycom Inc.  Mr. Minicucci holds a Bachelor's degree from Amherst College and an MBA from Harvard Business School.  Mr. Minicucci has demonstrated executive leadership skills in a similar industry and has first-hand knowledge of the company based on his experience as a member of our board of directors since our inception in 1996.

Committees:  Nominating/Corporate Governance, Compensation and Executive

LAURIE A. TUCKER is a nominee for director.  Ms. Tucker has served as the founder and chief strategy officer for marketing consultancy firm, Calade Partners LLC since January 2014.  Ms. Tucker served as the senior vice president-corporate marketing of FedEx Services, Inc., a subsidiary of FedEx Corporation, a public company engaged in transportation, e-commerce and business services, from 2000 to 2013 and was employed by FedEx in various capacities of increasing experience and responsibilities since 1978.  Ms. Tucker was a director of Iron Mountain Incorporated from 2007 until 2014.  Ms. Tucker holds a Bachelor's degree and an MBA from the University of Memphis.  Ms. Tucker has demonstrated executive leadership skills at a large multinational public company, including extensive knowledge of e-commerce and customer technology, customer service and corporate marketing strategies.

Committees:  Nominating/Corporate Governance

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE EIGHT NOMINEES.

Directors Not Standing for Re-Election

LAWRENCE M. BENVENISTE, Ph.D. has served as a director since June 2004.  Dr. Benveniste has served as the Asa Griggs Candler Professor of Finance since July 2005 and also served as the Dean of the Goizueta Business School at Emory University from July 2005 until July 2013. Dr. Benveniste served as the Dean of the Carlson School of Management at the University of Minnesota from January 2001 to July 2005, and prior to January 2001, he was an associate dean, the chair of the finance department, and a professor of finance at the Carlson School of Management.  He previously served on the faculties of Boston College, Northwestern University, the University of Pennsylvania, the University of Rochester and the University of Southern California.  Dr. Benveniste is currently a director of Qumu Corporation.  Dr. Benveniste holds a Bachelor's degree from the University of California at Irvine and a Ph.D. in Mathematics from the University of California at Berkeley.

Executive Officers

LEIGH ANN K. EPPERSON, senior vice president, general counsel and secretary, joined us in June 2002 and assumed her current position in January 2011.  Prior to assuming her current position, she served as vice president, assistant general counsel.  Before joining us, Ms. Epperson was with Akin Gump Strauss Hauer & Feld LLP, where she practiced law from 1996 until June 2002. From 1995-1996, Ms. Epperson served as judicial clerk for the Honorable Barefoot Sanders, N.D. Texas.  Ms. Epperson holds a Bachelor's degree from Colorado State University, a Master's degree from the University of Texas at Dallas and a J.D. from the Southern Methodist University Dedman School of Law.

CHARLES L. HORN, executive vice president and chief financial officer, joined us in December 2009. From 1999 to November 2009, he served as senior vice president and chief financial officer for Builders Firstsource, Inc.  From 1994 to 1999, he served as vice president, finance and treasury, for the retail operations of Pier 1 Imports, Inc. and as executive vice president and chief financial officer of Conquest Industries from 1992 to 1994.  Mr. Horn is currently a director and the chair of the audit committee of Moody National REIT I, Inc. and Moody National REIT II, Inc.  Mr. Horn holds a Bachelor's degree in business administration from Abilene Christian University and an MBA from the University of Texas at Austin. Mr. Horn is a Certified Public Accountant in the state of Texas.

BRYAN J. KENNEDY, executive vice president and president, Epsilon, joined our wholly-owned subsidiary, Epsilon, in June 1996.  Mr. Kennedy has served as president of Epsilon since January 2009.  Prior to that, he served as chief operating officer for Epsilon since October 2001 along with various senior management and executive positions within Epsilon.  Mr. Kennedy held senior management positions with Capstead Mortgage Corporation from June 1990 to August 1994.  Mr. Kennedy holds a Bachelor's degree from Wheaton College and an MBA from Harvard Business School.

MELISA A. MILLER, executive vice president and president, Retail Credit Services, joined us in February 2006 and assumed her current position in September 2011. Prior to assuming her current position, she served as senior vice president, chief client officer. Before joining us, Ms. Miller held a similar role with Experian, and prior to that she held several positions with Experian where she gained increasing responsibility in sales and client services roles during her 22 years of service.

BRYAN A. PEARSON, executive vice president and president, LoyaltyOne, joined our wholly-owned subsidiary, LoyaltyOne, Co., in November 1992 and assumed his current position in 2006. Mr. Pearson has served as president for the AIR MILES® Reward Program since January 2015 and from March 1999 until October 2006, and prior to becoming president, he held various senior management and executive positions within the AIR MILES Reward Program.  Mr. Pearson held management positions with Alias Research Inc. from June 1991 until October 1992. Prior to that, he worked in brand marketing at Quaker Oats Company of Canada from July 1988 until June 1991. Mr. Pearson holds a BScH degree and an MBA from Queen's University.

LAURA SANTILLAN, senior vice president and chief accounting officer, joined us in February 2004 and assumed her current position in February 2010. Ms. Santillan has served in various capacities of increasing responsibility, most recently as vice president, finance since October 2007 and senior vice president, finance since December 2009. Before joining the company, she served as senior manager of reporting for Dresser, Inc. from February 2002 to February 2004 and director of financial reporting for Wyndham International, Inc. from 1997 to 2002. Prior to that, she was with Ernst & Young LLP from 1993 to 1997. Ms. Santillan holds a Bachelor's degree from Southern Methodist University and is a Certified Public Accountant in the state of Texas.

CORPORATE GOVERNANCE

Board of Directors and Committees

We are managed under the direction of our board of directors. Under our bylaws, the size of our board of directors may be between six and twelve. We currently have eight directors, including seven non-employee directors. Assuming the stockholders approve Proposal One: Election of Directors, we will continue to have eight directors, including seven non-employee directors.

In 2013, our stockholders approved an amendment to our certificate of incorporation to declassify our board of directors, and in 2015 and thereafter all directors will be elected each year and serve a one-year term.  Our board of directors presently has four regular committees, consisting of the audit committee, the compensation committee, the nominating/corporate governance committee and the executive committee. The charters for each of these committees, as well as our Corporate Governance Guidelines and our Codes of Ethics for our Senior Financial Executives, CEO, Directors and employees, are posted on our web site at http://www.alliancedata.com.

During 2014, the board of directors met eight times, the audit committee met 12 times, the compensation committee met six times and the nominating/corporate governance committee met four times.  Each of our directors attended at least 75% of the meetings of the board of directors and their respective regular committees.  It is our policy that the director nominees who are up for election at the annual meeting attend the annual meeting, and we encourage all other directors to attend the annual meeting if possible. All directors, including those up for re-election at the annual meeting, attended the 2014 annual meeting of stockholders.

Audit Committee

The audit committee currently consists of Lawrence M. Benveniste, D. Keith Cobb and Kenneth R. Jensen. Assuming the stockholders approve Proposal One: Election of Directors, the audit committee will consist of Roger H. Ballou, D. Keith Cobb and Kenneth R. Jensen. Mr. Cobb currently serves as chairman of the audit committee. The primary function of the audit committee is to assist our board of directors in fulfilling its oversight responsibilities by reviewing: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the independent registered public accounting firm's qualifications and independence; and (4) the performance of both our internal audit department and the independent registered public accounting firm. In addition, the audit committee has sole responsibility to: (1) prepare the audit committee report required by the SEC for inclusion in our annual proxy statement; (2) appoint, retain, compensate, evaluate and terminate our independent registered public accounting firm; (3) approve audit and permissible non-audit services to be performed by our independent accountant; (4) review and approve related party transactions; and (5) establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding any questionable accounting or auditing matters. The audit committee adopted and will periodically review the written charter that specifies the scope of the audit committee's responsibilities. Our audit committee members do not simultaneously serve on the audit committees of more than two other public companies. Also, as discussed under the caption "Risk Oversight Function of the Board of Directors" below, the audit committee has the primary responsibility to evaluate the risk information provided by management and to report to the full board of directors those material strategic, financial, compliance, operational and enterprise risks that the audit committee believes appropriate for review by the full board of directors.

The audit committee includes three independent members of our board of directors, as such independence is defined by applicable requirements of the New York Stock Exchange ("NYSE"), the Sarbanes-Oxley Act of 2002 and rules and regulations of the SEC. As determined by our board of directors, assuming the stockholders approve Proposal One: Election of Directors, all members of the audit committee are financially literate and audit committee financial experts, as defined by the SEC, with accounting or related financial management expertise as required by the NYSE. Each of Mr. Cobb, who currently serves as chairman of the audit committee, Mr. Ballou and Mr. Jensen is an audit committee financial expert, as defined by the SEC, because each has an understanding of generally accepted accounting principles ("GAAP") and financial statements. Each of Mr. Cobb, Mr. Ballou and Mr. Jensen has an understanding of the general application of GAAP, including the ability to assess the accounting for estimates, accruals and reserves. Each has experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities. Each of Mr. Cobb, Mr. Ballou and Mr. Jensen has an understanding of internal controls and procedures for financial reporting and an understanding of audit committee functions. Each acquired these attributes through education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions. Each has also had experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements.

Compensation Committee

The compensation committee currently consists of Bruce K. Anderson, E. Linn Draper, Jr. and Robert A. Minicucci.  Assuming the stockholders approve Proposal One: Election of Directors, the compensation committee will continue to consist of Bruce K. Anderson, E. Linn Draper, Jr. and Robert A. Minicucci. Dr. Draper currently serves as chairman of the compensation committee. The compensation committee consists of non-employee directors who are independent as defined by applicable requirements of the NYSE, the SEC, and the Internal Revenue Service.

The compensation committee's primary function is to oversee matters relating to compensation and our benefit plans.  Specifically, the compensation committee's responsibilities include, among other duties, the responsibility to: (1) annually review the compensation levels of the members of our executive committee of management; (2) set salaries for the members of our executive committee of management, and recommend such matters to the board of directors with respect to our chief executive officer; (3) determine target levels of incentive compensation and corresponding performance objectives, and recommend such matters to the board of directors with respect to our chief executive officer; (4) review and approve our compensation philosophy, programs and plans for associates generally; (5) periodically review director compensation practices and recommend to the board of directors appropriate revisions to such practices; (6) administer specific matters with respect to our equity and certain other compensation plans; and (7) review disclosure related to executive and director compensation in our proxy statements and discuss the Compensation Discussion and Analysis annually with management. For a discussion about the compensation committee's risk oversight in our compensation program design, see "Assessment of Risk in Compensation Program Design" contained in the Compensation Discussion and Analysis below.

With the assistance of an external executive compensation consultant, target compensation amounts for the members of our executive committee of management are determined by the compensation committee and, with respect to our chief executive officer, by the board of directors.  Typically, our chief executive officer makes compensation recommendations to the compensation committee with respect to the other members of our executive committee of management.  The compensation committee may accept or adjust the chief executive officer's recommendations in its sole discretion and also makes a recommendation regarding the chief executive officer's compensation to the full board of directors.  The chief executive officer does not make any recommendations to the compensation committee or to the board of directors relating to performance measures, targets or similar items that affect his own compensation.  Moreover, the chief executive officer excuses himself from any discussions of his own compensation during board of directors and compensation committee meetings.  Material changes to pay levels for individuals are typically made only upon a significant change in job responsibilities.

The compensation committee sets the total direct compensation targets for the members of our executive committee of management immediately prior to the beginning of each year.  This timing allows us to consider the performance of the company and each potential recipient in the prior year, as well as expectations for the upcoming year. Performance-based non-equity incentive compensation and long-term equity incentive compensation are awarded as early as practicable in the year, contingent upon the availability of the prior year's financial results, in order to maximize the time period over which the applicable performance incentives apply.  Consistent with our practice of granting equity-based awards for new hires, promotions and associates that have joined the company as a result of a merger or acquisition on a date certain each month (currently the 15th and formerly the 21st of each month), with long-term equity incentive compensation awards for executive officers made on February 15 (or if February 15 falls on a weekend or holiday, the next business day) of each year, or such other pre-determined date following release of the company's earnings for the prior fiscal year as is appropriate.  In the event there exists material information that we have not yet disclosed, the compensation committee may delay or defer the grant of any equity-based awards until all disclosures are current.

The compensation committee has the authority to delegate certain of its responsibilities under our compensation and benefits plans.  Under our compensation plans, the compensation committee generally may delegate administrative functions to members of management and may delegate other responsibilities under the plans to the extent permitted by applicable law. The compensation committee generally may not delegate (1) responsibilities with regard to participants subject to Section 16 of the Securities Exchange Act of 1934, as amended; (2) the responsibility to certify the satisfaction of applicable performance objectives set under the plans; or (3) responsibilities with regard to the compensation practices of the company.

In 2014, the compensation committee directly engaged the assistance of an external executive compensation consultant, Meridian Compensation Partners, LLC ("Meridian"). Meridian was selected as the advisor to the compensation committee based on industry knowledge and their overall breadth of experience in advising on matters of executive compensation. The compensation committee has considered and assessed all relevant factors, including, but not limited to, those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended, that could give rise to a potential conflict of interest with respect to Meridian. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Meridian. In particular, Meridian assisted the compensation committee in 2014 with competitive market analysis, peer assessment, consultation and review of compensation policies and practices.

Compensation Committee Interlocks and Insider Participation

Our compensation committee is currently composed of Messrs. Anderson, Draper and Minicucci, who are non-employee directors.  No member of the compensation committee is or has ever been one of our officers or employees.  No interlocking relationship exists between our executive officers or the members of our compensation committee and the board of directors or compensation committee of any other company.

Nominating/Corporate Governance Committee

The nominating/corporate governance committee currently consists of Roger H. Ballou, D. Keith Cobb and Robert A. Minicucci.  Assuming the stockholders approve Proposal One: Election of Directors, the nominating/corporate governance committee will consist of Roger H. Ballou, Robert A. Minicucci and Laurie A. Tucker. Mr. Ballou currently serves as chairman of the nominating/corporate governance committee. The primary functions of the nominating/corporate governance committee are to: (1) assist the board of directors by identifying individuals qualified to become board members and to recommend to the board of directors the director nominees for the next annual meeting of stockholders (or to fill vacancies); (2) recommend to the board of directors the director nominees for each committee; (3) develop and recommend to the board of directors a set of corporate governance principles applicable to us and to re-evaluate these principles on an annual basis; and (4) lead the board of directors in its annual review of both the board of directors' performance and the Corporate Governance Guidelines. The nominating/corporate governance committee develops criteria for the selection of directors, including procedures for reviewing potential nominees proposed by stockholders. The nominating/corporate governance committee reviews with the board of directors the desired experience, mix of skills and other qualities, including diversity of race/ethnicity and gender, to assure appropriate board of directors composition, taking into account the current directors and the specific needs of our company and the board of directors. The nominating/corporate governance committee also reviews and monitors the size and composition of the board of directors and its committees to ensure that the requisite number of directors are "independent directors," "non-employee directors" and "outside directors" within the meaning of any rules and laws applicable to us. The members of the nominating/corporate governance committee are independent as defined by applicable requirements of the NYSE and rules and regulations of the SEC.

How does the board of directors identify candidates for nomination to the board of directors?

The nominating/corporate governance committee identifies nominees by first evaluating the current members of our board of directors willing to continue in service. Current members of our board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining relevant new skills, experience or perspective. The nominating/corporate governance committee has two primary methods, other than those proposed by our stockholders, as discussed below, for identifying new candidates for possible inclusion in our recommended slate of director nominees. First, on a periodic basis, the nominating/corporate governance committee solicits ideas for possible candidates from a number of sources — members of our board of directors, individuals personally known to either our senior level executives or the members of the board of directors, and research, including database or Internet searches.

Second, the nominating/corporate governance committee may from time to time use its authority under its charter to retain, at our expense, one or more third-party search firms to identify candidates. If the nominating/corporate governance committee retains one or more search firms, they may be asked to identify possible candidates who meet the minimum and desired qualifications, to interview and screen such candidates (including conducting appropriate background and reference checks), to act as a liaison among the board of directors, the nominating/corporate governance committee and each candidate during the screening and evaluation process, and thereafter to be available for consultation as needed by the nominating/corporate governance committee.

In addition to the methods described above, any of our stockholders entitled to vote for the election of directors may nominate one or more persons for election to our board of directors at an annual meeting of stockholders if the stockholder complies with the nomination requirements set forth in our bylaws and any applicable rules and regulations of the SEC. For consideration at our 2016 annual meeting, such nominations must be made by notice in writing and received by our Corporate Secretary no sooner than February 4, 2016 and no later than March 5, 2016. Such nominations will not be included in the proxy statement and form of proxy distributed by the board of directors. Each such notice must comply with the requirements set forth in our bylaws. In addition, a stockholder who wishes to recommend a prospective nominee for our nominating/corporate governance committee to consider for election to our board of directors may notify our Corporate Secretary as set forth below in writing with whatever supporting material the stockholder considers appropriate. Nominations and recommendations should be addressed to: Leigh Ann K. Epperson, Corporate Secretary, Alliance Data Systems Corporation, 7500 Dallas Parkway, Suite 700, Plano, Texas 75024.

How does the board of directors evaluate candidates for nomination to the board of directors?

The nominating/corporate governance committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. Once the nominating/corporate governance committee has identified a candidate, the nominating/corporate governance committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on information provided to the nominating/corporate governance committee with the recommendation of the candidate, as well as the nominating/corporate governance committee's own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional board members to fill vacancies or expand the size of the board of directors and the likelihood that the candidate can satisfy the minimum and desired qualifications set forth in the Corporate Governance Guidelines, as posted on our web site at http://www.alliancedata.com, as well as the applicable qualification requirements of the NYSE and the SEC. There are no firm prerequisites to qualify as a candidate for our board of directors, but we seek a diverse group of candidates who possess the requisite background, knowledge, experience, expertise and time, as well as, where appropriate, diversity with respect to race/ethnicity and gender, that would strengthen and increase the diversity, skills and qualifications of the board of directors. We seek director candidates with time to make a significant contribution to the board of directors, to our company, and to our stockholders. Each member of our board of directors is expected to ensure that other existing and planned future commitments do not materially interfere with his or her service as a director. Directors are expected to attend meetings of the board of directors and the board committees on which they serve and to spend the time needed to prepare for meetings. If the nominating/corporate governance committee determines, in consultation with the chairman of the board of directors and other board members as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the candidate's background and experience and to report its findings to the nominating/corporate governance committee.

The nominating/corporate governance committee also considers such other relevant factors as it deems appropriate, including the current composition of the board of directors, the balance of management and independent directors and the need for audit committee expertise. In connection with this evaluation, the nominating/corporate governance committee determines whether to interview the candidate, and if warranted, one or more members of the nominating/corporate governance committee, and others as appropriate, will interview candidates in person or by telephone. After completing this evaluation and interview, and the evaluations of other candidates, the nominating/corporate governance committee makes a recommendation to the full board of directors as to the persons who should be nominated by the board of directors, and the board of directors determines the nominees to be recommended to our stockholders after considering the recommendation and report of the nominating/corporate governance committee.

The nominating/corporate governance committee evaluated and recommended to our full board of directors, and our board of directors approved, the director nominees submitted for election at the 2015 annual meeting of our stockholders. The nominating/corporate governance committee and the board determined that each nominee brings a strong and unique background and set of skills to our board of directors, enhancing, as a whole, our board of directors' competence and experience in a variety of areas, including executive management and board service, internal controls and corporate governance, an understanding of industries in which we operate, as well as risk assessment and management. Specifically, in nominating these eight directors for election at the 2015 annual meeting of our stockholders, the nominating/corporate governance committee and our board of directors considered such directors' past service on our board of directors, as applicable, and its committees and the information discussed in each of such directors' individual biographies set forth above.  Our board of directors unanimously recommends that our stockholders vote in favor of each of these director nominees.

Executive Committee

The executive committee currently consists of Roger H. Ballou, Edward J. Heffernan, Kenneth R. Jensen and Robert A. Minicucci. The executive committee has the authority to approve acquisitions, divestitures, capital expenditures and leases that were not included in the budget approved by the board of directors, with a total cost of up to $20 million, provided that prior notice of all acquisitions is given to the full board of directors. The executive committee met once during 2014.

Executive Session

We regularly conclude our board of directors' meetings with executive sessions. First, the chief executive officer leads the board of directors in a director-only executive session. After the chief executive officer leaves the meeting, Mr. Minicucci, the chairman of the board, then leads the non-management members of the board of directors in an executive session. Each committee meeting also concludes, at the election of such committee members, with an executive session.

Board of Directors Leadership Structure

From shortly after our inception in 1996 until December 2009, our leadership structure was headed by our then current chief executive officer as both chairman of the board and chief executive officer.  Consistent with best practices for corporate governance, the board of directors amended our bylaws, effective as of December 10, 2009, to allow for a non-executive chairman of the board as elected from among the directors. On that date, the board elected Mr. Robert A. Minicucci to serve as non-executive chairman of the board. Mr. Minicucci has been a board member since our inception and had served in the lead director capacity since 2002.  We believe this leadership structure permits the chairman of the board to focus on the long-term strategic direction of the company while permitting the chief executive officer to concentrate on day-to-day operation and management of the company.

Risk Oversight Function of the Board of Directors

Management is responsible for the day-to-day handling of risks our company faces, while our board of directors, as a whole and through its committees, has overall responsibility for the oversight of risk management. The audit committee of the board of directors has the primary responsibility to oversee the company's enterprise risk framework, to evaluate the risk information provided by management and the risk management group and to report to the full board of directors those material risks appropriate for escalation that might adversely affect the achievement of our strategic, financial, compliance, operational and enterprise objectives. Our risk management group consists of core risk personnel, as well as dedicated personnel within each business segment. Collectively, this group works with the segment business leaders to identify, assess, respond to and monitor internal and external risks.

Further, consideration is given to interrelated risks and emerging risk themes across the enterprise to provide an integrated risk view and enhanced reporting to the audit committee regarding key risks faced by the enterprise and highlighting those critical risks that may be appropriate for deeper review by the board of directors, based on a combination of the likelihood of occurrence of the risk, the potential impact of the risk and the presence of mitigating controls. This summary is provided to the audit committee and the board of directors and reviewed in-depth with the audit committee at least semi-annually.  In addition, the board of directors is informed of each committee's risk oversight and related activities through regular oral reports from each committee chair and committee meeting minutes are available for review by any director.  Finally, on at least an annual basis, our board of directors reviews our long-term strategic plans, including discussion of strategic, operational and competitive risks.

For a discussion about risk oversight in our compensation program design, see "Assessment of Risk in Compensation Program Design" contained in Compensation Discussion and Analysis below.

Communications with the Board of Directors

We welcome and encourage stockholder communication with the board of directors.  The board of directors provides a process for stockholders and interested parties to send communications to the board of directors or any individual director. Stockholders and interested parties may forward communications to the board of directors or any individual director through the Corporate Secretary. Communications should be addressed to Leigh Ann K. Epperson, Corporate Secretary, Alliance Data Systems Corporation, 7500 Dallas Parkway, Suite 700, Plano, Texas 75024. All communications will be compiled by the office of the Corporate Secretary and submitted to the board of directors or the individual directors on a periodic basis. Stockholders and interested parties may also submit questions or comments, on an anonymous basis if desired, to the board of directors through our Ethics and Compliance Hotline at (877) 217-6218. Concerns relating to accounting, internal control over financial reporting or auditing matters will be brought to the attention of the audit committee and handled in accordance with our procedures with respect to such matters.

Director Independence

We have adopted general standards for determination of director independence that are consistent with the NYSE listing standards. For a director to be deemed independent, the board of directors must affirmatively determine that the director has no material relationship with us or our affiliates or any member of our senior management or his or her affiliates. This determination is disclosed in the proxy statement for each annual meeting of our stockholders. In making this determination, the board of directors applies the following standards:

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A director who is an employee, or whose immediate family member is an executive officer, of our company may not be deemed independent until three years after the end of such employment relationship. Employment as an interim chairman or chief executive officer or other executive officer will not disqualify a director from being considered independent following that employment.

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A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from our company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent until three years after he or she ceases to receive more than $120,000 in compensation. Compensation received by a director for former service as an interim chairman, chief executive officer or other executive officer and compensation received by an immediate family member for service as a non-executive employee for us will not be considered in determining independence under this test.

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A director: (1) who is a current partner, or whose immediate family member is a current partner, of a firm that is our company's internal or external auditor; (2) who is a current employee of such a firm; (3) who has an immediate family member who is a current employee of such a firm and who personally works on our company's audit; or (4) who was, or whose immediate family member was, a partner or employee of such firm and personally worked on our company's audit may not be deemed independent until three years after the end of the affiliation or the employment or auditing relationship.

•
A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our current executive officers serve on that company's compensation committee may not be deemed independent until three years after the end of such service or the employment relationship.

•
A director who is an executive officer, general partner or employee, or whose immediate family member is an executive officer or general partner, of an entity that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other entity's consolidated gross revenues, may not be deemed independent until three years after falling below that threshold.

•
For relationships not covered by the guidelines above, the determination of whether the relationship is material and, therefore, whether the director would be independent, is made by the board of directors. The board of directors annually reviews the independence of its non-employee directors. Directors have an affirmative obligation to inform the board of directors of any material changes in their circumstances or relationships that may impact their designation as "independent."

The board of directors undertook a review of director independence and considered transactions and relationships between each of the nominees (including their immediate family members) and directors (including their immediate family members), and us (including our subsidiaries and our senior management). As a result of this review, the board of directors affirmatively determined that, as of the record date for the 2015 annual meeting, none of Messrs. Anderson, Ballou, Cobb, Draper, Jensen or Minicucci nor Ms. Tucker has a material relationship with us and, therefore, each is independent as defined by the rules and regulations of the SEC, the listing standards of the NYSE and Internal Revenue Code ("IRC") Section 162(m).

Code of Ethics

We have adopted codes of ethics that apply to our chief executive officer, chief financial officer, financial executives, board of directors and employees. The Alliance Data Systems Code of Ethics for Senior Financial Executives and CEO, the Code of Ethics for members of the board of directors and the Code of Ethics for employees are posted on our web site, found at http://www.alliancedata.com; we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to or waiver from a provision of this code of ethics, if any, by posting such information on our web site.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policy

It is our policy not to enter into any "related party transaction" unless the audit committee approves such transaction in accordance with our written related party transaction policy, or the transaction is approved by a majority of disinterested directors of the company.  The board of directors has determined that the audit committee is best suited to review and approve related party transactions, although the board of directors may instead determine that a particular related party transaction be reviewed and approved by a majority of disinterested directors.  The audit committee annually reviews and assesses the adequacy of the related party transaction policy and recommends any appropriate changes to the board of directors.

No member of the audit committee shall participate in the review or approval of any related party transaction with respect to which such member is a related party.  In reviewing and approving any related party transaction, the audit committee shall:

•	satisfy itself that it has been fully informed as to the material facts of the related party's relationship and interest and as to the material facts of the proposed related party transaction; and
•	determine that the related party transaction is fair to the company.

For these purposes, a related party is: (1) any person who is, or at any time since the beginning of the company's current fiscal year was, an "executive officer" of the company (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended, and Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended); (2) any person who is, or at any time since the beginning of the company's current fiscal year was, a director of the company or a nominee for director of the company; (3) a person (including an entity or group) known to the company to be the beneficial owner of more than 5% of any class of the company's voting securities; (4) an individual who is an "immediate family member" (including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law)  of a person listed in 1, 2, or 3 above; (5) an entity that is, directly or indirectly, owned or controlled by a person listed in 1, 2, 3, or 4 above; (6) an entity in which a person listed in 1, 2, 3 or 4 above serves as an executive officer or principal or in a similar position, or in the case of a partnership, serves as a general partner or holds any position other than that of a limited partner; (7) an entity in which a person listed in 1, 2, 3 or 4 above, together with all other persons specified in 1, 2, 3 and 4 above, owns 10% or more of the equity interest, or in the case of a partnership, 10% or more of the partnership interest; or (8) an entity at which a person listed in 1, 2, 3 or 4 above is employed if (a) the person is directly involved in the negotiation of the related party transaction or will have or share primary responsibility at such entity for the performance of the related party transaction, or (b) the person's compensation from the entity is directly tied to the related party transaction.

A related party transaction includes any transaction (including any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness)), or series of related transactions, or any material amendment to any such transaction, involving a related party and in which the company, or any of its subsidiaries, is a participant, other than: (1) a transaction involving compensation of directors (the procedures for the review and approval of such transactions have been set forth in the charter of the compensation committee of the board of directors); (2) a transaction involving compensation of an executive officer or involving an employment agreement, severance arrangement, change in control provision or agreement or special supplemental benefit of an executive officer (the procedures for the review and approval of such transactions have been set forth in the charter of the compensation committee of the board of directors); (3) a transaction with a related party involving less than $120,000; (4) a transaction in which the interest of the related party arises solely from the ownership of a class of the company's equity securities and all holders of that class receive the same benefit on a pro rata basis; (5) a transaction in which the rates or charges involved therein are determined by competitive bids, or a transaction that involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; or (6) a transaction that involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

At each audit committee meeting, management shall recommend any proposed related party transactions, if applicable, to be entered into by the company.  After review, the audit committee shall approve or disapprove such transactions and at each subsequently scheduled meeting, management shall update the audit committee as to any material change to those approved transactions.  The audit committee shall establish such guidelines as it determines are necessary or appropriate for management to follow in its dealings with related parties in related party transactions.

All related party transactions of which management is aware are required to be disclosed to the audit committee.  If management becomes aware of a proposed related party transaction or an existing related party transaction that has not been pre-approved by the audit committee, management is required to promptly notify the chairman of the audit committee and such transactions shall be submitted to the audit committee for its review, consideration and determination of whether to approve or ratify, as applicable, such transaction if the audit committee determines it is fair to the company.  If management, in consultation with the company's chief executive officer or chief financial officer, determines that it is not practicable to wait until the next audit committee meeting, the chairman of the audit committee has the delegated authority during the period between audit committee meetings, to review, consider and determine whether any such transaction is fair to the company and whether the transaction should be approved, or ratified, as the case may be.  The chairman of the audit committee shall report to the audit committee any transactions reviewed by him or her pursuant to this delegated authority at the next audit committee meeting.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report has been furnished by the current members of the compensation committee.

E. Linn Draper, Jr., Chair
Bruce K. Anderson
Robert A. Minicucci

COMPENSATION DISCUSSION AND ANALYSIS

Overview

We consider our total executive compensation package integral to our ability to grow and improve our business. By design, we have tailored, with the guidance of external compensation consultants, a mix of compensation elements unique to our business.  Our total program, assuming sustained above industry-average performance, is designed to reward executive officers at competitive levels. However, the total program is also structured to significantly reduce rewards for performance below expectations.  The compensation committee believes that this design will attract, retain, and motivate executive officers with the quality and profile required to successfully lead the company and each of its segments in our highly competitive and evolving industries. The compensation committee further believes that this design does not create risks that are reasonably likely to have a material adverse effect on Alliance Data as discussed in more detail below.

Executive Officers

Our compensation committee, and with respect to the chief executive officer, the board of directors, annually approves compensation for our named executive officers, which for 2014 included Edward J. Heffernan, Charles L. Horn, Bryan J. Kennedy, Melisa A. Miller and Bryan A. Pearson. In determining appropriate compensation for these executive officers, the compensation committee uses the philosophies and methodologies described in this Compensation Discussion and Analysis.

Objectives of Compensation

The objectives of our compensation program are to retain our executive officers, to reward our executive officers for meeting our growth and profitability objectives and to align the interests of our executive officers with those of our stockholders. The total direct compensation in 2014 for our executive officers was a combination of three components:

•	base salary;
•	annual performance-based non-equity incentive compensation; and
•	periodic (typically annual) awards of long-term equity incentive compensation, which may be subject to either performance-based or time-based vesting provisions, or both.

We use each component of compensation to satisfy one or more of our compensation objectives.  The compensation committee places a significant portion of the overall target compensation for our executive officers "at risk" in the form of performance-based non-equity incentive compensation and long-term equity incentive compensation, without encouraging excessive or unnecessary risk taking.  According to the survey results provided by our external executive compensation consultant, our target percentage of executive compensation "at risk" for 2014 was consistent with our proxy peer group.

Retention

We believe that continuity in our executive leadership is critical to our long-term success.  To encourage executive retention and foster a focus on long-term results, the vast majority of the long-term equity incentive compensation granted to our executive officers are subject to multi-year vesting schedules.  In addition, the compensation committee has occasionally granted special retention awards designed to encourage retention of our executive officers.  Further details of these compensation practices are included below under the caption "Elements of Compensation."

Pay for Performance

Historically, we have tracked metrics such as revenue growth, adjusted EBITDA growth, core earnings per share ("core EPS") growth and income before income taxes ("EBT") growth.  The compensation committee selects target performance measures for performance-based non-equity incentive compensation and long-term equity incentive compensation that it believes are integral to achievement of these and other growth and profitability objectives.  Performance-based non-equity incentive compensation and performance-based long-term equity incentive compensation generally pay out or vest only upon achievement of a threshold performance target.  Further details of these compensation practices are included below under the caption "Elements of Compensation."

Assessment of Risk in Compensation Program Design

In connection with fulfilling its responsibilities, the compensation committee reviewed the design of our compensation program for both our executive officers and other officers and key contributors who receive performance-based non-equity incentive compensation and performance-based long-term equity incentive compensation and assessed the potential for our compensation program to encourage excessive risk taking. The compensation committee considered the following characteristics of our compensation program, among others: (1) a balance of both short- and long-term performance-based incentive compensation; (2) a balance within equity incentive compensation of both time-based restricted stock units and performance-based restricted stock units, some of which may also be subject to further time-based vesting restrictions; (3) the use of multiple performance metrics in incentive compensation, including the use of both consolidated and segment-specific performance measures; (4) the definition of performance metrics at the beginning of the performance period; (5) inclusion of maximum payout limitations under our 2010 Omnibus Incentive Plan; (6) stock ownership guidelines applicable to certain key executives that were first implemented in 2006 and are monitored annually for compliance; (7) standardized equity grant procedures; (8) ability of the compensation committee to apply negative discretion in determining the payouts for incentive compensation; and (9) clawback provisions contained in various executive compensation plans and agreements. As a result of this review, the compensation committee believes that the design of our compensation program provides multiple, effective safeguards against and does not promote unnecessary or excessive risk taking that is reasonably likely to have a material adverse effect on Alliance Data.

Alignment with Stockholders

We believe that our directors and executive officers should maintain at least a minimum position in our common stock so that their interests are aligned with those of our stockholders.  First implemented in 2006, our stock ownership guidelines require our chief executive officer to maintain an investment position in our common stock equal to five times his or her base salary; our chief financial officer and each of our other named executive officers listed here to maintain an investment position in our common stock equal to three times their base salary; and our non-employee directors to maintain an investment position in our common stock equal to five times their annual cash compensation.  These investment positions must be met within five years from the January 1st following the time a director or executive officer first becomes subject to the stock ownership guidelines.  The following table shows the stock ownership levels at April 6, 2015 of our chief executive officer, chief financial officer and three other most highly compensated executive officers (our "NEOs"):

Name	Title	Stock Ownership Position(1)
Edward J. Heffernan	President and Chief Executive Officer	49 times base salary
Charles L. Horn	Executive Vice President and Chief Financial Officer	6 times base salary
Bryan J. Kennedy	Executive Vice President and President, Epsilon	50 times base salary
Melisa A. Miller	Executive Vice President and President, Retail Credit Services	9 times base salary
Bryan A. Pearson	Executive Vice President and President, LoyaltyOne	52 times base salary

(1)
The share price used for ownership calculations is calibrated periodically under our stock ownership guidelines.  The 12-month average fair market value of our common stock as of December 31, 2014, the last date on which we calibrated the stock price used to determine the retained value required by the stock ownership guidelines, was $265.41 and is the basis for the stock ownership positions shown in this table.

In addition to our stock ownership guidelines for our directors and executive officers, we have also built stock ownership restrictions into the grants made to the non-employee directors since 2008, with each grant of restricted stock units containing restrictions that lapse on the earlier of 10 years from the date of grant or upon termination of the director's service on our board of directors.

2014 "Say-on-Pay" Advisory Vote on Executive Compensation

We provided stockholders a "say-on-pay" advisory vote on the compensation of our named executive officers in 2014 and will continue to provide an annual advisory vote on executive compensation through our next stockholder advisory vote regarding the frequency of holding advisory votes on executive compensation, which will be no later than our annual meeting of stockholders in 2017.  At our 2014 annual meeting of stockholders, stockholders expressed substantial support at 97.0% approval for the compensation of our named executive officers.  The compensation committee evaluated the results of the 2014 "say-on-pay" advisory vote together with the other factors discussed in this Compensation Discussion & Analysis, including the committee's assessment of retention of executives, alignment of performance targets with growth and profitability objectives, evaluation of our executive compensation program by external consultants with respect to pay practices of our proxy peer companies, each of which is evaluated in the context of the committee's fiduciary duty to act as such directors determine is in the best interests of our stockholders.  Based on its analysis, the compensation committee did not make any changes to the executive compensation program or policies as a direct result of the 2014 "say-on-pay" advisory vote.

Competitive Considerations

In determining appropriate levels of compensation, the compensation committee considers the competitive market for talent and compensation levels provided by comparable companies to minimize significant differences that could negatively impact our ability to attract and retain exceptional executive officers.  In 2014, the compensation committee directly engaged the assistance of an external executive compensation consultant, Meridian. Meridian was selected as the advisor to the compensation committee based on industry knowledge and their overall breadth of experience in advising on matters of executive compensation. The compensation committee has considered and assessed all relevant factors, including, but not limited to, those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended, that could give rise to a potential conflict of interest with respect to Meridian. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Meridian. In particular, Meridian assisted the compensation committee in 2014 with competitive market analysis, peer assessment, consultation and review of compensation policies and practices.

For 2014, the companies comprising the proxy peer group included:

Company Name	Symbol	Market Cap ($B)	Market Cap Date	Fiscal 2014 Revenue ($M)
American Express Company	AXP	79.6	02/13/2015	9,512
Discover Financial Services	DFS	27.1	02/20/2015	9,611
WPP plc	WPP.L	20.0	03/27/2015	17,252
Fiserv, Inc.	FISV	18.8	02/13/2015	5,066
Omnicom Group Inc.	OMC	17.8	01/30/2015	15,318
Fidelity National Information Services, Inc.	FIS	17.7	01/31/2015	6,414
Alliance Data Systems Corporation	ADS	17.6	02/23/2015	5,303
Nielsen N.V.	NLSN	16.1	01/31/2015	6,288
Experian plc	EXPN.L	11.0	03/27/2015	4,772
Equifax Inc.	EFX	10.1	01/31/2015	2,436
The Interpublic Group of Companies, Inc.	IPG	9.1	02/13/2015	7,537
Total System Services, Inc.	TSS	6.9	02/18/2015	635
Global Payments Inc.	GPN	5.3	01/05/2015	2,554
The Dun & Bradstreet Corporation	DNB	4.1	01/30/2015	1,682
Acxiom Corporation	ACXM	1.5	02/03/2015	806

Meridian reviewed the compensation practices at the proxy peer companies identified above, with whom we compete for business and talent. This approach provides us with a balanced perspective, reflecting industry, performance and company size considerations as they affect executive pay. Meridian collected, analyzed and presented comprehensive market data, including base salary and target short- and long-term incentive amounts, for each member of our executive committee of management, including our NEOs, from both published proxy data and proprietary data sources.

Market data provides an important benchmark by indicating what an executive could expect to earn at a comparable company and what we might expect to pay if we should have to recruit and compete for outside executive talent. However, market data is only one factor that the compensation committee considers in assessing the reasonableness of compensation provided to our NEOs. The compensation committee also considers other relevant factors, including an incumbent's experience, breadth of knowledge, talent supply and demand that may be industry or application specific, cost constraints, internal compensation equity considerations, company performance, individual performance, expected future contributions, prior compensation and retention risk for each NEO.

Based on publicly available data in December 2013 when these compensation determinations were made, our market capitalization and annual revenue were between the 25th and 50th percentiles for this proxy peer group, while our one-, three- and five-year total stockholder return were in the top quartile in this proxy peer group.

When conducting the market review, the compensation committee reviews each component of compensation in relation to certain percentiles of those companies surveyed.  For our NEOs, base salaries and total cash compensation (base salary plus target performance-based non-equity incentive compensation) generally fall between the 25th and 50th percentile, while total direct compensation (base salary plus target performance-based non-equity incentive compensation plus target long-term equity incentive compensation) generally fall near the 50th percentile.  We believe compensation at this level, vis-à-vis the companies surveyed, is appropriate given our performance record; actual performance above or below each of the established targets for our performance-based non-equity incentive compensation and long-term equity incentive compensation results in actual compensation that may be higher or lower than these percentiles.

Elements of Executive Compensation
66.3%
20.2%
13.5%
62.7%
18.6%
18.6%
2014 CEO Target
(Performance Based: 73%)
2014 Other NEOs Target
(Performance Based: 69%)
Base Salary
Non Equity Incentive (100% at risk)
Long Term Equity (80% at risk)

Elements of Compensation

Base Salary

While a large portion of our NEOs and other executive officers' compensation is contingent upon meeting specified performance targets, we pay our executive officers a base salary as fixed compensation for their time, efforts and commitments throughout the year. To aid in attracting and retaining qualified executive officers, the compensation committee seeks to keep base salary competitive. In determining the appropriate base salary, the compensation committee also considers, among other factors, the nature and responsibility of the position and, to the extent available, salary norms for persons in comparable positions at our proxy peer companies; the expertise of the individual; and the competitiveness in the market for the executive officer's services. In 2014, the base salary for our NEOs fell below the 50th percentile of our proxy peer companies, as described above.

Annual Performance-Based Non-Equity Incentive Compensation

For 2014, performance-based non-equity incentive compensation was paid to our NEOs pursuant to the 2010 Omnibus Incentive Plan. The purpose of performance-based non-equity incentive compensation is to provide an incentive to our NEOs and other executive officers to contribute to our annual growth and profitability objectives, to retain such executive officers and, where possible, to qualify for tax deductibility under IRC Section 162(m).  The 2010 Omnibus Incentive Plan focuses on matching rewards with results and encourages executive officers to make significant contributions toward our financial results by providing a basic reward for reaching threshold expectations, plus an upside for reaching our aspirational goals.  Typically, base salary plus target performance-based non-equity incentive compensation, or total cash compensation, for our NEOs falls between the 25th and 50th percentile of our proxy peer companies, as described above.

Terms of Awards

Each NEO has a target payout amount that approximates a percentage of his or her annualized base salary.  Guided by our annual growth and profitability objectives, the payout of performance-based non-equity incentive plan compensation for our NEOs is generally contingent upon meeting segment-specific and/or corporate targets, which in 2014 were based on revenue and EBT at the consolidated level, as well as segment-specific revenue and EBT for each segment.  As discussed above, the compensation committee does not believe that the targets set for each of these metrics promotes unnecessary or excessive risk taking that is reasonably likely to have a material adverse effect on Alliance Data.

The compensation committee set the performance targets for consolidated and segment revenue and EBT related to payout of our performance-based non-equity incentive compensation at the beginning of 2014 based on certain assumptions about our performance and subject to adjustment for certain defined factors. In determining the payout for the performance-based non-equity incentive compensation, the compensation committee exercised its discretion to adjust our reported consolidated, Epsilon and LoyaltyOne segment revenue and EBT for certain factors, including: (1) inclusion or exclusion of certain foreign currency exchange translation detriments or benefits; (2) adjustments related to the interest expense attributable to our share repurchase program during 2014; (3) inclusion of revenue attributable to our minority ownership in CBSM-Companhia Brasileira De Services De Marketing ("CBSM"), which operates the dotz coalition loyalty program in Brazil; (4) exclusion of revenue and EBT attributable to the 40% non-controlling interest in Brand Loyalty Group B.V. ("BrandLoyalty"); (5) exclusion of certain Conversant, Inc. ("Conversant") acquisition costs; and (6) exclusion of the earn-out obligation associated with the BrandLoyalty acquisition.  The addition of CBSM's revenue permitted measurement against the performance targets that also included a CBSM revenue component. Adjusting for the first two factors altered the resultant payout level from 128.0% to 135.5% for consolidated EBT, from 106.0% to 109.0% for consolidated revenue, from 120.7% to 126.8% for Corporate, from 95.2% to 96.7% for LoyaltyOne, from 46.3% to 47.8% for Epsilon and from 137.7% to 139.2% for Private Label Services and Credit.

The following tables set forth the individual calculations for the non-equity incentive plan compensation payouts for the 2014 performance year for each of our NEOs.  The non-equity incentive plan compensation for each of Edward J. Heffernan and Charles L. Horn was based on the consolidated performance targets and weightings set forth in the first table below; Melisa A. Miller's non-equity incentive plan compensation was based on a combination of consolidated and Private Label Services and Credit performance targets and weightings set forth in the second table below; Bryan J. Kennedy's non-equity incentive plan compensation was based on a combination of consolidated and Epsilon performance targets and weightings set forth in the third table below; and Bryan A. Pearson's non-equity incentive plan compensation was based on a combination of consolidated and LoyaltyOne performance targets and weightings set forth in the fourth table below.  For each performance target, payout is determined on a fixed scale, ranging from 30-50% payout when a minimum 90-93% of the target is met, 100% payout when 100% of the target is met and a maximum 200% payout when the target is exceeded at 115-120% or more for each of the metrics set forth in the various tables below.  Establishing a maximum payout amount under our non-equity incentive plan helps deter excessive risk taking, while having a minimum payout amount that can be earned at a defined performance threshold encourages goal attainment. No payout is made for performance below the minimum threshold.

2014 Consolidated Performance for the Non-Equity Incentive Plan

Components	Target Performance	Weighting	Performance	Achievement Level	Payout Level	Weighted Payout Level
Consolidated EBT	$894,000,000	67.0%	$957,600,000	107.1%	135.5%	90.8%
Consolidated Revenue	$5,023,000,000	33.0%	$5,114,900,000	101.8%	109.0%	36.0%
Total:		100.0%				126.8%

2014 Private Label Services and Credit Performance for the Non-Equity Incentive Plan

Components	Target Performance	Weighting	Performance	Achievement Level	Payout Level	Weighted Payout Level
Consolidated EBT	$894,000,000	20.0%	$957,600,000	107.1%	135.5%	27.1%
Private Label Services and Credit Revenue	$2,272,000,000	20.0%	$2,395,100,000	105.4%	127.0%	25.4%
Private Label Services and Credit EBT	$782,000,000	60.0%	$851,800,000	108.9%	144.5%	86.7%
Total:		100.0%				139.2%

2014 Epsilon Performance for the Non-Equity Incentive Plan

Components	Target Performance	Weighting	Performance	Achievement Level	Payout Level	Weighted Payout Level
Consolidated EBT	$894,000,000	20.0%	$957,600,000	107.1%	135.5%	27.1%
Epsilon Revenue	$1,470,000,000	20.0%	$1,476,900,000	100.5%	103.5%	20.7%
Epsilon EBT	$146,000,000	60.0%	$124,000,000	84.9%	0.0%	0.0%
Total:		100.0%				47.8%

2014 LoyaltyOne Performance for the Non-Equity Incentive Plan

Components	Target Performance	Weighting	Performance	Achievement Level	Payout Level	Weighted Payout Level
Consolidated EBT	$894,000,000	20.0%	$957,600,000	107.1%	135.5%	27.1%
LoyaltyOne Revenue	$1,297,000,000	20.0%	$1,264,300,000	97.5%	75.0%	15.0%
LoyaltyOne EBT	$235,000,000	60.0%	$230,700,000	98.2%	91.0%	54.6%
Total:		100.0%				96.7%

The target non-equity incentive plan compensation for each of Edward J. Heffernan, Charles L. Horn, Bryan J. Kennedy, Melisa A. Miller and Bryan A. Pearson is set forth in the first column of the following table and represents approximately 150%, 100%, 100%, 100% and 100% of their respective base salaries.  The actual non-equity incentive plan payouts, prior to the exercise of discretion to increase or decrease such payouts by the chief executive officer or board of directors that are discussed below, are set forth in the final column of the following table.

	Target Non-Equity Incentive Plan Compensation	Weighted Payout	Achieved Non-Equity Incentive Plan Compensation
Edward J. Heffernan	$1,622,250	126.8%	$2,057,013
Charles L. Horn	$580,000	126.8%	$735,440
Bryan J. Kennedy	$565,000	47.8%	$270,070
Melisa A. Miller	$540,000	139.2%	$751,680
Bryan A. Pearson(1)	$575,000	96.7%	$556,025

(1) Amounts for Mr. Pearson are shown in Canadian Dollars; in the Summary Compensation Table and the Grants of Plan-Based Awards Table, this amount was converted to U.S. Dollars using the prevailing exchange rate as of the last business day of 2014 of .8605 U.S. Dollars per Canadian Dollar.

The compensation committee feels that revenue and EBT performance measures are integral to achievement of our long-term growth and profitability objectives.  However, when making awards, the compensation committee has discretion to select from numerous performance measures and may employ those performance measures it deems most appropriate for a given year.  The selected performance measures may differ from year to year, and may also include any of the following: revenue, annual return on capital, net earnings, annual earnings per share, annual cash flow provided by operations, funds from operations, funds from operations per share, operating income, before or after tax income, cash available for distribution, cash available for distribution per share, return on equity, return on assets, share price performance, improvements in our attainment of expense levels, implementation or completion of critical projects, improvement in cash flow or (before or after tax) earnings and attainment of strategic business criteria or total shareholder return.

We set applicable revenue and EBT targets at relatively high levels with respect to our past performance.  While performance targets have frequently been achieved, we are a young company with historically high rates of growth.  As we have encountered periods of slow economic growth but continued to challenge our lines of business to grow and expand our client base, these performance targets challenge our executive officers and will continue to encourage sustained above industry-average growth.  Additional details about the 2010 Omnibus Incentive Plan are included below under the caption "Plans or Agreements Governing Certain Elements of Executive Compensation."

Our chief executive officer, with the approval of the compensation committee, may apply discretion to adjust up or down each payout of performance-based non-equity incentive compensation; however, the chief executive officer does not have the authority to make any such adjustments to his own payout amount.  The board of directors has the discretion to adjust up or down the chief executive officer's payout of performance-based non-equity incentive compensation as well as that of any other executive officer.  In determining whether and to what extent any such discretionary adjustments will be made, the chief executive officer or the board of directors, as applicable, typically considers the value provided by the relevant executive officer, as demonstrated by the challenges addressed and particular expertise required of such executive officer during the fiscal year.  Mr. Heffernan exercised this authority to adjust the performance-based non-equity incentive compensation of each of Messrs. Kennedy and Pearson for 2014; for Mr. Kennedy, his performance-based non-equity incentive compensation was adjusted upwards by approximately 74.0% and for Mr. Pearson, his performance-based non-equity incentive compensation was adjusted upwards by approximately 3.4%.  Specifically, Mr. Heffernan deemed his exercise of authority appropriate for Mr. Kennedy as he (1) sought to bring Mr. Kennedy's performance-based non-equity incentive compensation more in line with amounts received by associates in the Epsilon segment where revenue exceeded the 100% performance target but EBT did not; and (2) acknowledgment of Mr. Kennedy's work on two critical initiatives required to enhance long term results for the segment.  For Mr. Pearson, Mr. Heffernan also sought to bring his performance-based non-equity incentive compensation more in line with amounts received by associates in the LoyaltyOne segment.

The aggregate performance-based non-equity incentive compensation paid to our NEOs for 2014 totaled $4.5 million, or approximately 38% of the performance-based non-equity incentive compensation pool funded pursuant to IRC Section 162(m).

Long-Term Equity Incentive Compensation

We grant long-term equity incentive awards to encourage retention and foster a focus on long-term results, as well as to align the interests of our NEOs and other executive officers with those of our stockholders.  In granting these awards, the compensation committee may establish such restrictions, performance measures and targets as it deems appropriate.  Generally, awards of long-term equity incentive compensation pay out only upon attainment of a threshold level of pre-determined performance targets, such as core EPS, revenue, EBT, operating cash flow or adjusted EBITDA growth, or continued employment of an executive officer.

Typically, total direct compensation, which includes base salary, target performance-based non-equity incentive compensation and target long-term equity incentive compensation, for our NEOs falls near the 50th percentile of surveyed companies, as described above.  In determining the size of long-term equity incentive awards, the compensation committee generally also considers, among other factors, the value of total direct compensation for comparable positions at our proxy peer companies, company and individual performance against strategic plans, the number and value of stock options and restricted stock or restricted stock unit awards previously granted, the allocation of overall equity awards attributed to our executive officers relative to all equity awards and the relative proportion of long-term incentives within the total direct compensation mix.

In 2014, we granted long-term equity incentive compensation to the executive officers, including our NEOs, pursuant to our 2010 Omnibus Incentive Plan.  We also have long-term equity incentive compensation that remains outstanding under our prior equity plans, including our 2005 Long Term Incentive Plan and our 2003 Long Term Incentive Plan.  Each of the three plans permits the board of directors to delegate all or a portion of its authority under the plan to the compensation committee, and the board of directors has done so except for purposes of awards to the chief executive officer.

Terms of Awards

After taking into consideration the market trend away from options in favor of full value shares and reviewing the long-term incentive practices in the marketplace, we believe that an equity mix of performance-based restricted stock units and time-based restricted stock units provides a conservative and balanced approach.  The portion granted in time-based restricted stock units is intended to provide not only some stability in our equity program and increase retention, but also to promote wealth accumulation by ensuring direct alignment with stockholders through our executives' stock holdings.  The portion granted in performance-based restricted stock units, whose vesting criteria are tied to selected components of our financial performance, is intended to focus and incentivize our executives to deliver exceptional performance.  Performance-based restricted stock unit grants may be subject to both performance criteria and time-based restrictions to vest.  For both types of grants, the executive officer must be employed by us at the time of vesting to receive the award.

The 45-day average fair market value of the company's common stock as quoted on the NYSE as of the date of grant is utilized as the basis for determining the specific number of either time-based or performance-based restricted stock or restricted stock unit awards.  We granted restricted stock awards under our equity plans through February 2006 and have granted exclusively restricted stock unit awards since that time, and we do not anticipate granting restricted stock awards in the future.  However, we issued an aggregate of 181,487 restricted stock awards and 49,117 stock options in December 2014 to certain Conversant employees in exchange for their unvested restricted stock and stock option awards for Conversant shares upon completion of our acquisition of Conversant.

Awards granted during 2014

In 2014, consistent with the objective of placing a significant portion of the overall target compensation for our executive officers "at risk" as discussed above, our board of directors and compensation committee approved equity grants for our NEOs consisting of 80% performance-based restricted stock units and 20% time-based restricted stock units, which were awarded on February 18, 2014.  The performance-based restricted stock unit equity awards and the time-based restricted stock unit equity awards are scheduled to vest as to 33% of the awards in each of February 2015 and 2016, and on 34% of the awards in February 2017, provided that (1) the executive officer is employed by us at each such time and (2) with respect to the performance-based restricted stock units, we meet pre-determined EBT goals for fiscal year 2014 of $805 million to achieve a minimum 50% of the target award, increasing on a fixed scale with up to 100% of the target award obtained by achieving EBT of $894 million and up to a maximum 150% of the target award obtained by achieving EBT of $983 million. The 100% achievement threshold approximates a 12.7% growth in EBT over our 2013 performance.

The 2014 long-term equity incentive awards for each of our NEOs fell between the 50th and 75th percentile of our proxy peer companies, except for our chief executive officer whose 2014 long-term equity incentive award fell slightly below the 50th percentile of our proxy peer companies.  Establishing a maximum payout amount under our long-term equity incentive plan helps deter excessive risk taking, while having a minimum payout amount that can be earned at a defined performance threshold encourages goal attainment. No payout is made for performance below the minimum threshold.

Performance-based and time-based equity grants for 2014 were made to our NEOs as follows:

Name	Performance-Based Restricted Stock Units	Time-Based Restricted Stock Units	Total Equity Value (on Grant Date)
Edward J. Heffernan	15,006	3,751	$5,325,675
Charles L. Horn	4,270	1,067	$1,515,334
Bryan J. Kennedy	6,008	1,501	$2,132,030
Melisa A. Miller	5,053	1,263	$1,793,302
Bryan A. Pearson	6,101	1,525	$2,165,250

The compensation committee set the performance target for consolidated EBT related to payout of our performance-based restricted stock units at the beginning of 2014 based on certain assumptions about our performance and subject to adjustment for certain defined factors. Our reported EBT was $837.9 million for 2014.  In determining the payout for the 2014 performance-based restricted stock units, the compensation committee exercised its discretion to adjust reported EBT for certain factors, including adjustments related to the inclusion or exclusion of certain foreign currency exchange translation detriments or benefits related to our LoyaltyOne segment, interest expense attributable to our share repurchase program during 2014, exclusion of amounts attributable to the 40% non-controlling interest in BrandLoyalty, exclusion of certain Conversant acquisition costs and exclusion of the earn-out obligation associated with the BrandLoyalty acquisition.  Adjusting for these factors resulted in payout at 135.5% of the 2014 performance-based restricted stock units.

The aggregate equity compensation awarded to our NEOs and other key executives for 2014 totaled $22.2 million, or approximately 61% of the equity incentive compensation pool funded pursuant to IRC Section 162(m).

Awards granted during 2013

In 2013, consistent with the objective of placing a significant portion of the overall target compensation for our executive officers "at risk" as discussed above, our board of directors and compensation committee approved equity grants for our NEOs consisting of 80% performance-based restricted stock units and 20% time-based restricted stock units, which were awarded on February 21, 2013.  The performance-based restricted stock unit equity awards and the time-based restricted stock unit equity awards are scheduled to vest as to 33% of the awards in each of February 2014 and 2015, and on 34% of the awards in February 2016, provided that (1) the executive officer is employed by us at each such time and (2) with respect to the performance-based restricted stock units, we meet pre-determined EBT goals for fiscal year 2013 of $666.9 million to achieve a minimum 50% of the target award, increasing on a fixed scale with up to 100% of the target award obtained by achieving EBT of $741.0 million and up to a maximum 150% of the target award obtained by achieving EBT of $815.1 million. The 100% achievement threshold approximates an 8.5% growth in EBT over our 2012 performance.

The compensation committee set the performance target for consolidated EBT related to payout of our performance-based restricted stock units at the beginning of 2013 based on certain assumptions about our performance and subject to adjustment for certain defined factors. Our reported EBT was $793.4 million for 2013, which would have resulted in vesting of the 2013 performance-based restricted stock unit awards at 135.5% of the original grant amounts.  In determining the payout for the 2013 performance-based restricted stock units, the compensation committee exercised its discretion to adjust reported EBT for certain factors, including adjustments related to the interest expense attributable to our share repurchase program during 2013.  Adjusting for these factors resulted in payout at 139.5% of the 2013 performance-based restricted stock units.

The aggregate equity compensation awarded to our NEOs and other key executives for 2013 totaled $10.9 million, or approximately 46% of the equity incentive compensation pool funded pursuant to IRC Section 162(m).

Awards granted during 2012

In 2012, consistent with the objective of placing a significant portion of the overall target compensation for our executive officers "at risk" as discussed above, our board of directors and compensation committee approved equity grants for our NEOs consisting of 80% performance-based restricted stock units and 20% time-based restricted stock units, which were awarded on February 21, 2012.  The performance-based restricted stock unit equity awards and the time-based restricted stock unit equity awards are scheduled to vest as to 33% of the awards in each of February 2013 and 2014, and on 34% of the awards in February 2015, provided that (1) the executive officer is employed by us at each such time and (2) with respect to the performance-based restricted stock units, we meet pre-determined EBT goals for fiscal year 2012 of $511.2 million to achieve a minimum 50% of the target award, increasing on a fixed scale with up to 100% of the target award obtained by achieving EBT of $568.0 million and up to a maximum 150% of the target award obtained by achieving EBT of $624.8 million. The 100% achievement threshold approximates an 11% growth in EBT over our 2011 performance.

Our reported EBT was $682.9 million for 2012, which resulted in vesting of the 2012 performance-based restricted stock unit awards at 150% of the original grant amounts.  In determining the payout for the 2012 performance-based restricted stock units, the compensation committee exercised its discretion to adjust our reported consolidated EBT for certain items, including, but not limited to, (1) inclusion or exclusion of certain foreign currency exchange translation detriments or benefits related to our LoyaltyOne segment; (2) adjustments for the acquisition of the Hyper Marketing group of companies (based on the imputed cost of capital that we had to spend to make this purchase as well as for the amortization of purchased intangibles); (3) exclusion of revenue attributable to the acquisition of the Hyper Marketing group of companies; (4) adjustments related to the interest expense attributable to our share repurchase program during 2012; and (5) adjustments related to the interest expense for additional high yield debt incurred in 2012 in preparation for liquidity needs in 2013. Adjusting for these factors did not alter the resultant payout at 150% of the 2012 performance-based restricted stock units.

The aggregate equity compensation awarded to our NEOs and other key executives for 2012 totaled $10.0 million, or approximately 54% of the equity incentive compensation pool funded pursuant to IRC Section 162(m).

Perquisites

With limited exceptions, the compensation committee's policy is to provide personal benefits and perquisites to our NEOs that are substantially similar to those offered to our other associates at or above the level of vice president. The personal benefits and perquisites that may be available to our NEOs in addition to those available to our other associates include enhanced life insurance, long-term disability benefits, and an annual physical. For additional information about the perquisites given to our NEOs in 2014, see the All Other Compensation Table below.

Reasonability of Compensation

In determining appropriate compensation levels during the course of 2014, the compensation committee reviewed all forms of executive compensation, including base salary, performance-based non-equity incentive compensation, long-term equity incentive awards, ratios of vested to unvested equity previously granted to our executive officers, realizable amounts from equity previously granted to our executive officers, the company's contributions to the Alliance Data Systems 401(k) and Retirement Savings Plan and Executive Deferred Compensation Plan and the value of any perquisites received for the 2014 performance year.  Based on company performance in 2014 and in prior years, and other applicable factors and known information, including the market data provided by our external executive compensation consultant, the compensation committee, and the board of directors with respect to the chief executive officer, have each determined that the total 2014 compensation paid to our executive officers was reasonable and not excessive.  As previously reported, our fiscal year 2014 financial performance included a year-over-year increase of 23% for revenue, a 16% increase in adjusted EBITDA and a 26% increase in core earnings per diluted share.  See Appendix A to this proxy statement for a discussion and reconciliation of non-GAAP financial measures, including adjusted EBITDA, core earnings and core earnings per diluted share.  For 2014, base salary and  target total cash compensation (base salary plus target performance-based non-equity incentive compensation) fell below the 50th percentile, while target total direct compensation (base salary plus target performance-based non-equity incentive compensation plus target long-term equity incentive compensation) for our executive officers was at the 50th percentile of our proxy peer companies, as described above.

Tax Considerations

IRC Section 162(m) limits the tax deduction to $1 million for compensation paid to the chief executive officer and each of the three other most highly paid officers (other than the chief financial officer) of public companies. However, elements of compensation that qualify as "performance-based compensation" are deductible even if in excess of this $1 million limit. The compensation committee has considered these requirements and believes that certain grants made under the 2003 Long Term Incentive Plan, the 2005 Long Term Incentive Plan and the 2010 Omnibus Incentive Plan meet the requirement that they be "performance-based" and, therefore, compensation paid to our executive officers pursuant to the terms of these plans would generally be exempt from the limitations on deductibility. Our present intention is to comply with Section 162(m) unless the compensation committee determines that compliance in a particular instance would not be in our best interest.

Each year the compensation committee approves the maximum funding pool for performance-based non-equity incentive awards for our NEOs to be paid in the following year, based on a percentage of our adjusted EBITDA.  The intent is to qualify, to the extent possible, cash compensation paid to NEOs as tax deductible by the company, subject to the limitations of IRC Section 162(m).  For the 2014 performance-based non-equity incentive plan, the compensation committee approved 0.80% for our NEOs (including our CEO) of our adjusted EBITDA for the period from January 1, 2014 through December 31, 2014 as the maximum award amounts allowable.  The aggregate performance-based non-equity incentive awards payable to these individuals may not exceed these amounts to preserve our IRC Section 162(m) deductibility. For a discussion of performance targets related to payout of our performance-based non-equity incentive compensation for 2014, please see "Annual Performance-Based Non-Equity Incentive Compensation—Terms of Awards" beginning on page 28 in this proxy statement.

In addition, the compensation committee approved a maximum award pool for equity incentive awards to be granted to our NEOs and other key executives in 2014 based on a percentage of our adjusted EBITDA.  For the 2014 equity incentive awards, the compensation committee approved 1.60% for our NEOs (including our CEO) and other key contributors of our adjusted EBITDA for the period from January 1, 2013 through December 31, 2013 as the maximum award amounts allowable.  The aggregate equity incentive awards granted to these individuals may not exceed these amounts to preserve our IRC Section 162(m) deductibility. For a discussion of performance targets related to payout of our performance-based restricted stock unit awards for 2014, please see "Long-Term Equity Incentive Compensation—Terms of Awards—Awards granted during 2014" beginning on page 31 in this proxy statement.

Termination Following a Change in Control

Executive performance may be hampered by distraction, uncertainty and other activities in the event of an actual or threatened change in control event. In September 2003, in order to reduce such adverse effects, we entered into change in control agreements with the then current executive officers, which included Mr. Heffernan. None of our other NEOs is covered by a change in control agreement. In addition, on February 2, 2015, our Compensation Committee recommended and our board of directors approved and adopted a policy against new tax gross-up arrangements with executive officers of the company that is contained in our Corporate Governance Guidelines.

Qualifying Terminations

Payouts under Mr. Heffernan's change in control agreement are subject to a "double trigger" qualification, whereby the executive officer will only receive payout under a change in control agreement following both a change in control and a subsequent termination under the enumerated circumstances.  Payouts are triggered upon a qualifying termination, defined in the change in control agreement as: (1) termination by the executive officer for good reason within two years of a change in control event; or (2) termination of the executive officer by the company without cause within two years of a change in control event. A termination of the executive officer's employment due to disability, retirement or death will not constitute a qualifying termination.  We believe that this "double trigger" approach is appropriate.

Pursuant to the change in control agreement, "cause" for termination includes: (1) material breach of the executive officer's covenants or obligations under any applicable employment agreement or offer letter or any other agreement for services or non-compete agreement; (2) continued failure after written notice from the company or any applicable affiliate to satisfactorily perform assigned job responsibilities or to follow the reasonable instructions of the executive officer's superiors, including, without limitation, the board of directors; (3) commission of a crime constituting a felony (or its equivalent) under the laws of any jurisdiction in which we or any of our applicable affiliates conducts business or other crime involving moral turpitude; or (4) material violation of any material law or regulation or any policy or code of conduct adopted by the company or engaging in any other form of misconduct which, if it were made public, could reasonably be expected to adversely affect the business reputation or affairs of the company or of an affiliate. The board of directors, in good faith, will determine all matters and questions relating to whether the executive officer has been discharged for cause. Pursuant to the change in control agreement, "good reason" for termination by the executive officer includes the occurrence of any of the following events, in each case without the executive officer's consent: (1) lessening of the executive officer's responsibilities; (2) a reduction of at least five percent in the executive officer's annual salary and/or incentive compensation; or (3) the company's requiring the executive officer to be based anywhere other than within 50 miles of the executive officer's place of employment at the time of the occurrence of the change in control, except for reasonably required travel to the extent substantially consistent with the executive officer's business travel obligations as in existence at the time of the change in control. If the executive is party to an employment agreement, offer letter or any other agreement for services with us that contains a definition for either "cause" or "good reason" and that agreement is in effect at the time of termination of employment, the definition in that agreement will prevail over the definition contained in the change in control agreement described here.

Payments and Benefits Following a Qualifying Termination

Upon a qualifying termination, the executive officer will be paid all earned and accrued salary due and owing to the executive officer, a pro-rata portion of the executive officer's target bonus, continued medical, dental and hospitalization coverage for a pre-determined period, as described below, other benefits due under benefit plans, all accrued and unpaid vacation and a severance amount. The severance amount is equal to two times the sum of the executive officer's current base salary and target non-equity incentive compensation. Any severance amounts to which the executive officer is entitled will be paid in a lump sum within thirty days of execution by the executive officer of a general release. If an executive officer ceases to be actively employed following a change in control, he or she will receive the value of his or her deferred compensation account, if any, no earlier than six months following the end of the quarter in which the termination occurred, unless the executive officer dies before that time.

After a qualifying termination, the executive officer and his or her dependents are eligible to receive equivalent medical, dental and hospitalization coverage and benefits as provided to the executive officer immediately prior to the change in control event or qualifying termination. Such coverage and benefits will continue for a period of 24 months following a qualifying termination. The change in control agreement further provides that if any payments or benefits that the executive officer receives are subject to the "golden parachute" excise tax imposed under IRC Section 4999, the executive officer will be entitled to a "gross-up" payment so that the executive officer is placed in the same after-tax position as if no excise tax had been imposed.

Change in Control - Impact on Outstanding Equity

In the event of a change in control, all equity awards made to the executive officer that remain outstanding generally remain subject to the terms and conditions set forth in any governing plan or award documents applicable to the equity awards. Our equity plans provide that our board of directors may accelerate vesting of stock options and restricted stock or restricted stock units in the event of a change in control. Further, in the event of a qualifying termination within twelve months of a change in control event, all restrictions on stock options and restricted stock or restricted stock units will lapse. Stock options will be exercisable following a qualifying termination until the earlier of the end of the option term or the end of the one year period following a qualifying termination.

Other General Terms of the Change in Control Agreement

The change in control agreement provides a mechanism to resolve disputes, does not constitute a contract of employment, and automatically renews every three years unless we provide 90 days advance written notice of our intent to terminate.  If the executive officer becomes entitled to a severance amount under a change in control agreement, such executive officer will not be entitled to severance payments under any other agreement or arrangement, including any employment agreement.

Termination for Cause - Impact on Outstanding Equity

Upon termination of an executive officer for cause, all vested but unexercised options granted to the executive officer will immediately be canceled. If an executive officer terminates employment for any other reason, including retirement, death or disability, but excluding a qualifying termination in connection with a change in control event, as described above, the executive officer may, for a limited time period, exercise those options that were exercisable immediately prior to his termination of employment. All unvested shares of restricted stock or restricted stock units granted to an executive officer will be forfeited upon that executive officer's termination of employment for any reason other than a qualifying termination in connection with a change in control event, as described above; notwithstanding the foregoing, the compensation committee may exercise its discretion to accelerate the vesting of any unvested shares of restricted stock or restricted stock units granted to the executive officer upon that executive officer's termination of employment for any reason other than for cause.

Distribution of Deferred Compensation

If the executive officer ceases to be actively employed, retires or becomes disabled, he will receive the value of his deferred compensation account, if any, no earlier than six months following the end of the quarter in which the termination occurred, unless the executive officer dies before that time. In the event of termination due to death, the balance of the account will be distributed in one lump sum to the executive officer's designated beneficiary.

Plans or Agreements Governing Certain Elements of Executive Compensation

2010 Omnibus Incentive Plan

The 2010 Omnibus Incentive Plan provides for awards of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, cash incentive awards, deferred stock units, performance share awards and other stock-based and cash-based awards to selected officers, associates, non-employee directors and consultants performing services for us or any of our affiliates. The 2010 Omnibus Incentive Plan is an omnibus plan that gives us flexibility to adjust to changing market forces. The 2010 Omnibus Incentive Plan was adopted by our board of directors on March 25, 2010 and approved by our stockholders on June 8, 2010. On June 15, 2010, we filed a Registration Statement on Form S-8, File No. 333-167525, with the SEC to register an additional 3,000,000 shares of common stock, par value $0.01 per share, which may be issued and sold under the 2010 Omnibus Incentive Plan. As of December 31, 2014, as a result of grants made under all of our equity plans, there were outstanding 165,745 vested but unexercised options to purchase our common stock at a weighted average exercise price of $44.62, 5,788 unvested options to purchase our common stock at a weighted average exercise price of $27.61, 401,267 unvested time-based restricted stock units, and 518,067 unvested performance-based restricted stock units.

The 2010 Omnibus Incentive Plan is administered by the compensation committee, which has full and final authority to make awards, establish the terms thereof, and administer and interpret the 2010 Omnibus Incentive Plan in its sole discretion unless authority is specifically reserved to the board of directors under the 2010 Omnibus Incentive Plan, our certificate of incorporation or bylaws, or applicable law.  Any action of the compensation committee with respect to the 2010 Omnibus Incentive Plan will be final, conclusive and binding on all persons. The compensation committee may delegate certain responsibilities to our officers or managers. The board of directors may delegate, by a resolution adopted by the board of directors, authority to one or more of our officers to do one or both of the following: (1) designate the officers and employees who will be granted awards under the 2010 Omnibus Incentive Plan and (2) determine the number of shares subject to specific awards to be granted to such officers and employees.

During any calendar year no participant under the 2010 Omnibus Incentive Plan may be granted awards of more than 750,000 shares of stock, subject to adjustments. We may reserve for the purposes of the 2010 Omnibus Incentive Plan, out of our authorized but unissued shares of stock or out of shares of stock reacquired by us in any manner, or partly out of each, such number of shares of stock as shall be determined by the board of directors.  The maximum number of shares of stock available for awards shall be reduced by the number of shares in respect of which the award is granted or denominated. If any stock option is exercised by tendering shares either actually or by attestation, as full or partial payment of the exercise price, the maximum number of shares available shall be increased by the number of shares so tendered. Shares of stock allocable to an expired, canceled, settled or otherwise terminated portion of an award may again be the subject of awards granted thereunder. In addition, any shares of stock withheld for payment of taxes may be the subject of awards granted under this plan and the number of shares equal to the difference between the number of stock appreciation rights exercised and the number of shares delivered upon exercise shall again be available for awards.  Any award that by the terms of either the 2010 Omnibus Incentive Plan or the award agreement is to be settled in cash or property other than shares of stock will not reduce or otherwise count against the number of shares of stock available for awards under the 2010 Omnibus Incentive Plan.  The maximum cash amount that may be awarded to any single participant in any one calendar year may not exceed $7,500,000.

Upon termination of an executive officer for cause, all unvested and vested but unexercised options granted to such executive officer shall immediately be forfeited or canceled, as appropriate.  If an executive officer terminates employment for any other reason, including retirement, death or disability but excluding a qualifying termination following a change in control event, such executive officer may, for a limited time period, exercise those options that were exercisable immediately prior to such termination of employment.  All unvested shares of restricted stock or restricted stock units granted to an executive officer will be forfeited upon that executive officer's termination of employment for any reason other than a qualifying termination following a change in control event; notwithstanding the foregoing, the compensation committee may exercise its discretion to accelerate the vesting of any unvested shares of restricted stock or restricted stock units granted to an executive officer upon that executive officer's termination of employment for any reason other than for cause.  Additional information regarding change in control events is set forth under the caption "Potential Payments upon Termination or Change in Control."

The 2010 Omnibus Incentive Plan provides for awards of incentive stock options to any person employed by us or by any of our affiliates. The exercise price for incentive stock options granted under the 2010 Omnibus Incentive Plan may not be less than 100% of the fair market value of our common stock on the date of grant. If an incentive stock option is granted to an employee who owns 10% or more of our common stock, the exercise price of that stock option may not be less than 110% of the fair market value of our common stock on the date of grant. The 2010 Omnibus Incentive Plan also provides for awards of nonqualified stock options to any officers, employees, non-employee directors or consultants performing services for us or our affiliates. The exercise price for nonqualified stock options granted under the 2010 Omnibus Incentive Plan may not be less than 100% of the fair market value of our common stock on the date of grant. Under the 2010 Omnibus Incentive Plan, stock options generally vest one-third per year over three years and terminate on the tenth anniversary of the date of grant. The 2010 Omnibus Incentive Plan gives our board of directors discretion to determine the vesting provisions of each individual stock option. In the event of a change in control, this plan provides that our board of directors may provide for accelerated vesting of stock options.

The compensation committee is authorized under the 2010 Omnibus Incentive Plan to grant restricted stock or performance share awards with restrictions that may lapse over time or upon the achievement of specified performance targets, or both. Restrictions may lapse separately or in such installments as the compensation committee may determine. A participant granted restricted stock or performance shares shall have the stockholder rights as may be set forth in the applicable agreement, including, for example, the right to vote the restricted stock or performance shares.

The compensation committee is authorized under the 2010 Omnibus Incentive Plan to grant restricted stock unit awards. Until all restrictions upon restricted stock units granted to a participant shall have lapsed, the participant may not be a stockholder of us, nor have any of the rights or privileges of a stockholder of us, including rights to receive dividends and voting rights with respect to the restricted stock units. We will establish and maintain a separate account for each participant who has received an award of restricted stock units, and such account will be credited for the number of restricted stock units granted to such participant. Restricted stock unit awards granted under the 2010 Omnibus Incentive Plan may vest at such time or times and on such terms and conditions as the compensation committee may determine. The agreement evidencing the award of restricted stock units will set forth any such terms and conditions. As soon as practicable after each vesting date of an award of restricted stock units, payment will be made in either shares of our common stock, other securities or cash (based upon the fair market value of our common stock on the day all restrictions lapse).

The compensation committee is also authorized under the 2010 Omnibus Incentive Plan to grant stock appreciation rights, known as SARs. The exercise price per SAR shall be determined by the compensation committee and may not be less than the fair market value of a share of stock on the date of grant. The full or partial exercise of SARs that provide for stock settlement shall be made only by a written notice specifying the number of SARs with respect to which the award is being exercised. Upon the exercise of SARs, the participant is entitled to receive an amount in shares determined by multiplying (a) the appreciation value by (b) the number of SARs being exercised, minus the number of shares withheld for payment of taxes. The compensation committee may limit the number of shares that may be delivered with respect to any award of SARs by including such a limit in the agreement evidencing SARs at the time of grant.

Following certain significant corporate events, unusual and non-recurring corporate events or following changes in applicable laws, regulations or accounting principles, the compensation committee has the authority under each of the 2010 Omnibus Incentive Plan, the 2005 Long Term Incentive Plan and the 2003 Long Term Incentive Plan to waive performance conditions relating to an award and to make adjustments to any award that the compensation committee feels is appropriate.  Further, the compensation committee may reduce payout amounts under performance-based awards if, in the discretion of the compensation committee, such a reduction is appropriate.  The compensation committee may not, however, increase the payout amount for any such performance-based award.  In addition, these plans do not permit stock options to be "repriced" at a lower exercise price, or otherwise modified or amended in such a manner that would constitute a "repricing."  Under each of the 2010 Omnibus Incentive Plan, the 2005 Long Term Incentive Plan and the 2003 Long Term Incentive Plan, the compensation committee has the authority to cancel or require repayment of an award in the event a participant or former participant breaches any non-solicitation agreement entered into with the company.

The following table provides information as of December 31, 2014 with respect to shares of our common stock that were issued under prior plans that have since expired and are still outstanding and shares of our common stock that may be issued under the 2010 Omnibus Incentive Plan or the Amended and Restated Employee Stock Purchase Plan:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	171,533	$44.05	1,781,245	(1)
Equity compensation plans not approved by security holders	None	N/A	None
Total	171,533	$44.05	1,781,245

(1)  Includes 441,327 shares available for future issuance under the Amended and Restated Employee Stock Purchase Plan.

Executive Deferred Compensation Plan

We adopted an amended and restated Executive Deferred Compensation Plan in December 2007, to be effective as of January 1, 2008.  Our original Executive Deferred Compensation Plan was adopted in December 2004 as a successor to our former Supplemental Executive Retirement Plan, a substantially similar deferred compensation plan. The purpose of the Executive Deferred Compensation Plan is to help participants maximize their pre-tax savings and company contributions that are otherwise restricted due to tax limitations.  To be eligible to participate in the Executive Deferred Compensation Plan, an individual must: (1) be a regular, full-time U.S. employee of ADS Alliance Data Systems, Inc., one of our wholly owned subsidiaries; (2) receive a base salary equal to or greater than $150,000 on an annual basis, or have received total compensation on an annual basis of at least $170,000 as of December 31, 2003 and have not fallen below that amount in any subsequent year; and (3) be a participant in the Alliance Data Systems 401(k) and Retirement Savings Plan.  The Executive Deferred Compensation Plan allows the participant to contribute:
•	up to 50% of eligible compensation on a pre‑tax basis;
•	any pre-tax 401(k) contributions that would otherwise be returned because of reaching the statutory limit under IRC Section 415; and
•	any retirement savings plan contributions for compensation in excess of the statutory limits.

At the time of enrollment, a participant may direct the company to withhold a percentage of the participant's base salary and also, provided the enrollment is effective no later than April 1st of the applicable year, the performance-based non-equity incentive compensation earned for services performed in the year but paid in the following year.  The percentage selected for each type of compensation is determined by the participant and may be any whole number percentage up to 50%.  A participant may not revoke, change or terminate an election to make contributions to the Executive Deferred Compensation Plan at any time following the end of the applicable enrollment period.  In addition, we will allocate to the participant any contributions to the Alliance Data Systems 401(k) and Retirement Savings Plan that would otherwise have been returned to the participant as a result of the limit imposed by the IRC on such 401(k) contributions.  This allocation includes non-matching retirement contributions and discretionary profit-sharing contributions to the Alliance Data Systems 401(k) and Retirement Savings Plan that were similarly restricted.  Loans are not available under the Executive Deferred Compensation Plan.  Contributions made under the Executive Deferred Compensation Plan are unfunded and subject to the claims of our creditors, with participants having the status of an unsecured creditor with respect to our obligation to make benefit payments.

Each participant is 100% vested in his or her own contributions. A participant becomes 100% vested in the retirement savings plan contributions after achieving three years of vesting service under the Alliance Data

Systems 401(k) and Retirement Savings Plan. In the event of a change in control, as defined under the Executive Deferred Compensation Plan, participants will be 100% vested in their retirement savings plan contributions, and we will establish a rabbi trust to which we will contribute sufficient assets to fully fund all accounts under the Executive Deferred Compensation Plan. The assets in the rabbi trust will remain subject to the claims of our creditors. Account balances accrue interest at a rate that is established and adjusted periodically by the committee of management that administers the Executive Deferred Compensation Plan.

A participant who is actively employed generally may not withdraw or otherwise access any amounts credited under the Executive Deferred Compensation Plan.  However, at the time a participant elects to make elective contributions, that participant may elect to have all contributions made pursuant to that election for that year distributed as of January 1 of any subsequent year, subject however, to any restriction imposed under IRC Section 409A. The distribution shall be made within 60 days of January 1 of the specified year or, if earlier, the date required in the event of cessation of employment, retirement or disability, as described below.  Furthermore, amounts may be withdrawn in the event of an "unforeseeable emergency," within the meaning of IRC Section 409A(a)(2)(B)(ii).  Any such early withdrawal must be approved by the committee of management administering the Executive Deferred Compensation Plan and may not exceed the amount necessary to meet the emergency, taking into account other assets available to the participant, as well as any taxes incurred as a result of the distribution.  If the committee of management administering the Executive Deferred Compensation Plan approves a distribution on this basis, the distribution shall be made as soon as practicable thereafter; and the participant's right to make elective contributions shall be suspended until the first day of the following year, subject to enrollment procedures.  If a participant ceases to be actively employed, retires or becomes disabled, the participant will receive the value of his or her account within 90 days after he or she became eligible for the distribution unless the participant is a "specified participant" under IRC Section 409A, in which case the distribution will be paid on the date that is six months and one day after the date of separation, unless the "specified participant" dies before that time.  Under current IRC Section 409A, each of our NEOs is considered a "specified participant."  In the event of termination due to death, the balance of the account will be distributed in one lump sum to the participant's designated beneficiary within 90 days after the date of the participant's death.  A distribution from the Executive Deferred Compensation Plan is taxed as ordinary income and is not eligible for any special tax treatment.  The Executive Deferred Compensation Plan is designed and administered to comply with the IRC Section 409A regulations.

Group Retirement Savings Plan and Deferred Profit Sharing Plan (LoyaltyOne, Co.)

The LoyaltyOne, Co. Group Retirement Savings Plan ("GRSP"), is a group retirement savings plan registered with the Canada Revenue Agency. Contributions made by Canadian associates on their behalf or on behalf of their spouse to the GRSP, and income earned on these contributions, are not taxable to associates until withdrawn from the GRSP.  Associate contributions eligible for company match may not exceed the overall maximum allowed by the Income Tax Act (Canada); the maximum tax-deductible GRSP contribution is set by the Canada Revenue Agency each year. The Deferred Profit Sharing Plan ("DPSP") is a legal trust registered with the Canada Revenue Agency. Eligible full-time associates can participate in the GRSP after three months of employment and eligible part-time associates after six months of employment. Associates become eligible to receive company matching contributions into the DPSP on the first day of the calendar quarter following twelve months of employment. Based on the eligibility guidelines, the company matches up to 5% of contributions dollar-for-dollar. Contributions made to the DPSP reduce an associate's maximum contribution amounts to the GRSP under the Income Tax Act (Canada) for the following year. All company matching contributions into the DPSP vest after receipt of one continuous year of DPSP contributions.

Canadian Supplemental Executive Retirement Plan

We adopted the Canadian Supplemental Executive Retirement Plan in June 2009, to be effective as of January 1, 2009. The purpose of the Canadian Supplemental Executive Retirement Plan is to help participants maximize company contributions that are otherwise restricted due to statutory limitations. To be eligible to participate in the Canadian Supplemental Executive Retirement Plan, an individual must: (1) be a full-time Canadian employee of LoyaltyOne, Co., one of our wholly-owned subsidiaries; (2) be in a vice president or higher position that has been designated as a member of a group of "key executives"; and (3) be a participant in the LoyaltyOne, Co. GRSP. All contributions to the Canadian Supplemental Executive Retirement Plan are made by LoyaltyOne, Co. in an amount equal to the maximum employer contributions which would be made to the participant's DPSP account if the maximum contribution provisions of the Income Tax Act (Canada) were not applicable, less actual employer contributions to the participant's DPSP account.

Contributions made under the Canadian Supplemental Executive Retirement Plan are unfunded and subject to the claims of our creditors, with participants having the status of an unsecured creditor with respect to our obligation to make benefit payments. A participant becomes 100% vested in the Canadian Supplemental Executive Retirement Plan contributions after achieving one year of vesting service, which may be the same year of vesting service under the DPSP. In the event of a change in control, as defined under the Canadian Supplemental Executive Retirement Plan, participants will be 100% vested in the Canadian Supplemental Executive Retirement Plan contributions. Account balances are credited or debited, as applicable, at least annually with deemed investment earnings or losses calculated assuming one hundred percent of the participant's account were invested in the balanced funds provided as an investment option under the DPSP or such alternative investment funds as may be determined by the LoyaltyOne, Co. retirement council from time to time.

A participant who is actively employed generally may not withdraw or otherwise access any amounts credited under the Canadian Supplemental Executive Retirement Plan. If a participant ceases to be actively employed other than due to the participant's death or termination for cause, retires or becomes disabled, the participant will receive the value of his or her account, less applicable withholding taxes, within 90 days after he or she became eligible for the distribution. In the event of termination due to death, the balance of the account will be distributed in one lump sum, less applicable withholding taxes, to the participant's designated beneficiary within 90 days after the date LoyaltyOne, Co. receives formal notification of the participant's death. In the event of a participant's termination of employment for cause as defined in the Canadian Supplemental Executive Retirement Plan, such participant will forfeit the balance of his or her account, whether vested or unvested. A distribution from the Canadian Supplemental Executive Retirement Plan is taxed as ordinary income and is not eligible for any special tax treatment.

Alliance Data Systems 401(k) and Retirement Savings Plan

The Alliance Data Systems 401(k) and Retirement Savings Plan is a defined contribution plan that is qualified under Section 401(k) of the Internal Revenue Code of 1986. The company amended its 401(k) and Retirement Savings Plan effective January 1, 2014. The 401(k) and Retirement Savings Plan is an IRS-approved safe harbor plan design that eliminates the need for most discrimination testing. Eligible employees can participate in the 401(k) and Retirement Savings Plan immediately upon joining the company and after 180 days of employment begin receiving company matching contributions. In addition, "seasonal" or "on-call" employees must complete a year of eligibility service before they may participate in the 401(k) and Retirement Savings Plan. The 401(k) and Retirement Savings Plan permits eligible employees to make Roth elective deferrals, effective November 1, 2012, which are included in the employee's taxable income at the time of contribution, but not when distributed. Regular, or Non-Roth, elective deferrals made by employees, together with contributions by the company to the 401(k) and Retirement Savings Plan, and income earned on these contributions, are not taxable to employees until withdrawn from the 401(k) and Retirement Savings Plan. The 401(k) and Retirement Savings Plan covers U.S. employees, who are at least 18 years old, of ADS Alliance Data Systems, Inc., one of the company's wholly-owned subsidiaries, and any other subsidiary or affiliated organization that adopts this 401(k) and Retirement Savings Plan. The company, and all of its U.S. subsidiaries, are currently covered under the 401(k) and Retirement Savings Plan.

Through December 31, 2013, the company matched dollar-for-dollar on the first three percent of savings, and an additional fifty cents for each dollar an employee contributed for savings of more than three percent and up to five percent of pay. Effective January 1, 2014, the company matches dollar-for-dollar up to five percent of savings. All company matching contributions are immediately vested. In addition to the company match, the company may make an additional annual discretionary contribution based on the company's profitability. This contribution, subject to our board of directors' approval, is based on a percentage of pay and is subject to a separate three-year cliff vesting schedule. The discretionary contribution vests in full upon achieving three years of service for participants with less than three years of service. All of these contributions vest immediately if the participating employee has more than three years of service, attains age 65, becomes disabled, dies or if the 401(k) and Retirement Savings Plan terminates. The participants in the plan can direct their contributions and the company's matching contribution to numerous investment options, including the company's common stock.

In 2012, 2013 and 2014, we made regular matching contributions under the 401(k) and Retirement Savings Plan as described in the preceding paragraph, and an additional discretionary contribution was approved by our board of directors in an amount equal to approximately 2% of the participant's compensation (as defined in the 401(k) and Retirement Savings Plan) during each of the 2012 and 2013 plan years and 1% in the 2014 plan year, which amount may be integrated with the Social Security wage base to the extent permitted under IRC Section 401(l).

On July 20, 2001, we registered 1,500,000 shares of our common stock for issuance in accordance with our 401(k) and Retirement Savings Plan pursuant to a Registration Statement on Form S-8, File No. 333-65556.  As of March 31, 2015, 698,379 of such shares remain available for issuance.

Indemnification Agreements

We have entered into indemnification agreements with each of our NEOs so that they may serve the company without undue concern for their protection in connection with their services.  Under these indemnification agreements, if a current or former executive officer is made a party or is threatened to be made a party, as a witness or otherwise, to any threatened, pending or completed action, suit, inquiry or other proceeding by reason of any action or inaction on his or her part while acting on behalf of the company, the board of directors may approve payment or reimbursement of properly documented expenses, including judgments, fines, penalties, attorneys' fees and other costs reasonably incurred by the executive officer in connection with such proceeding, to the extent not paid by applicable insurance policies.  This indemnification only applies to the extent permitted by Delaware general corporation law, and the company will not be liable for damages or judgments: (1) based upon or attributable to the executive officer gaining any personal profit or advantage to which the executive officer was not legally entitled; (2) with respect to an accounting of profits made from the purchase or sale by the executive officer of securities of the company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended; or (3) resulting from an adjudication that the executive officer committed an act of active and deliberate dishonesty with actual dishonest purpose and intent, which act was material to the cause of action adjudicated.

Non-GAAP Performance Measures for 2014

As described above, pursuant to IRC Section 162(m), tax deductions available for performance-based compensation paid to certain executive officers for 2014 were dependent, in part, upon the attainment of adjusted EBITDA targets as defined herein.  Adjusted EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable financial measure based on accounting principles generally accepted in the United States of America, plus stock compensation expense, provision for income taxes, interest expense, net, depreciation and other amortization, amortization of purchased intangibles, certain business acquisition costs and the additional contingent consideration incurred as a result of the earn-out obligation associated with the BrandLoyalty acquisition.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

The following tables and accompanying narratives set forth the compensation paid to our chief executive officer, chief financial officer and the next three most highly paid executive officers for the fiscal years ended December 31, 2012, 2013 and 2014:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)		All Other Compensation ($)(7)	Total ($)
Edward J. Heffernan President and Chief Executive Officer	2014	$1,081,500	-	$5,325,675	-	$2,057,013	$180,562		$82,700	$8,727,450
	2013	$1,050,000	-	$4,232,768	-	$2,072,700	$180,897		$76,338	$7,612,703
	2012	$950,000	-	$3,581,824	-	$2,216,160	$137,987		$73,873	$6,959,844
Charles L. Horn Executive Vice President and Chief Financial Officer	2014	$580,000	-	$1,515,334	-	$735,440	$10,154		$76,894	$2,917,822
	2013	$550,000	-	$1,190,247	-	$723,800	$7,234		$72,372	$2,543,653
	2012	$500,000	-	$1,255,006	-	$864,000	$3,262		$68,345	$2,690,613
Bryan J. Kennedy Executive Vice President and President, Epsilon	2014	$565,000	$200,000	$2,132,030	-	$270,070	$16,735		$49,235	$3,233,070
	2013	$540,000	-	$1,812,740	-	$540,000	$11,301		$69,358	$2,973,399
	2012	$500,000	-	$1,953,112	-	$493,000	$3,684		$58,964	$3,008,760
Melisa A. Miller Executive Vice President and President, Retail Credit Services	2014	$540,000	-	$1,793,302	-	$751,680	$42,654		$57,860	$3,185,496
	2013	$460,000	-	$1,374,532	-	$676,660	$35,581		$46,219	$2,592,992
	2012	$425,000	-	$1,260,525	-	$800,275	$13,973		$39,769	$2,539,542
Bryan A. Pearson(8) Executive Vice President and President, LoyaltyOne	2014	$494,788	$16,328	$2,165,250	-	$478,460	$22,604	(9)	$348,429	$3,525,859
	2013	$508,356	$13,726	$1,812,740	-	$582,068	$29,700	(9)	$271,050	$3,217,640
	2012	$519,049	-	$1,908,243	-	$692,930	$(32,967	)(9)	$191,271	$3,278,526

(1) This column includes amounts deferred pursuant to the Executive Deferred Compensation Plan. See "Nonqualified Deferred Compensation" table for additional information.  In 2014, $356,895 was deferred by Mr. Heffernan, $58,000 was deferred by Mr. Horn and $113,000 was deferred by Mr. Kennedy; in 2013, $315,000 was deferred by Mr. Heffernan, $38,500 was deferred by Mr. Horn and $106,704 was deferred by Mr. Kennedy; and in 2012, $237,500 was deferred by Mr. Heffernan, $30,000 was deferred by Mr. Horn and $49,228 was deferred by Mr. Kennedy.
(2) Amounts in this column represent discretionary payments under our non-equity incentive plan to the executive officers by the chief executive officer, and with regard to the chief executive officer, discretionary payments under our non-equity incentive plan compensation by the board of directors.
(3) Amounts in this column reflect the dollar amount, without any reduction for risk of forfeiture, of the estimate of the aggregate compensation cost to be recognized over the service period as of the grant date under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 718, which for 2014 represents the closing market price of our common stock of $283.93 per share on the grant date of February 18, 2014. These amounts may not correspond to the actual value that will be realized by the NEOs. To see the value of awards made to the NEOs in 2014, see the Fiscal Year 2014 Grants of Plan Based Awards table below. Awards included in the Stock Awards and Option Awards columns were granted pursuant to the 2010 Omnibus Incentive Plan. Additional details are included above under the caption "Long-Term Equity Incentive Compensation."
(4) This column includes amounts deferred pursuant to the Executive Deferred Compensation Plan, which amounts are not paid or deferred until February of the following year.  In 2015, $678,814 was deferred by Mr. Heffernan, $73,544 was deferred by Mr. Horn, $94,014 was deferred by Mr. Kennedy and $375,840 was deferred by Ms. Miller; in 2014, $621,810 was deferred by Mr. Heffernan, $36,190 was deferred by Mr. Horn, $108,000 was deferred by Mr. Kennedy and $338,330 was deferred by Ms. Miller; and in 2013, $554,040 was deferred by Mr. Heffernan, $73,950 was deferred by Mr. Kennedy and $400,138 was deferred by Ms. Miller.
(5) Amounts in this column reflect the amounts earned and paid to each NEO in February 2013, 2014 and 2015 for 2012, 2013 and 2014 performance, respectively, under the 2010 Omnibus Incentive Plan.  For the 2014 performance year, these amounts are the actual amounts earned under the awards described in the Fiscal Year 2014 Grants of Plan-Based Awards table below.  These payout amounts were computed in accordance with the pre-determined formula for the calculation of performance-based non-equity incentive compensation and the applicable weightings as set forth above in the Compensation Discussion and Analysis.

(6) Amounts in this column consist entirely of above-market earnings on compensation deferred pursuant to the Executive Deferred Compensation Plan, as described below following the Nonqualified Deferred Compensation table.  Above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and the 7.5% annual interest rate credited by the company on contributions during 2014.
(7) See the All Other Compensation table below for further information regarding amounts included in this column.
(8) Amounts included for Mr. Pearson are shown in U.S. Dollars but were paid to Mr. Pearson in Canadian Dollars.  To convert the amounts paid to U.S. Dollars, we used the prevailing exchange rate as of the last business day of the applicable year (for 2014 amounts, an exchange rate of .8605 U.S. Dollars per Canadian Dollar, for 2013 amounts, an exchange rate of .9414 U.S. Dollars per Canadian Dollar and for 2012 amounts, an exchange rate of 1.00786132 U.S. Dollars per Canadian Dollar).
(9) This amount represents the deemed investment earnings (losses) credited to Mr. Pearson pursuant to the terms of the Canadian Supplemental Executive Retirement Plan.

All Other Compensation

Name	Year	Registrant Contributions to 401(k) or Other Retirement Savings Plans		Registrant Contributions to Deferred Compensation Plans		Life Insurance Premiums	Medical and Dental Insurance Premiums		Disability Insurance Premiums		Other	Perquisites and Personal Benefits
Edward J. Heffernan	2014	$20,926		$40,000		$71	$13,826		$331		-	$7,546	(1)
	2013	$18,221		$40,000		$71	$12,718		$379		-	$4,949
	2012	$17,464		$40,000		$71	$11,555		$86		-	$4,697
Charles L. Horn	2014	$20,926		$40,000		$71	$13,826		$331		-	$1,740	(2)
	2013	$17,464		$40,000		$71	$12,718		$379		-	$1,740
	2012	$18,297		$36,596		$71	$11,555		$86		-	$1,740
Bryan J. Kennedy	2014	$16,963		$11,947		$71	$15,873		$331		-	$4,050	(3)
	2013	$18,885		$26,021		$71	$13,853		$379		-	$10,149
	2012	$9,568		$33,894		$71	$12,307		$86		-	$3,038
Melisa A. Miller	2014	$19,426		$24,206		$71	$13,826		$331		-	-
	2013	$18,198		$14,853		$71	$12,718		$379		-	-
	2012	$18,321		$9,736		$71	$11,555		$86		-	-
Bryan A. Pearson(4)	2014	$10,726	(5)	$41,243	(6)	-	$273,261	(7)	$6,757	(8)	-	$16,442	(9)
	2013	$11,424		$49,153		$339	$190,600		$2,184		-	$17,350
	2012	$11,575		$53,407		$363	$106,973		$2,338		-	$16,615

(1) This amount represents $4,770 in supplemental life insurance premiums and $2,776 for an executive physical.
(2) This amount represents $1,740 in supplemental life insurance premiums.
(3) This amount represents $4,050 for personal use of a country club membership.
(4) Amounts included for Mr. Pearson are shown in U.S. Dollars but were paid to Mr. Pearson in Canadian Dollars.  To convert the amounts paid to U.S. Dollars, we used the prevailing exchange rate as of the last business day of the applicable year (for 2014 amounts, an exchange rate of .8605 U.S. Dollars per Canadian Dollar; for 2013 amounts, an exchange rate of .9414 U.S. Dollars per Canadian Dollar and for 2012 amounts, an exchange rate of 1.00786132 U.S. Dollars per Canadian Dollar).
(5) This amount represents the company's contributions to Mr. Pearson's account pursuant to the DPSP.
(6) This amount represents the company's contributions to Mr. Pearson's account pursuant to the Canadian Supplemental Executive Retirement Plan.
(7) This amount includes medical, dental and wellness insurance premiums and $267,689 in required employer health tax, and a wellness program for emergency medical assistance outside of Canada.
(8) This amount includes both short-term and long-term disability insurance premiums.
(9) This amount includes $7,775 in supplemental life insurance premiums, $2,122 in long-term illness premiums, $6,545 in company subsidized parking and personal use of a country club membership.  Each of these items was either reimbursed directly to Mr. Pearson or directly paid on behalf of Mr. Pearson.

Fiscal Year 2014
Grants of Plan-Based Awards

The following table provides information about equity and non-equity awards granted to the NEOs in 2014, including performance-based non-equity incentive compensation awards and restricted stock unit awards.  Each award is shown separately for each NEO, with the corresponding vesting schedule for each equity award in the footnotes following this table.

Name	Grant Date	Date Authorized by the Board of Directors or Compensation Committee (relative to option awards)	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		All Other Option Awards: Number of Securities Under- Lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Grant Date (relative to option awards)	Full Grant Date Fair Value of Equity Awards Granted in 2014
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Edward J. Heffernan	2/18/14									3,751	(3)				$1,065,021
Edward J. Heffernan	2/18/14					7,503	15,006	(4)	22,509						$4,260,654
Edward J. Heffernan			$704,057	$1,622,250	$3,244,500
Charles L. Horn	2/18/14									1,067	(5)				$302,953
Charles L. Horn	2/18/14					2,135	4,270	(6)	6,405						$1,212,381
Charles L. Horn			$251,720	$580,000	$1,160,000
Bryan J. Kennedy	2/18/14									1,501	(7)				$426,179
Bryan J. Kennedy	2/18/14					3,004	6,008	(8)	9,012						$1,705,851
Bryan J. Kennedy			$259,900	$565,000	$1,130,000
Melisa A. Miller	2/18/14									1,263	(9)				$358,604
Melisa A. Miller	2/18/14					2,527	5,053	(10)	7,580						$1,434,698
Melisa A. Miller			$248,400	$540,000	$1,080,000
Bryan A. Pearson	2/18/14									1,525	(11)				$432,993
Bryan A. Pearson	2/18/14					3,051	6,101	(12)	9,152						$1,732,257
Bryan A. Pearson(13)			$227,602	$494,788	$989,576

(1) Awards shown in this column were granted pursuant to the 2010 Omnibus Incentive Plan.  Actual payout amounts of these awards have already been determined and were paid in February 2015, and are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.
(2) Full grant date fair value of equity awards granted in 2014 is computed in accordance with FASB ASC 718 and reflects the total amount of the award to be spread over the applicable vesting period.  The amount recognized for financial reporting purposes under FASB ASC 718 of the target awards granted is included in the Stock Awards and Option Awards columns of the Summary Compensation Table above.
(3) The award is for 3,751 shares of common stock represented by time-based restricted stock units.  The restrictions lapsed on 1,237 units on 2/18/15 and will lapse on 1,238 units on 2/18/16 and on 1,276 units on 2/21/17.
(4) The award is for 15,006 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down at the time of vesting.  On 2/18/15, 135.5% of the original award of 15,006 performance-based restricted stock units granted on 2/18/14, or 20,333 units, were earned and the restrictions on 6,709 units lapsed.  The restrictions will lapse on 6,710 units on 2/18/16 and on 6,914 units on 2/21/17.
(5) The award is for 1,067 shares of common stock represented by time-based restricted stock units.  The restrictions lapsed on 352 units on 2/18/15 and will lapse on 352 units on 2/18/16 and on 363 units on 2/21/17.
(6) The award is for 4,270 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down at the time of vesting.  On 2/18/15, 135.5% of the original award of 4,270 performance-based restricted stock units granted on 2/18/14, or 5,786 units, were earned and the restrictions on 1,909 units lapsed.  The restrictions will lapse on 1,909 units on 2/18/16 and on 1,968 units on 2/21/17.
(7) The award is for 1,501 shares of common stock represented by time-based restricted stock units.  The restrictions lapsed on 495 units on 2/18/15 and will lapse on 495 units on 2/18/16 and on 511 units on 2/21/17.
(8) The award is for 6,008 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down at the time of vesting.  On 2/18/15, 135.5% of the original award of 6,008 performance-based restricted stock units granted on 2/18/14, or 8,141 units, were earned and the restrictions on 2,686 units lapsed.  The restrictions will lapse on 2,687 units on 2/18/16 and on 2,768 units on 2/21/17.
(9) The award is for 1,263 shares of common stock represented by time-based restricted stock units.  The restrictions lapsed on 416 units on 2/18/15 and will lapse on 417 units on 2/18/16 and on 430 units on 2/21/17.
(10) The award is for 5,053 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down at the time of vesting.  On 2/18/15, 135.5% of the original award of 5,053 performance-based restricted stock units granted on 2/18/14, or 6,847 units, were earned and the restrictions on 2,259 units lapsed.  The restrictions will lapse on 2,259 units on 2/18/16 and on 2,329 units on 2/21/17.
(11) The award is for 1,525 shares of common stock represented by time-based restricted stock units.  The restrictions lapsed on 503 units on 2/18/15 and will lapse on 503 units on 2/18/16 and on 519 units on 2/21/17.
(12) The award is for 6,101 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down at the time of vesting.  On 2/18/15, 135.5% of the original award of 6,101 performance-based restricted stock units granted on 2/18/14, or 8,267 units, were earned and the restrictions on 2,728 units lapsed.  The restrictions will lapse on 2,728 units on 2/18/16 and on 2,811 units on 2/21/17.
(13) Amounts included for Mr. Pearson are shown in U.S. Dollars but were paid to Mr. Pearson in Canadian Dollars.  We used an exchange rate of .8605 U.S. Dollars per Canadian Dollar, which was the prevailing exchange rate as of December 31, 2014, to convert the amounts paid to U.S. Dollars.

Fiscal Year 2014
Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of stock options and restricted stock units by the NEOs. This table includes unexercised stock options and unvested restricted stock units. Each equity award is shown separately for each NEO, with the corresponding vesting schedule for each award in the footnotes following this table.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options- Exercisable (#)	Number of Securities Underlying Unexercised Options- Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Edward J. Heffernan	21,482			$43.01	2/13/16
Edward J. Heffernan	15,223			$63.35	2/21/17
Edward J. Heffernan						9,512	(2)	$2,720,908
Edward J. Heffernan						12,182	(3)	$3,484,661
Edward J. Heffernan						20,816	(4)	$5,954,417
Edward J. Heffernan						15,006	(5)	$4,292,466
Charles L. Horn						2,828	(6)	$808,949
Charles L. Horn						4,269	(7)	$1,221,147
Charles L. Horn						5,855	(8)	$1,674,823
Charles L. Horn						4,270	(9)	$1,221,434
Bryan J. Kennedy	7,724			$43.01	2/13/16
Bryan J. Kennedy	4,872			$63.35	2/21/17
Bryan J. Kennedy						4,207	(10)	$1,203,412
Bryan J. Kennedy						6,644	(11)	$1,900,516
Bryan J. Kennedy						8,916	(12)	$2,550,422
Bryan J. Kennedy						6,008	(13)	$1,718,588
Melisa A. Miller						3,190	(14)	$912,500
Melisa A. Miller						4,289	(15)	$1,226,868
Melisa A. Miller						6,761	(16)	$1,933,984
Melisa A. Miller						5,053	(17)	$1,445,411
Bryan A. Pearson	7,724			$43.01	2/13/16
Bryan A. Pearson	4,628			$63.35	2/21/17
Bryan A. Pearson						4,205	(18)	$1,202,840
Bryan A. Pearson						6,491	(19)	$1,856,751
Bryan A. Pearson						8,916	(20)	$2,550,422
Bryan A. Pearson						6,101	(21)	$1,745,191

(1) Market values of the restricted stock unit awards shown in this table are based on the closing market price of our common stock as of December 31, 2014, which was $286.05, and assumes the satisfaction of the applicable vesting conditions.
(2) Stock units subject to time-based restrictions. The restrictions subsequently lapsed on 1,237 units on 2/18/15 and on 3,868 units on 2/23/15; the restrictions are scheduled to lapse on 1,238 units on 2/18/16, on 1,893 units on 2/21/16 and on 1,276 units on 2/21/17.
(3) Stock units subject to performance-based restrictions.  On 2/23/15, based on meeting an EBT growth hurdle for 2012, the restrictions subsequently lapsed on 12,182 units.
(4) Stock units subject to performance-based restrictions.  On 2/23/15, based on meeting an EBT growth hurdle for 2013, the restrictions subsequently lapsed on 10,252 units; the restrictions are scheduled to lapse on 10,564 units on 2/21/16.
(5)  Stock units subject to performance-based restrictions.  On 2/18/15, 135.5% of the original award of 15,006 performance-based restricted stock units granted on 2/18/14, or 20,333 units, were earned and the restrictions on 6,709 units lapsed.  The restrictions will lapse on 6,710 units on 2/18/16 and on 6,914 units on 2/21/17.
(6) Stock units subject to time-based restrictions. The restrictions subsequently lapsed on 352 units on 2/18/15 and on 1,228 units on 2/23/15; the restrictions are scheduled to lapse on 352 units on 2/18/16, on 533 units on 2/21/16 and on 363 units on 2/21/17.
(7) Stock units subject to performance-based restrictions.  On 2/23/15, based on meeting an EBT growth hurdle for 2012, the restrictions subsequently lapsed on 4,269 units.
(8)Stock units subject to performance-based restrictions.  On 2/23/15, based on meeting an EBT growth hurdle for 2013, the restrictions subsequently lapsed on 2,883 units; the restrictions are scheduled to lapse on 2,972 units on 2/21/16.
(9)Stock units subject to performance-based restrictions.  On 2/18/15, 135.5% of the original award of 4,270 performance-based restricted stock units granted on 2/18/14, or 5,786 units, were earned and the restrictions on 1,909 units lapsed.  The restrictions will lapse on 1,909 units on 2/18/16 and on 1,968 units on 2/21/17.

(10) Stock units subject to time-based restrictions. The restrictions subsequently lapsed on 495 units on 2/18/15 and on 1,895 units on 2/23/15; the restrictions are scheduled to lapse on 495 units on 2/18/16, on 811 units on 2/21/16 and on 511 units on 2/21/17.
(11) Stock units subject to performance-based restrictions.  On 2/23/15, based on meeting an EBT growth hurdle for 2012, the restrictions subsequently lapsed on 6,644 units.
(12) Stock units subject to performance-based restrictions.  On 2/23/15, based on meeting an EBT growth hurdle for 2013, the restrictions subsequently lapsed on 4,391 units; the restrictions are scheduled to lapse on 4,525 units on 2/21/16.
(13)Stock units subject to performance-based restrictions.  On 2/18/15, 135.5% of the original award of  6,008 performance-based restricted stock units granted on 2/18/14, or 8,141 units, were earned and the restrictions on 2,686 units lapsed.  The restrictions will lapse on 2,687 units on 2/18/16 and on 2,768 units on 2/21/17.
(14) Stock units subject to time-based restrictions. The restrictions subsequently lapsed on 416 units on 2/18/15 and on 1,312 units on 2/23/15; the restrictions are scheduled to lapse on 417 units on 2/18/16, on 615 units on 2/21/16 and on 430 units on 2/21/17.
(15) Stock units subject to performance-based restrictions.  On 2/23/15, based on meeting an EBT growth hurdle for 2012, the restrictions subsequently lapsed on 4,289 units.
(16) Stock units subject to performance-based restrictions.  On 2/23/15, based on meeting an EBT growth hurdle for 2013, the restrictions subsequently lapsed on 3,330 units; the restrictions are scheduled to lapse on 3,431 units on 2/21/16.
(17)Stock units subject to performance-based restrictions.  On 2/18/15, 135.5% of the original award of 5,053 performance-based restricted stock units granted on 2/18/14, or 6,847 units, were earned and the restrictions on 2,259 units lapsed.  The restrictions will lapse on 2,259 units on 2/18/16 and on 2,329 units on 2/21/17.
(18) Stock units subject to time-based restrictions. The restrictions subsequently lapsed on 503 units on 2/18/15 and on 1,869 units on 2/23/15; the restrictions are scheduled to lapse on 503 units on 2/18/16, on 811 units on 2/21/16 and on 519 units on 2/21/17.
(19) Stock units subject to performance-based restrictions.  On 2/23/15, based on meeting an EBT growth hurdle for 2012, the restrictions subsequently lapsed on 6,491 units.
(20) Stock units subject to performance-based restrictions.  On 2/23/15, based on meeting an EBT growth hurdle for 2013, the restrictions subsequently lapsed on 4,391 units; the restrictions are scheduled to lapse on 4,525 units on 2/21/16.
(21)Stock units subject to performance-based restrictions.  On 2/18/15, 135.5% of the original award of 6,101 performance-based restricted stock units granted on 2/18/14, or 8,267 units, were earned and the restrictions on 2,728 units lapsed.  The restrictions will lapse on 2,728 units on 2/18/16 and on 2,811 units on 2/21/17.

Fiscal Year 2014
Option Exercises and Stock Vested

The following table provides information on stock option exercises and restricted stock units vested during 2014:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Edward J. Heffernan	19,337	$4,371,541	44,144	(1)	$12,538,220
Charles L. Horn	-	-	14,422	(2)	$4,096,281
Bryan J. Kennedy	15,000	$3,610,128	23,221	(3)	$6,595,461
Melisa A. Miller	-	-	13,589	(4)	$3,840,771
Bryan A. Pearson	32,346	$7,239,220	22,740	(5)	$6,458,842

(1) Of the 44,144 shares acquired by Mr. Heffernan on vesting, 18,521 shares were withheld to pay withholding taxes.
(2) Of the 14,422 shares acquired by Mr. Horn on vesting, 5,910 shares were withheld to pay withholding taxes.
(3) Of the 23,221 shares acquired by Mr. Kennedy on vesting, 9,507 shares were withheld to pay withholding taxes.
(4) Of the 13,589 shares acquired by Ms. Miller on vesting, 6,041 shares were withheld to pay withholding taxes.
(5) Of the 22,740 shares acquired by Mr. Pearson on vesting, 9,590 shares were withheld to pay withholding taxes.

  All values in this table reflect gross amounts before payment of any applicable withholding tax and broker commissions.  For Stock Awards, the value realized on vesting is calculated by multiplying the number of shares vested by the average of the high and low prices of our common stock on the NYSE during the trading hours on the date of vesting.

Nonqualified Deferred Compensation

The table below provides information on the nonqualified deferred compensation of the NEOs in 2014, including contributions by each NEO and by the company and earnings on contributions credited during 2014:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Edward J. Heffernan	$978,705	$40,000	$398,379	$0	$5,989,071
Charles L. Horn	$94,190	$40,000	$23,097	$0	$377,925
Bryan J. Kennedy	$221,000	$11,947	$40,068	$0	$650,754
Melisa A. Miller	$338,330	$24,206	$89,316	$0	$1,331,890
Bryan A. Pearson(4)	$0	$41,243	$22,604	$0	$292,759

(1) In 2014, the following amounts were deferred from salary:  $356,895 by Mr. Heffernan, $58,000 by Mr. Horn and $113,000 by Mr. Kennedy.  In 2014, the following amounts were deferred from non-equity incentive compensation earned in 2013: $621,810 by Mr. Heffernan, $36,190 by Mr. Horn, $108,000 by Mr Kennedy and $338,330 by Ms. Miller.
(2) All amounts in this column were included in the All Other Compensation column of the Summary Compensation Table above.
(3) The amounts in this column include all interest accrued on contributions under the Executive Deferred Compensation Plan for U.S. executives.  The above-market portion of such earnings, as defined by the SEC, is included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table above.  For Mr. Pearson, the amount in this column reflects the deemed investment earnings (losses) credited pursuant to the terms of the Canadian Supplemental Executive Retirement Plan.
(4) Mr. Pearson is a Canadian executive.  As a result, he is not eligible for Alliance Data's EDCP which is offered to U.S. executives.  Canadian Supplemental Executive Retirement Plan amounts included for Mr. Pearson are shown in U.S. Dollars but were paid to Mr. Pearson in Canadian Dollars.  We used an exchange rate of .8605 U.S. Dollars per Canadian Dollar, which was the prevailing exchange rate as of December 31, 2014, to convert the amounts paid to U.S. Dollars.

Potential Payments upon Termination or Change in Control

The following table shows estimated payouts to our NEOs in the event of a termination of employment under the circumstances described under the caption "Termination Following a Change in Control," and assuming such event occurred as of December 31, 2014.  In accordance with rules prescribed by the SEC, the amounts included with respect to equity awards have been calculated using the closing price of our common stock on December 31, 2014, which was $286.05.  A change in control, however, did not occur on December 31, 2014 and the employment of our NEOs was not terminated on that date.

We believe that executive performance generally may be hampered by distraction, uncertainty and other activities in the event of an actual or threatened change in control event. In September 2003, in order to reduce such adverse effects, we entered into change in control agreements with the then current executive officers, which included Mr. Heffernan.  The actual amounts that will be paid or provided to Mr. Heffernan upon an event described in the table below (if such an event were to occur) may differ from the amounts shown.

Messrs. Horn, Kennedy and Pearson and Ms. Miller did not have any contractual payments due upon any termination or change in control as of December 31, 2014 and are therefore not included in the information shown below.  Pursuant to our long-term equity grant agreements, in the event of a change in control, if the compensation committee fails to exercise its discretion to accelerate the award or fails to provide for the award's assumption, substitution or other continuation, such awards would automatically vest prior to such change in control, resulting in a payout of $5,360,005, $7,983,083, $7,974,788 and $6,031,936, respectively, to each of Messrs. Horn, Kennedy and Pearson and Ms. Miller assuming such change in control occurred on December 31, 2014.

Edward J. Heffernan

Payments and Benefits Upon Separation	Change in Control: Termination Without Cause or Termination by Executive Officer for Good Reason		Termination for Any Reason Other than in Connection with a Change in Control
Severance Amount	$5,407,500	(1)	-
Pro Rata Target Non-Equity Incentive Compensation for 2014	$1,622,250	(2)	-
Benefits	$28,314	(3)	-
Value of Accelerated Equity	$17,976,240	(4)	-
Excise Tax and Gross-Up(5)	-		-

(1) Represents the severance amount pursuant to the change in control agreement described above, and is equal to two times the sum of Mr. Heffernan's current base salary and target non-equity incentive compensation.
(2) Represents Mr. Heffernan's target annual cash bonus prorated for the portion of the year worked, which in this case is the full year, pursuant to the change in control agreement.
(3) Represents equivalent medical, dental and hospitalization coverage and benefits pursuant to the change in control agreement described above, and is estimated at two times the sum of the cost of Mr. Heffernan's current equivalent benefits.
(4) Represents the value of Mr. Heffernan's accelerated restricted stock units as if exercised or sold on December 31, 2014, calculated using the closing price of our common stock on December 31, 2014 ($286.05).
(5) The company annually assesses whether it would have incurred a tax gross-up obligation under Mr. Heffernan's change in control agreement had a change in control occurred on the last day of the applicable fiscal year. The company estimates that no tax gross-up obligation would have been incurred under this agreement if there had been a qualifying termination of Mr. Heffernan's employment immediately following a change in control event on December 31, 2014.

Director Compensation

Members of our board of directors who are also officers or employees of our company do not receive compensation for their services as directors. All directors are reimbursed for reasonable out-of-pocket expenses incurred while serving on the board of directors and any committee of the board of directors. Non-employee director compensation typically includes an annual cash retainer, cash meeting fees and annual equity awards consisting of restricted stock units.  Like our executive officers, we review the non-employee director total compensation annually. For 2014, Meridian collected and analyzed comprehensive market data that we used as a benchmark for what we would expect to pay to remain competitive. However, market data is only one of the factors that we consider when assessing the reasonableness of non-employee director compensation. We feel this approach to non-employee director compensation is appropriate because: (1) we are a public company; (2) there continues to be an increased focus on corporate governance, which has been a corresponding drain on the available talent pool for directors; and (3) we want to align our non-employee director compensation plan with our executive compensation plans.

For the 2014-2015 service term of the board of directors, which began in June 2014 and ends in June 2015, the non-employee directors had the opportunity to receive some or all of the annual cash retainer, committee retainers and meeting fees in the form of equity in lieu of cash.  The chairman of the board has the opportunity to receive the additional $100,000 annual retainer in the form of equity in lieu of cash.  Non-employee director compensation for the 2014-2015 service term of the board of directors included:

Retainer (annual)	$75,000
Board and Committee Retainers (annual)
chairman of the board	$100,000	($125,000 for the 2015-2016 service term)
audit committee chair	$25,000
audit committee member	$5,000
compensation committee chair	$20,000
nominating/corporate governance committee chair	$15,000
Meeting Fees (per meeting)
board of directors	$1,500
committee meeting for non-chair committee members	$1,000
committee meeting for committee chairs	$1,500
Equity Award (annual)	$125,000

  The following table provides information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2014:

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Bruce K. Anderson(3)	$49,000	$181,190	-	-	-	-	$230,190
Roger H. Ballou(4)	$110,000	$139,311	-	-	$6,448	-	$255,759
Lawrence M. Benveniste, Ph.D.(5)	$55,750	$189,737	-	-	$10,688	-	$256,175
D. Keith Cobb(6)	$129,500	$139,311	-	-	$3,014	-	$271,825
E. Linn Draper, Jr., Ph.D.(7)	-	$263,523	-	-	$1,627	-	$265,150
Kenneth R. Jensen(8)	$99,000	$139,311	-	-	-	-	$238,311
Robert A. Minicucci(9)	-	$349,845	-	-	-	-	$349,845

(1) Edward J. Heffernan is not included in this table because he was an executive officer of the company during 2014 and thus received no compensation for his service as a director.  The compensation received by Mr. Heffernan as an executive officer of the company is shown in the Summary Compensation Table above.

(2) This column includes the following amounts deferred pursuant to the Non-Employee Director Deferred Compensation Plan:  $45,000 by Mr. Ballou, $45,250 by Dr. Benveniste and $64,750 by Mr. Cobb.  For the 2013-2014 service term, Messrs. Draper and Minicucci each elected to receive 100%, and Dr. Benveniste 50%, of their meeting fees for meetings held during 2013 in the form of equity in lieu of cash, and Messrs. Draper and Minicucci each elected to receive 100% of their meeting fees for meetings held during 2014 in the form of equity in lieu of cash.  Messrs. Draper and Minicucci each elected to receive 100%, and Messrs. Anderson and Benveniste each elected to receive 50%, of their annual cash retainer and committee retainer in the form of equity in lieu of cash for the 2014-2015 service term.
(3) As of December 31, 2014, Mr. Anderson held 11,500 restricted stock units.
(4) As of December 31, 2014, Mr. Ballou held 9,845 restricted stock units.
(5) As of December 31, 2014, Dr. Benveniste held 11,426 restricted stock units.
(6) As of December 31, 2014, Mr. Cobb held 7,653 restricted stock units.
(7) As of December 31, 2014, Dr. Draper held 14,343 restricted stock units.
(8) As of December 31, 2014, Mr. Jensen held 2,512 options to purchase shares of our common stock, all of which were vested, and 8,676 restricted stock units.
(9) As of December 31, 2014, Mr. Minicucci held 18,693 restricted stock units.

The annual cash amounts, other than the board of directors and committee meeting fees, and equity awards, if any, are paid at the beginning of the director's service year, and prior year board of directors and committee meeting fees are paid at the end of the service year.  Time-based restrictions on the restricted stock units granted to non-employee directors in 2014 will lapse on the earlier of (1) June 30, 2024 or (2) termination of the director's service on our board of directors.  The exercise price for stock options granted in prior years is the fair market value of our common stock on the date of the grant, which, according to the terms of each of our equity plans, is equal to the average of the high and low prices on the NYSE during the trading hours on the date of grant.  Stock options expire ten years after the date of grant, if unexercised.  In addition to our stock ownership guidelines for our directors and executive officers, we have also built stock ownership restrictions into the grants of equity made to the non-employee directors since 2008, with each grant of restricted stock units containing restrictions that lapse on the earlier of 10 years from the date of grant or termination of the director's service on our board of directors.

We offer our non-employee directors the option to defer up to 50% of their cash compensation under our Non-Employee Director Deferred Compensation Plan.  Any non-employee director is eligible to participate in the Non-Employee Director Deferred Compensation Plan. To be eligible to make contributions, a director must complete and file an enrollment form prior to the beginning of the calendar year in which the director performs the services for which the election is to be effective.  Each of Messrs. Ballou, Benveniste and Cobb elected to make such a deferral in 2014.  Participants in the Non-Employee Director Deferred Compensation Plan are always 100% vested in their contributions and related earnings.  The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column are comprised entirely of above-market earnings on compensation deferred pursuant to the Non-Employee Director Deferred Compensation Plan, as described below.  Above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and the 7.5% annual interest rate credited by the company on contributions during 2014.  This interest rate may be adjusted periodically by the committee of management that administers the Non-Employee Director Deferred Compensation Plan, which committee also administers the Executive Deferred Compensation Plan.

The amounts reported in the Stock Awards and Option Awards columns reflect the dollar amount, without any reduction for risk of forfeiture, of the estimate of the aggregate compensation cost to be recognized over the service period as of the grant date under FASB ASC 718, which represents the closing market price of our common stock of $284.89 per share on the grant date of July 1, 2014. Awards granted in 2014 and included in the Stock Awards column were granted pursuant to the 2010 Omnibus Incentive Plan, discussed in further detail above under the caption "Equity Incentive Compensation."

We have also entered into an indemnification agreement with each of our directors.  These indemnification agreements contain substantially the same terms as described above with respect to our executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 6, 2015 (or such other date as set forth below): (1) by each director and nominee for director; (2) by each of the named executive officers included in the Summary Compensation Table set forth under the caption "Director and Executive Officer Compensation"; (3) by all of our directors and executive officers as a group; and (4) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares held by such beneficial owner. The shares owned by our directors and named executive officers, as indicated below, may be pledged pursuant to the terms of the individual's customary brokerage agreements.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Shares Beneficially Owned(1)

Bruce K. Anderson	843,194	1.4%
Roger H. Ballou	1,898	*
Lawrence M. Benveniste, Ph.D. (2)	11,426	*
D. Keith Cobb	0	*
E. Linn Draper, Jr., Ph.D	8,456	*
Edward J. Heffernan(3)	214,577	*
Charles L. Horn	12,740	*
Kenneth R. Jensen(4)	59,756	*
Bryan J. Kennedy(5)	112,773	*
Melisa A. Miller	20,559	*
Robert A. Minicucci	102,723	*
Bryan A. Pearson(6)	103,193	*
Laurie A. Tucker(7)	0	*
All directors and executive officers as a group (15 individuals)(8)	1,521,828	2.5%
BlackRock, Inc.(9)	4,906,304	7.9%
55 East 52nd Street New York, New York 10022
JPMorgan Chase & Co. (10)	3,563,898	5.7%
270 Park Ave. New York, New York 10017
The Vanguard Group, Inc.(11)	4,656,453	7.5%
100 Vanguard Blvd. Malvern, Pennsylvania 19355
Waddell & Reed Financial (12)	4,615,848	7.4%
6300 Lamar Avenue Overland Park, Kansas 66202

*	Less than 1%
(1)
Beneficial ownership is determined in accordance with the SEC's rules. In computing percentage ownership of each person, shares of common stock subject to options held by that person that are currently exercisable, or exercisable within 60 days of April 6, 2015, and restricted stock units that may vest into shares of common stock within 60 days of April 6, 2015, are deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person.  The percentage of shares beneficially owned is based upon 62,112,434 shares of common stock outstanding as of April 6, 2015. In the fourth quarter of 2014, we issued shares of our common stock and granted restricted stock awards for shares of our common stock in exchange for unvested awards to complete the Conversant acquisition; 124,937 restricted stock awards have voting rights but are not yet vested for purposes of inclusion in our shares outstanding while 3,052 shares of our common stock are treated as outstanding for purposes of calculating our shares outstanding but have not been issued to former Conversant stockholders as of April 6, 2015.

(2)	Includes 11,426 restricted stock units, which are due to vest into shares of common stock within 60 days of April 6, 2015.
(3)	Includes options to purchase 36,705 shares of common stock, which are exercisable within 60 days of April 6, 2015.
(4)	Includes options to purchase 2,512 shares of common stock, which are exercisable within 60 days of April 6, 2015.
(5)	Includes options to purchase 12,596 shares of common stock, which are exercisable within 60 days of April 6, 2015; and 600 shares held by Mr. Kennedy as trustee for the Norma Kay Kennedy Living Trust, for which he possesses voting and investment power.
(6)	Includes options to purchase 12,352 shares of common stock, which are exercisable within 60 days of April 6, 2015.

(7)	Director nominee.
(8)	Includes options to purchase an aggregate of 64,165 shares of common stock, which are exercisable within 60 days of April 6, 2015 held by Messrs. Heffernan, Jensen, Kennedy and Pearson; 11,426 restricted stock units, which are due to vest into shares of common stock within 60 days of April 6, 2015 held by Dr. Benveniste; and 600 shares held by Mr. Kennedy as trustee for the Norma Kay Kennedy Living Trust, for which he possesses voting and investment power. The 15 individuals are comprised of Mses. Epperson, Miller, Santillan and Tucker, and Messrs. Anderson, Ballou, Benveniste, Cobb, Draper, Heffernan, Horn, Jensen, Kennedy, Minicucci and Pearson.
(9)	Based on a Schedule 13G/A filed with the SEC on January 23, 2015, BlackRock, Inc. beneficially owns 4,906,304 shares of common stock, over which it has sole voting power with respect to 4,060,886 of such shares and sole dispositive power with respect to all of such shares, through its subsidiaries, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd., BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd., Blackrock Investment Management, LLC, BlackRock Japan Co. Ltd. and BlackRock Life Limited.
(10)	Based on a Schedule 13G filed with the SEC on January 23, 2015, JP Morgan Chase & Co. beneficially owns 3,563,898 shares of common stock over which it has sole voting power with respect to 3,269,361 of such shares; shared voting power with respect to 40,715 of such shares; sole dispositive power with respect to 3,512,142 of such shares; and shared dispositive power with respect to 49,827 of such shares, in part through its subsidiaries JPMorgan Chase Bank, National Association, J.P. Morgan Investment Management Inc., JP Morgan Asset Management (UK) Limited, JP Morgan Asset Management (Canada) Inc. and J.P. Morgan Trust Company of Delaware.
(11)	Based on a Schedule 13G/A filed with the SEC on February 11, 2015, The Vanguard Group, Inc. beneficially owns 4,656,453 shares of common stock over which it has sole voting power with respect to 106,683 of such shares; shared dispositive power with respect to 100,029 of such shares; and sole dispositive power with respect to 4,556,424 of such shares, in part through its subsidiaries Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd.
(12)	Based on a Schedule 13G/A filed with the SEC on February 13, 2015, reporting sole voting and dispositive power with respect to an aggregate of 4,615,848 shares of common stock, which may be deemed beneficially owned indirectly by Waddell & Reed Financial, Inc. through each of the following subsidiaries: Waddell & Reed Investment Management Company ("WRIMCO"), Ivy Investment Management Company ("IICO"), Waddell & Reed Financial Services, Inc. ("WRFSI") and Waddell & Reed, Inc. ("WRI"). WRIMCO may be deemed the direct beneficial owner of 1,776,320 shares of common stock, of which it has sole voting and dispositive power as to all such shares, while WRFSI and WRI may each be deemed an indirect beneficial owner of such 1,776,320 shares of common stock. IICO may be deemed the direct beneficial owner of 2,839,528 shares of common stock, of which it has sole voting and dispositive power as to all such shares.

PROPOSAL TWO:  ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended, which implemented Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, we are asking that our stockholders approve, on an advisory and non-binding basis, the compensation of our NEOs as such compensation is disclosed in this proxy statement in accordance with Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion related thereto.  This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the relevant philosophy, policies and practices used in determining such compensation.

As set forth under the caption "Compensation Discussion and Analysis," our total executive compensation program, assuming sustained above industry-average performance, is designed to reward executive officers at competitive levels. However, the total executive compensation program is also structured to significantly reduce rewards for performance below expectations.  The compensation committee believes that this design will attract, retain, and motivate executive officers with the quality and profile required to successfully lead the company and each of its segments in our highly competitive and evolving industries.  Payout of certain components of both our non-equity incentive plan compensation and long-term equity incentive plan compensation are subject to meeting or exceeding performance-based metrics set for each fiscal year.  The compensation committee sets the performance targets at the beginning of the fiscal year based on certain assumptions about our performance.  In 2015, as in prior years, the compensation committee, in determining the actual payout for the 2014 performance-based long-term equity incentive compensation, exercised its discretion to exclude certain items that were not included in those assumptions.

As previously reported and discussed in this proxy statement, while the economic environment continued to slowly improve, our fiscal year 2014 financial performance included a year-over-year increase of 23% in revenue, a 16% increase in adjusted EBITDA, a 17% increase in core earnings and a 26% increase in core earnings per diluted share.  See Appendix A to this proxy statement for a discussion and reconciliation of non-GAAP financial measures, including adjusted EBITDA, core earnings and core earnings per diluted share.

For the reasons set forth directly above, we are asking our stockholders to indicate their support for this Proposal Two and the compensation paid to our NEOs as described in this proxy statement by voting "FOR" the following resolution:

"RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to Alliance Data Systems Corporation's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion related thereto."

This vote is advisory, and therefore not binding on the company, the board of directors or the compensation committee.  However, both the board of directors and the compensation committee value the opinion of our stockholders and will work to address concerns to the extent that there is any significant vote in opposition to the compensation of our NEOs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT IN ACCORDANCE WITH THE COMPENSATION DISCLOSURE RULES AND REGULATIONS OF THE SEC.

PROPOSAL THREE:  APPROVAL OF THE 2015 OMNIBUS INCENTIVE PLAN

The board of directors adopted the 2015 Omnibus Incentive Plan (the "2015 plan") on March 25, 2015, subject to stockholder approval. We recommend approval of the 2015 plan at this time because our 2010 Omnibus Incentive Plan terminates on June 30, 2015 and no more grants may be made after that date. The purpose of the 2015 plan is to allow us to continue to attract, retain and reward key talent using equity-based awards. The 2015 plan, as proposed, provides for grants of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance share awards, cash incentive awards, deferred stock units, and other stock-based and cash-based awards to selected officers, employees, non-employee directors and consultants performing services for us or our affiliates, but only employees will be eligible to receive incentive stock options. The 2015 plan is an omnibus plan that gives us flexibility to adjust to changing market forces. We believe that the 2015 plan will allow us to maintain competitive market positioning at the third quartile of comparable public companies for total direct compensation, which consists of base salary, target performance-based cash incentive compensation and target long-term equity incentive compensation.

Summary of Terms of 2015 Plan

The following is a summary of the important terms of the 2015 plan. The full text of the 2015 plan is attached to this proxy statement as Appendix B. Please refer to Appendix B for a more complete description of the terms of the 2015 plan.

Eligibility. Any officers, employees, directors or consultants performing services for us or our affiliates who are selected by our compensation committee may participate in the 2015 plan, but only employees will be eligible to receive incentive stock options.

Administration. The plan will be administered by the compensation committee, which will have full and final authority to select persons to receive awards, establish the terms of awards, and administer and interpret the 2015 plan in its sole discretion unless authority is specifically reserved to the board of directors under the 2015 plan, our certificate of incorporation or bylaws, or applicable law. Any action of the compensation committee with respect to the 2015 plan will be final, conclusive and binding on all persons. The compensation committee may delegate certain responsibilities to our officers or managers. The board of directors may delegate authority to one or more of our officers to do one or both of the following: (1) designate the officers, employees and consultants who will be granted awards under the 2015 plan, other than Section 16 officers; and (2) determine the number of shares subject to specific awards to be granted to such officers, employees and consultants.

Effective Date, Plan Termination. The 2015 plan will become effective as of July 1, 2015, subject to stockholder approval. The 2015 plan will terminate on the day preceding the fifth anniversary of the effective date and no award under the 2015 plan may be granted thereafter.

Stock Subject to the Plan. The aggregate maximum number of shares of our common stock that may be subject to awards under the 2015 plan is 5,100,000. Under the 2015 plan, during any calendar year no participant who is not an independent member of the company's board of directors may be granted awards with respect to more than 200,000 shares of stock and no participant who is an independent member of the company's board of directors may be granted awards with respect to more than 20,000 shares of stock, each subject to adjustments under the terms of the 2015 plan. Unissued shares of stock allocable to an expired, canceled, forfeited or otherwise terminated portion of an award may again be the subject of awards granted under the 2015 plan. However, any shares of stock withheld for payment of the exercise price or withholding of taxes will not be available again for grant under the 2015 plan. Any award that by the terms of either the 2015 plan or the award agreement is to be settled in cash or property other than shares of stock will not reduce or otherwise count against the number of shares of stock available for awards under the 2015 plan.

Options. Under the 2015 plan, we may grant incentive stock options and nonqualified stock options. The compensation committee may grant incentive stock options under the 2015 plan to any person employed by us or by any of our affiliates, and may grant nonqualified stock options to any officer, employee, non-employee director or consultant performing services for us or any of our affiliates. The compensation committee will determine the per share exercise price of all options, which will not be less than the fair market value of a share of common stock on the option date of grant. However, the exercise price for incentive stock options to an employee who owns more than 10% of our common stock will not be less than 110% of the fair market value of the common stock on the option grant date. All options granted under the 2015 plan with a per share exercise price equal to the fair market value of a share on the date of grant will generally be intended to be "qualified performance-based compensation" for purposes of Section 162(m) of the IRC, discussed below. An option may also qualify as "performance-based" if vesting is subject to the attainment of any of the performance goals set forth in the 2015 plan for performance-based awards, discussed below. The compensation committee will specify when each option may be exercised, with a minimum vesting period of one year.  Options granted under the 2015 plan will generally terminate on the tenth anniversary of the date of grant, or five years in the case of an incentive option granted to an employee who owns more than 10% of our common stock. A participant may pay the purchase price of stock acquired by exercise of an option (1) through a "cashless exercise" procedure that is acceptable to the compensation committee and does not violate the Sarbanes-Oxley Act or any other applicable law, (2) in cash at the time of exercise if permitted by the compensation committee, or (3) subject to applicable law, in any other form of legal consideration that may be acceptable to the compensation committee in its discretion. Upon termination of a participant's employment or other service with us due to cause, as defined in the 2015 plan, both the vested and unvested portions of any outstanding option held by the participant will immediately be forfeited and will no longer be exercisable.

Stock Appreciation Rights. The 2015 plan authorizes the compensation committee to grant stock appreciation rights, also referred to as SARs. A SAR is a contractual right to that allows a participant to receive the appreciation in the fair market value of our common stock over time. The compensation committee will determine the exercise price per SAR, which will not be less than the fair market value of a share of stock on the date of grant. Upon the exercise of SARs, the participant is entitled to receive an amount in shares or cash determined by multiplying (a) the difference between the fair market value per share on the date of exercise and the exercise price by (b) the number of SARs being exercised, minus the number of shares or cash amount withheld for payment of taxes. The compensation committee may limit the number of shares that may be delivered with respect to any SAR award by including such a limit in the agreement evidencing the SAR at the time of grant.  The compensation committee will specify when each SAR may be exercised, with a minimum vesting period of one year.

Restricted Stock Awards and Performance Shares. The 2015 plan authorizes the compensation committee to grant restricted stock with restrictions that may lapse over time and performance shares with restrictions that may lapse upon the achievement of specified performance goals. Restrictions may lapse separately or in such installments as the compensation committee deems appropriate, but the minimum vesting period over which restrictions may lapse is one year. A participant granted restricted stock or performance shares will have the stockholder rights as are set forth in the award agreement, including, for example, the right to vote the restricted stock or performance shares. Except as otherwise determined by the compensation committee, upon termination of employment or other service, restricted stock and performance shares that are at that time subject to restrictions will be forfeited and become available for grant again by the company.

Restricted Stock Units. The compensation committee may grant awards of restricted stock units to participants. A restricted stock unit is a right to receive one share of common stock, or its cash value, subject to vesting conditions. Until all restrictions upon restricted stock units awarded to a participant have lapsed, the participant will not be a stockholder of us, nor have any of the rights or privileges of a stockholder of us, including rights to receive dividends and voting rights with respect to the restricted stock units. However, the compensation committee may include dividend equivalent rights under which a participant will be credited with an amount equal to any cash dividends paid by us on our common stock during the restriction period.  Any amounts credited to a participant under a dividend equivalent right will be subject to the same terms and restrictions as the participant's restricted stock units.  We will establish and maintain a separate account for each participant who receives a grant of restricted stock units, and such account will be credited for the number of restricted stock units granted to such participant and dividend equivalents, if any. Restricted stock units awarded under the 2015 plan may vest at such time or times and on such terms and conditions as the compensation committee may determine, with a minimum vesting period of one year. The agreement evidencing an award of restricted stock units will set forth any such terms and conditions. As soon as practicable after each vesting date of an award of restricted stock units but in any event no later than the 15th day of the third calendar month following the month in which the vesting date occurs, payment will be made in cash or in stock, as specified in the award agreement and based upon the fair market value of our common stock on the day all restrictions lapse.

Qualified Performance-Based Awards under Section 162(m) of the IRC. The compensation committee may designate any award, the exercisability or settlement of which is subject to achievement of performance conditions, as "performance-based awards" for purposes of Section 162(m) of the IRC. The performance objectives for such awards must consist of one or more business criteria, and a targeted level or levels of performance with respect to such criteria must be established in writing by the compensation committee and must meet the other requirements for performance objectives set forth in Section 162(m) of the IRC. Business criteria used by the compensation committee in establishing performance objectives must be selected exclusively from among the following:

•	return on capital;
•	net earnings;
•	annual earnings per share;
•	cash earnings per share;
•	cash flow, before or after tax, including operating cash flow and free cash flow;
•	revenue;
•	adjusted EBITDA or operating EBITDA;
•	operating income;
•	pre- or after-tax income;
•	cash available for distribution;
•	cash available for distribution per share;
•	return on equity;
•	return on assets;
•	share price performance;
•	attainment of expense levels;
•	implementation or completion of critical projects such as new product development;
•	level of associate engagement;
•
before or after tax earnings or attainment of strategic business criteria, which may include market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures; and

•	total stockholder return.

The compensation committee will specify a performance period of not less than one year nor more than five years over which achievement of performance objectives will be measured. Except with respect to options that vest over time rather than upon the achievement of performance criteria, the compensation committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with a performance-based award. Under no circumstances may the compensation committee increase the amount of a payout. No award designated as a performance-based award may be paid unless the compensation committee has certified in writing the achievement of the performance objectives. The compensation committee may provide in any performance-based award that the performance evaluation may include or exclude any effect on reported financial results of the following:

•	asset write-downs;
•	litigation or claim judgment or settlements;
•	changes in tax laws, accounting principles or other laws or provisions;
•	reorganization or restructuring programs, including share repurchase programs;
•	acquisitions or divestitures;
•	foreign currency exchange translation gains or losses;
•	revenue or earnings attributable to minority ownership in another entity; or
•	gains or losses that are treated as extraordinary items under applicable accounting standards.

Cash-Based Awards and Other Stock-Based Awards. The 2015 plan authorizes the compensation committee to grant cash-based awards and other equity-based or equity-related awards, including deferred stock units, fully-vested shares and dividend equivalent rights. The maximum cash amount that may awarded to any single participant in any one calendar year is $7,500,000, and the minimum vesting period for any award is one year.

Awards in Substitution for Awards Granted by Other Corporations. Options and other awards may be granted under the 2015 plan in substitution for similar awards held by employees of corporations who become our employees as a result of a merger or consolidation of the employing corporation with us or one of our subsidiaries, or we or one of our subsidiaries acquiring either the stock of the employing corporation with the result that it becomes our subsidiary or all or a portion of the assets of the employing corporation.  Such substitute awards may be granted with a vesting period of less than one year and such substitute options and SARs may be granted with an exercise price that is less than the fair market value of a share of common stock on the date of grant.

Change in Control. In the event of a change in control, as defined in our 2015 plan, the compensation committee may, in its sole discretion, provide for any of the following: (1) the continuation of outstanding awards, if the company is the surviving entity; (2) the assumption of the 2015 plan and outstanding awards by the surviving entity or its parent; (3) the substitution by the surviving entity or its parent of awards with substantially the same terms for outstanding awards (subject to the equitable adjustment as appropriate); (4) the cancellation of outstanding awards in consideration for a payment in the form of securities or cash equal to the fair market value of vested awards, or in the case of an option or SAR, the difference between the fair market value and the exercise price for all shares of stock to the extent vested; or (5) the cancellation of outstanding awards without payment of any consideration. The timing of any payment or delivery of shares of stock under this provision will be subject to Section 409A of the IRC.  In addition, if a participant's employment or other service is terminated by the company or other surviving entity without cause or the participant resigns for good reason, each as defined in our 2015 plan, within 12 months after a change in control, all restrictions on any awards held by the participant will lapse and the awards will be immediately and fully vested.

Adjustments. If there is any change in our corporate capitalization that the compensation committee determines would result in dilution or enlargement of the rights of participants under the 2015 plan, then the compensation committee will adjust any or all of (1) the number and kind of shares of stock reserved and available for awards, (2) the number and kind of shares of stock specified in the annual per-participant limitations, (3) the number and kind of shares of outstanding restricted stock or other outstanding award in connection with which shares have been issued, (4) the number and kind of shares that may be issued in respect of other outstanding awards, and (5) the exercise price or purchase price relating to any award. In addition, the compensation committee generally may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting us or any affiliate or their respective financial statements or in response to changes in applicable laws, regulations, or accounting principles. However, no adjustments are permitted to the extent that such authority would cause options that are intended to qualify as incentive stock options to fail to qualify as such, or to the extent that such authority would cause outstanding awards that are intended to be "qualified performance-based compensation" under Section 162(m) of the IRC to fail to qualify as such.

Tax Withholding. At such times as a participant recognizes taxable income in connection with an award granted under the 2015 plan, the participant shall pay to us an amount equal to the minimum federal, state and local income taxes and other amounts as may be required by law to be withheld by us in connection with the taxable event.

Changes to the Plan and Awards. The board of directors may amend, suspend or terminate the 2015 plan or the compensation committee's authority to grant awards under the 2015 plan at any time without the consent of stockholders or participants. However, stockholder approval to amend the 2015 plan may be necessary if required by any law or the rules of any stock exchange or automated quotation system on which our stock is listed or quoted. The compensation committee may waive any conditions or rights under, or amend, suspend or terminate, any award granted under the 2015 plan. However, no amendment or other change may materially impair the rights of any participant with respect to any outstanding award without the consent of the participant. In addition, no modification or amendment may be made to any option under the 2015 plan if it would qualify as a "repricing"; and no option or SAR granted under the 2015 plan may be subject to a cash buyout without stockholder approval, subject to certain exceptions.

Clawback. If a participant or former participant breaches any non-solicitation, non-competition or confidentiality agreement with the company or any of its affiliates, the compensation committee may (1) cancel any outstanding vested or unvested awards, in whole or in part, and (2) require the participant or former participant to repay to the company any gain realized or payment or shares received, valued as of the date of exercise, payment or lapse of restrictions. If the company's financial statements are required to be restated due to errors, omissions, fraud or misconduct, the compensation committee may direct the company to recover all or a portion of any award or any past or future compensation from any participant or former participant with respect to any fiscal year of the company for which financial results are negatively affected by such restatement. Such recoveries will be limited to those participants or former participants who had knowledge or reasonably should have had knowledge of such errors, omissions, fraud or misconduct and failed to take reasonable steps to bring it to the attention of the appropriate individuals within the company, or who personally and knowingly engaged in practices that materially contributed to the restatement.

Transferability. No award may be transferred by a participant other than by will or by the laws of descent and distribution, and any option will be exercisable during the participant's lifetime only by the participant or his or her guardian or legal representative. The compensation committee, however, may permit awards (other than incentive stock options) to be transferred to members of the participant's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members or trusts are the only partners.

General U.S. Federal Income Tax Consequences of Options under the 2015 Plan

IRS Circular 230 Notice Requirement. This communication is not given in the form of a covered opinion, within the meaning of Circular 230 issued by the United States Secretary of the Treasury.  Thus, we are required to inform you that you cannot rely upon any tax advice contained in this communication for the purpose of avoiding United States federal tax penalties.  In addition, any tax advice contained in this communication may not be used to promote, market or recommend a transaction to another party.

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise of options under the 2015 plan and the disposition of shares acquired pursuant to the exercise of options and is intended to reflect the current provisions of the IRC and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local, or payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. This summary is for general information and is not tax advice.

Nonqualified Stock Options. A participant generally will not recognize any taxable income upon the grant of a nonqualified stock option and we will not be entitled to a tax deduction with respect to such grant. On exercise of a nonqualified stock option, a participant generally will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the acquired shares of common stock on the date of exercise over the exercise price paid at the time of exercise. In general, subject to the possible limitations under Section 162(m) or 280G of the IRC for certain individuals, as discussed below, we should be entitled to a federal income tax deduction in the same amount and at the same time as (1) the option holder recognizes ordinary income or (2) if we comply with applicable income reporting requirements, the holder should have reported the income. An option holder's subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will ordinarily result in capital gain or loss to the holder.

Incentive Stock Options.  A participant generally will not recognize any taxable income upon the grant of an incentive stock option and we will not be entitled to a tax deduction with respect to such grant.  On exercise of an incentive stock option, the holder generally will not recognize any income and we will not be entitled to a deduction. However, the amount by which the fair market value of the shares on the exercise date of an incentive stock option exceeds the purchase price generally will be an item of adjustment for alternative minimum tax purposes and may therefore result in alternative minimum tax liability to the option holder. In addition, if an option that otherwise qualifies as an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a nonqualified stock option for U.S. federal income tax purposes.

The disposition of shares acquired upon exercise of an incentive stock option will ordinarily result in capital gain or loss. However, if the holder disposes of the acquired shares within two years after the date of grant or one year after the date of exercise, which is considered a "disqualifying disposition", the holder will generally recognize ordinary income in the amount of the excess of the fair market value of the shares on the date the option was exercised over the option exercise price. Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the option will generally be capital gain. We will generally be entitled to a deduction equal to the amount of ordinary income recognized by the holder as a result of a disqualifying disposition, subject to the possible limitations on deductibility under IRC sections 162(m) and 280G for compensation paid to certain individuals.

Section 162(m) of the IRC. In general, Section 162(m) of the IRC denies a publicly held corporation a deduction for federal income tax purposes for compensation exceeding $1 million per year per person to its principal executive officer and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its proxy statement as a result of their total compensation, subject to certain exceptions. The 2015 plan is intended to satisfy an exception with respect to grants of options and stock appreciation rights to these covered employees. In addition, the 2015 plan is designed to permit granting of restricted stock and restricted stock units as performance-based awards intended to qualify under the "performance-based compensation" exception to Section 162(m) of the IRC. However, the company reserves the authority to award non-deductible compensation as it deems appropriate.  We have attempted to structure the 2015 plan in a manner that excludes the remuneration attributable to options, stock appreciation rights and performance-based awards from the $1 million deduction limitation.  However, we have not requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue.

Section 280G of the IRC. Under certain circumstances, the granting or enhancement of awards, the accelerated vesting or exercise of options and stock appreciation rights or the accelerated lapse of restrictions with respect to other awards in connection with a change in control could be deemed an "excess parachute payment" under the golden parachute tax provisions of Section 280G of the IRC. To the extent so considered, the participant could be subject to a 20% excise tax and we could be denied a federal income tax deduction.

New Plan Benefits

Because all grants and awards under the 2015 plan are entirely within the discretion of the compensation committee and, with regard to awards to the chief executive officer, the board of directors, the total benefits allocable under the 2015 plan in the future are not determinable. Therefore, we have omitted the tabular disclosure of the benefits or amounts allocated under the 2015 plan. No grants or awards have been made to date and no grants or awards will be made by us unless and until the 2015 plan is approved by the stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 2015 OMNIBUS INCENTIVE PLAN.

PROPOSAL FOUR:  APPROVAL OF THE 2015
EMPLOYEE STOCK PURCHASE PLAN

The board of directors adopted the 2015 Employee Stock Purchase Plan (the "2015 ESPP") on March 25, 2015, subject to stockholder approval. The 2015 ESPP is effective July 1, 2015 and is intended to comply with the requirements of Section 423 of the IRC.   We recommend approval of the 2015 ESPP at this time because our Amended and Restated Employee Stock Purchase Plan terminates on June 30, 2015 and no more purchases may be made after that date.  The purpose of the 2015 ESPP, as proposed, is to provide our employees and employees of our subsidiaries with an opportunity to purchase our common stock at a discounted purchase price through payroll deductions.

Summary of Terms of the 2015 ESPP

The following is a summary of the important terms of the 2015 Employee Stock Purchase Plan. The full text of the 2015 Employee Stock Purchase Plan is attached to this proxy statement as Appendix C. Please refer to Appendix C for a more complete description of the terms of the 2015 Employee Stock Purchase Plan.

Eligibility. Any employee of us or designated subsidiaries as of the offering date of a given offering period may be eligible to participate in the 2015 ESPP. No employee may purchase more than $25,000 in stock under the 2015 ESPP in any calendar year, and no employee may purchase stock under the 2015 ESPP if such purchase would cause the employee to own more than 5% of the voting power or value of our common stock.

Participation. The 2015 ESPP provides for six-month offering periods, commencing on the first trading day of January and July of each calendar year and ending on the last trading day of June and December each calendar year. The 2015 ESPP allows the board of directors to change these dates as well as the duration and frequency of any future offering period. On the offering date at the beginning of each offering period, each eligible employee is granted an option to purchase a number of shares of common stock, which option is exercised automatically on the purchase date at the end of the offering period. The purchase price of the common stock upon exercise will be 85% of the fair market value of shares on the applicable purchase date.

Method of Payment Contributions. A participant may elect to have payroll deductions made on each payday during the offering period in a minimum amount of $5.00 or an amount not less than 1% and not more than 100% of the participant's compensation. The maximum amount that a participant may elect is 100% of such participant's compensation, subject to the $25,000 annual limit described below. Subject to our insider trading policies, a participant may elect to discontinue participation in the 2015 ESPP during an offering period or increase or decrease the rate or amount of such participant's contributions with respect to the next offering period by completing and filing with us new enrollment documents authorizing a change in the payroll rate. Subject to our insider trading policies, an increase or decrease (other than discontinuance) in the rate or amount of a participant's contribution will be effective at the beginning of the next offering period. If the election is not timely filed, the election will not become effective until the beginning of the next subsequent offering period. A discontinuance of contributions will be effective as soon as practicable after we receive the election for discontinuance. Whenever an employee's payroll deductions have been discontinued, the employee must complete and file new enrollment documents with us to recommence participation in any subsequent offering periods. An employee recommencement of participation will be effective as of the beginning of the offering period following completion of new enrollment documents.

Limit on Purchase of Stock. A participant will not be granted an option to purchase shares under the 2015 ESPP if immediately after the grant, (1) such participant would own stock or hold outstanding options to purchase stock possessing 5% or more of the voting power or value of all classes of our stock; or (2) such option would permit such participant's rights to purchase stock to accrue at a rate that exceeds $25,000 of the fair market value of our stock in any calendar year.

Termination of Employment. Upon termination of a participant's status as an employee prior to the purchase date of an offering period for any reason, including retirement or death, the contributions credited to such participant's account will be refunded to the employee or his beneficiary or estate, as the case may be, through normal payroll processing.

Shares reserved for the 2015 ESPP. The number of shares reserved for issuance under the 2015 ESPP is 1,441,327 shares, including 441,327 shares remaining under our Amended and Restated Employee Stock Purchase Plan and 1,000,000 new shares being requested for approval in this Proposal Four, all subject to adjustment upon certain corporate events as provided in the 2015 ESPP. Shares delivered to a participant under the 2015 ESPP will be registered in the name of the participant or in the name of the participant and his or her spouse. A participant generally is not permitted to assign, transfer or otherwise dispose of contributions credited to his or her account or any rights to receive shares under the 2015 ESPP, except to a designated beneficiary or by will or the laws of descent and distribution upon the participant's death.  A participant may sell or otherwise dispose of the shares of common stock delivered to the participant at the end of an offering period at any time.

Administration. The 2015 ESPP will be administered by the board of directors or the compensation committee, which will have full power to adopt, amend and rescind any rules deemed desirable and appropriate, to interpret the 2015 ESPP and to make all other determinations necessary or advisable for the administration of the 2015 ESPP.

Amendment or Termination. The board of directors may terminate or amend the 2015 ESPP at any time and for any reason, as provided therein. Except as otherwise set forth in the 2015 ESPP, no termination may affect options previously granted and no amendment may make any change in any option previously granted that adversely affects the rights of any participant.

General U.S. Federal Income Tax Consequences of Options under the 2015 ESPP

IRS Circular 230 Notice Requirement. This communication is not given in the form of a covered opinion, within the meaning of Circular 230 issued by the United States Secretary of the Treasury. Thus, we are required to inform you that you cannot rely upon any tax advice contained in this communication for the purpose of avoiding United States federal tax penalties. In addition, any tax advice contained in this communication may not be used to promote, market or recommend a transaction to another party.

The following is a brief description of the federal income tax consequences of participation in the 2015 ESPP. The following discussion is for general information only and is based on U.S. federal income tax laws now in effect. This summary does not address specific state, local or foreign tax consequences.

A participant in the 2015 ESPP will not have recognizable taxable income either at the time that his or her participation begins or at the time that the participant purchases shares of common stock. A participant in the 2015 ESPP generally will recognize taxable income in the year in which he or she disposes of the shares of common stock purchased under the 2015 ESPP or in which he or she dies. The participant's federal tax liability will depend on whether the participant makes a qualifying or disqualifying disposition of the purchased shares of common stock. A qualifying disposition will occur if the sale or disposition of the shares of common stock occurs after the participant has held the shares for more than two years after the first day of the offering period and more than one year after the last day of the offering period.

A participant who makes a qualifying disposition will recognize ordinary compensation income in the year of the qualifying disposition equal to the lesser of (1) the amount by which the fair market value of the shares on the first day of the offering period in which the shares were purchased exceeds the purchase price that would have been paid for such shares if they had been purchased on the first day of the offering period at 85% of their fair market value, and (2) the amount by which the amount realized for such shares on the date of the qualifying disposition exceeds the purchase price actually paid for such shares. Any additional gain recognized on a qualifying disposition will be a long-term capital gain. If the fair market value of the shares of common stock being sold or otherwise transferred on the date of the qualifying disposition is less than the aggregate purchase price paid for such shares of common stock, there will be no ordinary income, and any loss recognized will be a long term capital loss. We will not be entitled to a deduction if the purchased shares of common stock are the subject of a qualifying disposition.

A participant who makes a disqualifying disposition will recognize ordinary income in the year of the disqualifying disposition equal to the amount by which the fair market value of the shares on the last day of the purchase period exceeds the purchase price. Any additional gain or loss recognized upon a disqualifying disposition will be capital gain, which will be long-term if the shares are held for more than twelve months. We may be entitled to a deduction if the purchased shares of common stock are the subject of a disqualifying disposition.

New Plan Benefits

Benefits Table. The benefits that will be received by or allocated to eligible employees under the 2015 ESPP in the future cannot be determined at this time because the amount of contributions set aside to purchase shares of our common stock under the 2015 ESPP (subject to the limitations discussed above) is within the discretion of each participant. The following table sets forth the dollar value and the number of shares purchased under the Alliance Data Systems Corporation and its Subsidiaries Amended and Restated Employee Stock Purchase Plan during the last fiscal year for (i) each of our named executive officers; (ii) all executive officers as a group, (iii) all directors who are not executive officers as a group; and (iv) all employees other than executive officers as a group.

Name and Position	Number of Shares Purchased	Dollar Value of Shares Purchased
Edward J. Heffernan, President and Chief Executive Officer	0	0
Charles L. Horn, Executive Vice President and Chief Financial Officer	0	0
Bryan J. Kennedy, Executive Vice President and President, Epsilon	0	0
Melisa A. Miller, Executive Vice President and President, Retail Credit Services	0	0
Bryan A. Pearson, Executive Vice President and President, LoyaltyOne	0	0
All executive officers as a group (7 individuals)	0	0
All non-executive directors as a group (7 individuals)	0	0
All employees other than executive officers as a group	47,250	$11,354,202

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 2015 EMPLOYEE STOCK PURCHASE PLAN.

REPORT OF THE AUDIT COMMITTEE

The audit committee of the board of directors assists the board of directors in fulfilling its oversight responsibilities by reviewing: (1) the integrity of the company's financial statements; (2) the company's compliance with legal and regulatory requirements; (3) the independent accountant's qualifications and independence; and (4) the performance of the company's internal audit department.  The audit committee appoints, compensates, and oversees the work of the independent accountant.  The audit committee reviews with the independent accountant the plans and results of the audit engagement, approves and pre-approves professional services provided by the independent accountant, considers the range of audit and non‑audit fees, and reviews the adequacy of the company's financial reporting process.  The audit committee met with the independent accountant without the presence of any of the other members of the board of directors or management and met with the full board of directors without the presence of the independent accountant to help ensure the independence of the independent accountant. The board of directors has adopted a written charter for the audit committee, posted at http://www.alliancedata.com.

The audit committee obtained from the independent accountant, Deloitte & Touche LLP, a formal written statement describing all relationships between the company and the independent accountant that might bear on the accountant's independence pursuant to the applicable requirements of the Public Company Accounting Oversight Board (United States), and has discussed with the independent accountant the independent accountant's independence.  Based on the foregoing, the audit committee has satisfied itself that the non‑audit services provided by the independent accountant are compatible with maintaining the independent accountant's independence.  The audit committee reviewed with the independent accountant the matters required to be discussed by Auditing Standard No. 16, which superseded Statement on Auditing Standards No. 61, "Communications with Audit Committees," as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.  The lead audit partner having primary responsibility for the audit and the concurring audit partner will be rotated at least every five years.  The audit committee also discussed with management, internal audit, and the independent accountant the quality and adequacy of the company's disclosure controls and procedures.  In addition, the audit committee reviewed with internal audit the risk-based audit plan, responsibilities, budget, and staffing.

The audit committee reviewed and discussed with management, internal audit and the independent accountant the company's system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002.  The audit committee discussed the classification of deficiencies under standards established by the Public Company Accounting Oversight Board (United States).  Management determined and the independent accountant concluded that no identified deficiency, nor the aggregation of same, rose to the level of a material weakness based on the independent accountant's judgment.

The audit committee reviewed and discussed with management and the independent accountant the audited financial statements for the year ended December 31, 2014. Management has the responsibility for the preparation of the financial statements and the reporting process. The independent accountant has the responsibility for the examination of the financial statements and expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States. Based on the review and discussions with management and the independent accountant as described in this report, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10‑K for the year ended December 31, 2014, as filed with the SEC.

This report has been furnished by the current members of the audit committee.

D. Keith Cobb, Chair
Lawrence M. Benveniste
Kenneth R. Jensen

PROPOSAL FIVE:  RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

During fiscal year 2014, Deloitte & Touche LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services.  See "Fees and Services" below.  A representative of Deloitte & Touche LLP is expected to be present at the 2015 annual meeting and will have an opportunity to make a statement if so desired and to answer appropriate questions from the stockholders.

In connection with the audit of the 2014 financial statements, we entered into an engagement letter with Deloitte & Touche LLP which set forth the terms by which Deloitte & Touche LLP performed audit services for us.  That engagement letter is subject to a limitation on our right to assign or transfer a claim without the prior written consent of Deloitte & Touche LLP.  The audit committee does not believe that such provision limits the ability of stockholders to seek redress from Deloitte & Touche LLP.

Required Vote and Recommendation

If a quorum is present and a majority of the shares represented, in person or by proxy, and entitled to vote are in favor of Proposal Five, the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2015 will be ratified.  Votes marked "For" Proposal Five will be counted in favor of ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2015. An "Abstention" with respect to Proposal Five will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an "Abstention" will have the effect of a vote "Against" Proposal Five.  Except as otherwise directed and except for those proxies representing shares held in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan for which no voting preference is indicated, proxies solicited by the board of directors will be voted to approve the selection by the audit committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the board of directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification. If the stockholders do not ratify the selection, the audit committee will reconsider whether it is appropriate to select a different independent registered public accounting firm. In such event, the audit committee may retain Deloitte & Touche LLP, notwithstanding the fact that the stockholders did not ratify the selection, or may select another independent registered public accounting firm without re-submitting the matter to the stockholders. Even if the selection is ratified, the audit committee reserves the right in its discretion to select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.

Fees and Services

The billed fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, during 2013 and 2014 were as follows:

	2013	2014
Audit Fees (1)	$3,418,015	$4,778,020
Audit-Related Fees (2)	174,500	165,500
Tax Fees (3)	147,838	361,977
All Other Fees (4)	31,980	39,176
Total Fees	$3,772,333	$5,344,673

(1)
Consists of fees for the audits of our financial statements for the years ended December 31, 2013 and 2014, reviews of our interim quarterly financial statements, and evaluation of our compliance with Section 404 of the Sarbanes-Oxley Act.

(2)	Consists of fees for accounting consultations, credit card receivables master trust securitizations, review and support for securities issuances as well as acquisition assistance.
(3)	Consists of fees for tax consultation and advice and tax return preparation.
(4)	Consists of all other non-audit related fees, including annual subscription licenses.

Our audit committee has resolved to pre-approve all audit and permissible non-audit services to be performed for us by our independent accountant, Deloitte & Touche LLP.  The audit committee pre-approved all fees noted above for 2013 and 2014.  Non-audit services that have received pre-approval include tax preparation, tax consultation and advice, assistance with our securitization program and acquisition assistance. The audit committee has considered whether the provision of the above services is compatible with maintaining the registered public accounting firm's independence. The members of our audit committee believe that the payment of the fees set forth above would not prohibit Deloitte & Touche LLP from maintaining its independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR 2015.

PROPOSAL SIX:  STOCKHOLDER PROPOSAL ON PROXY ACCESS

We expect the following stockholder proposal to be presented for consideration at the 2015 annual meeting of stockholders.

The stockholder proposal, including a resolution and supporting statement set out below, was submitted by: (1) the Comptroller of the City of New York as the custodian and trustee of the New York City Employees' Retirement System, the New York City Fire Department Pension Fund, the New York City Teachers' Retirement System, the New York City Police Pension Fund, and the New York City Board of Education Retirement System (collectively, the "Systems"); and (2) the Illinois State Board of Investment, a commingled fund that invests on behalf of the State Employees' Retirement System of Illinois, the Judges Retirement System of Illinois, and the General Assembly Retirement System ("ISBI," and together with the Systems, the "proponents").  The Systems, whose address is Municipal Building, One Centre Street, Room 629, New York, NY 10007-2341, have indicated that they collectively owned 147,165 shares of our common stock for more than one year as of November 14, 2014; and ISBI, whose address is 180 North LaSalle Street, Suite 2015, Chicago, Illinois 60601, has indicated that it owned 11,603 shares of our common stock for more than one year as of December 1, 2014.

Alliance Data Systems Corporation accepts no responsibility for the accuracy of the resolution or supporting statement of the proponents set forth below, in which the term "we" refers to the proponents and not to Alliance Data Systems Corporation or its Board of Directors.

RESOLVED: Shareholders of Alliance Data Systems Corporation (the "Company") ask the
board of directors (the "Board") to adopt, and present for shareholder approval, a "proxy access" bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the "Nominator") that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company's proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

a)	have beneficially owned 3% or more of the Company's outstanding common stock continuously for at least three years before submitting the nomination;
b)
give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the "Disclosure"); and

c)
certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator's communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company's proxy materials; and (iii) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the "Statement"). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

SUPPORTING STATEMENT

We believe proxy access is a fundamental shareholder right that will make directors more accountable and contribute to increased shareholder value. The CFA Institute's 2014 assessment of pertinent academic studies and the use of proxy access in other markets similarly concluded that proxy access:

•	Would "benefit both the markets and corporate boardrooms, with little cost or disruption."
•	Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)

The proposed bylaw terms enjoy strong investor support - votes for similar shareholder proposals averaged 55% from 2012 through September 2014 - and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon.

We urge shareholders to vote FOR this proposal.

ALLIANCE DATA SYSTEMS CORPORATION BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO PROPOSAL SIX.

The Board of Directors has carefully considered the proposal submitted by the proponents and believes that its adoption is not in the best interests of Alliance Data Systems Corporation and our stockholders.  The Board of Directors recommends that you vote against Proposal Six because (1) it undermines the critical role of our independent Nominating & Corporate Governance Committee at the same time that it introduces a potentially destabilizing means for a proxy contest at our expense; (2) our current corporate governance structure and applicable laws already provide a means for nominating candidates for the Board of Directors; (3) the proponents have not proffered a reason specific to Alliance Data Systems Corporation's or its Board of Directors' performance with respect to their proposal; and (4) we regularly engage in dialogue with our stockholders and our responsiveness demonstrates our commitment to ensuring their views are represented in the boardroom.

This Proposal Would Undermine the Effective Functioning of the Independent Nominating & Corporate Governance Committee and Existing Mechanisms for Recommendation and Nomination of Director Candidates.

•
Alliance Data Systems Corporation's bylaws and SEC rules and regulations already provide stockholders with the opportunity to nominate one or more director candidates for consideration at the annual meeting of stockholders through the use of their own proxy materials and solicitation process.

•
Alliance Data Systems Corporation provides a mechanism for stockholders to communicate with the Board of Directors or any committee or individual director, including for submission of candidates that may be proffered for consideration for nomination to the Board of Directors.

•
This proxy access proposal would enable a holder or group of holders representing as little as 3% of our outstanding shares to directly place a director nominee on our ballot who (1) may fail to meet the independence or other qualifications necessary to satisfy our audit and other committee membership requirements, (2) may not be qualified to contribute to the effective functioning of the Board, or (3) may fail to represent the interests of stockholders as a whole.

•
In a New York Times article regarding institutional investor positions on proxy access published February 21, 2015, the controller for The Vanguard Group, Inc., a greater than 5% stockholder of Alliance Data Systems Corporation, was quoted as saying, "We believe that accessing the proxy is a significant, potentially disruptive step (even if justified) that should only be undertaken by some critical mass of shareholders, and we feel that 5 percent is that appropriate level."

•	Our Nominating & Corporate Governance Committee, which is comprised of independent, non-management directors who owe fiduciary duties to act in the best interests of all stockholders, is best positioned to assess a full slate of potential director nominees with a diverse and complementary blend of experiences, perspectives and skills.

•
An effective board of directors is composed of individuals with a diverse and complementary blend of experiences, skills and perspectives.  Through the processes and considerations discussed above under "How does the board of directors evaluate candidates for nomination to the board of directors?" beginning on page 15 of this proxy statement, our independent Nominating & Corporate Governance Committee assesses the qualifications of potential director nominees, both individually and collectively, to determine whether they have the attributes necessary to contribute to an effective, knowledgeable and experienced Board of Directors that operates openly and collaboratively and represents the interests of all stockholders, rather than those of a particular stockholder or stockholder group.

•
In a CFA Institute Magazine (Nov/Dec 2014 Issue) article entitled "Does Proxy Access Benefit Shareholders" authored by Rhea Wessel, New York-based lawyer and corporate governance expert, Kathrin Schwesinger was quoted as saying, "You're not going to get directors who are more independent by tying them closer to shareholder interests…. This is getting lost in the proxy access debate." (emphasis added)

The Performance of Alliance Data Systems Corporation Under the Current Board of Directors Demonstrates the Effectiveness of the Current Director Nominee Selection Process.

•
The proponents cite the CFA Institute's conclusion that adoption of proxy access has "the potential to raise overall U.S. market capitalization by up to $140.3 billion if adopted market-wide."  Alliance Data Systems Corporation's market capitalization has increased by approximately 1,658% (or more than $16 billion) since our initial public offering on June 8, 2001, which compares favorably to market capitalization growth of approximately 67% of the S&P 500 (a successful group of public companies that we were honored to join in December 2013) over the same period.  Please see chart on adjoining page.

•
During the tenure of our current Board of Directors, Alliance Data Systems Corporation's revenue has grown from $1,552,437 to $5,302,940, representing a compound annual growth rate of 13%.  Similarly, during this same timeframe, adjusted EBITDA has increased from $350,458 to $1,597,256, representing a compounded annual growth rate of 16% and core earnings per diluted share has increased from $2.06 to $12.56, representing a compounded annual growth rate of 20%.  Based on these results, Alliance Data Systems Corporation's stock price has appreciated by approximately 2,200% since our initial public offering on June 8, 2001, which compares favorably to share price appreciation of approximately 67% for the S&P 500 over the same timeframe, a result favorable to our investors, large and small.  Please see chart on adjoining page.  See Appendix A to this proxy statement for a discussion and reconciliation of non-GAAP financial measures, including adjusted EBITDA and core earnings per diluted share.

Alliance Data Systems Corporation  –  Market Capitalization Growth

ADS
S&P 500
2/24/2015:
$17.68B
ADS
~1,658%
IPO 6/8/2001:
$1B
S&P 500
~67%
2,000.00
1,800.00
1,600.00
1,400.00
1,200.00
1,000.00
800.00
600.00
400.00
200.00
-
Jun 8, 2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
Feb 24, 2015

Alliance Data Systems Corporation  --  Stock Price Appreciation

ADS
S&P 500
2/24/2015: $276.19/share
ADS ~2,200%
IPO 6/8/2001: $12/share
S&P 500 ~67%
2,500.00
2,000.00
1,500.00
1,000.00
500.00
-
Jun 8, 2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
Feb 24, 2015

The Cost of Proxy Access and its Potential Disruption to a Company Could Be High and Should Not Be Underestimated.
•
On July 22, 2011, the U.S. Court of Appeals for the District of Columbia Circuit, in a unanimous decision, vacated the Securities & Exchange Commission's ("SEC") proxy access rule (former Rule 14a-11), which was similar to the proposal set forth by the proponents above.  In its decision, the Court criticized the SEC for:

o	relying on insufficient empirical data to conclude that Rule 14a-11 would improve board performance and increase shareholder value;
o	failing to sufficiently evaluate the costs that could be imposed on companies from special interest stockholders; and
o	inconsistently anticipating frequent use of Rule 14a-11 when estimating benefits, but assuming infrequent use when estimating costs.

•
The proponents cite the CFA Institute's conclusion that proxy access will "benefit both the markets and corporate boardrooms, with little cost or disruption."  Because this conclusion was drawn based on a compilation of a limited number of event studies by Industrial Economics, Incorporated, we believe it provides a limited basis for its wide-ranging conclusions.

•
With proxy access, divisive proxy contests have the potential to become frequent and not only substantially disrupt management's focus but also dismantle a high-functioning and effective Board of Directors.  Abrupt changes in our Board composition could impair the ability to develop, refine, monitor and execute our vision.  An inexperienced board that (1) lacks sufficient understanding of our current and historical business, (2) lacks the requisite skill to understand our complex financial statements and (3) is unable to provide meaningful and effective oversight of our operations and long-term strategies is not in the best interests of any of our stockholders, whether large and small.

Alliance Data Systems Corporation's Board of Directors is Committed, Accountable and Responsive to our Stockholders, large and small.

Our corporate governance policies and practices demonstrate that our Board of Directors is accountable and responsive to stockholders:

•
In direct response to stockholder communications, Alliance Data Systems Corporation has implemented the following changes, or confirmed the existence of certain pre-existing policies, over the past several years:

o	Adoption of a no tax gross-ups policy as part of the Corporate Governance Guidelines
o	Implementation of a right for stockholders holding at least 25% of our common stock to call a special meeting
o	Declassification of the Board of Directors, with all directors elected annually beginning at the 2015 annual meeting of stockholders
o	Implementation of a majority vote standard for director elections
o	Confirmed prohibition on cumulative voting in director elections
o	Confirmed that no matters submitted to stockholders require supermajority approval levels
o
Adoption of bylaw provisions requiring that if a director nominee for re-election does not receive a majority of votes cast, such director shall immediately tender his or her resignation to the Board of Directors for consideration

o	Confirmed that stockholders are permitted to act by written consent and such consent need not be unanimous

o	Addition of the consideration of diversity when seeking director candidates, culminating in a female director nominee at the 2015 annual meeting of stockholders

•
In addition, reflective of our Board of Directors, our management maintains an open dialogue with stockholders, both large and small, through participation in investor conferences, one-on-one meetings and conference calls to review the company's performance, to respond to specific questions and to discuss matters of importance to our stockholders.

•
In response to the "say-when-on-pay" vote, Alliance Data Systems Corporation offers stockholders an opportunity each year to provide an advisory vote, or say-on-pay vote, on executive compensation practices.  Over the first four years, Alliance Data Systems Corporation's say-on-pay votes have been overwhelmingly positive, ranging from 94.5% to 97.7% support.

•
Alliance Data Systems Corporation provides a mechanism for stockholders to communicate with the Board of Directors or any committee or individual director, including a process to submit candidates that may be proffered for consideration for nomination to the Board of Directors.

•	Alliance Data Systems Corporation has an independent, non-executive chairman of the Board of Directors and seven of our eight directors are independent.

•
Our independent directors have received an average 97.3% FOR vote since Alliance Data Systems Corporation went public in 2001, including an average 97.3% FOR vote at the 2014 annual meeting of stockholders.

•
Alliance Data Systems Corporation has stock ownership guidelines for our directors to align their interest in long-term performance with that of our stockholders; in addition, since 2008, each equity grant made to our directors has restricted vesting of such shares until the earlier of ten years from the date of grant or termination of the director's service on our Board of Directors.

The proponents cite strong investor support for similar stockholder proposals regarding proxy access with an average of 55% approval from 2012 – 2014.  First, we do not view 55% as a sign of strong approval, but rather a number that barely crosses the 50% threshold required for approval.  Second, we believe this statistic is misleading as it includes stockholder proposals directed at companies with a history of questionable executive compensation, corporate governance or other poor leadership practices and should be viewed in that context.

In summary, the Board of Directors believes that the current measures it employs for the nomination and election of directors have enabled our Board of Directors to both be responsive to stockholder interests while promoting a long-term vision and strategy focused on value creation.  The Board of Directors believes the enactment of this proxy access proposal has the potential to disrupt the Board of Directors' functionality, putting our long-term strategy and also stockholder value at risk.

FOR THESE REASONS, ALLIANCE DATA SYSTEMS CORPORATION'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL IF IT IS PROPERLY PRESENTED FOR CONSIDERATION AT THE 2015 ANNUAL MEETING OF STOCKHOLDERS.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the SEC. Our directors, executive officers, and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies furnished to us and representations from our directors and executive officers, we believe that all Section 16(a) filing requirements for the year ended December 31, 2014 applicable to our directors, executive officers and greater than 10% beneficial owners were satisfied. Based on written representations from our directors and executive officers, we believe that no Forms 5 for directors, executive officers and greater than 10% beneficial owners were required to be filed with the SEC that have not been filed for the year ended December 31, 2014.

INCORPORATION BY REFERENCE

With respect to any filings with the SEC into which this proxy statement is incorporated by reference, the material under the headings "Compensation Committee Report" and "Report of the Audit Committee" shall not be incorporated into such filings nor shall it be deemed "filed."

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

If you and other residents at your mailing address own shares of common stock in "street name," your broker or bank may have sent you a notice that your household will receive only one Notice of Internet Availability of Proxy Materials or annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice, known as "householding," is designed to reduce our printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented and will send one copy of either our Notice of Internet Availability of Proxy Materials or of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt.

IN ANY EVENT, IF YOU DID NOT RECEIVE AN INDIVIDUAL COPY OF THIS PROXY STATEMENT OR OUR ANNUAL REPORT, WE WILL PROMPTLY SEND A COPY UPON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE.  REQUESTS SHOULD BE DIRECTED TO LEIGH ANN K. EPPERSON, CORPORATE SECRETARY, ALLIANCE DATA SYSTEMS CORPORATION, 7500 DALLAS PARKWAY, SUITE 700, PLANO, TEXAS 75024 OR (214) 494-3000.

OTHER MATTERS

The board of directors knows of no matters that are likely to be presented for action at the 2015 annual meeting other than the election of directors; the advisory vote on executive compensation; the approval of the 2015 Omnibus Incentive Plan; the approval of the 2015 Employee Stock Purchase Plan; the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2015; and the stockholder proposal (if properly presented at the meeting), each as previously described. If any other matter properly comes before the 2015 annual meeting for action, it is intended that the persons named in the accompanying proxy and acting hereunder will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

By order of the Board of Directors

/s/ Robert A. Minicucci

Robert A. Minicucci
Chairman of the Board

April 20, 2015
Plano, Texas

APPENDIX A

In addition to financial measures presented in accordance with generally accepted accounting principles, or GAAP, we present financial measures that are non-GAAP measures, such as adjusted EBITDA, core earnings and core earnings per diluted share. We believe that these non-GAAP financial measures, viewed in addition to and not in lieu of our reported GAAP results, provide useful information regarding our performance and overall results of operations. These metrics are an integral part of our internal reporting to measure the performance of reportable segments and the overall effectiveness of senior management. Reconciliations to comparable GAAP financial measures are available in the table below. The financial measures presented are consistent with our historical financial reporting practices. Core earnings and core earnings per diluted share represent performance measures and are not intended to represent liquidity measures. The non-GAAP financial measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in other various agreements or public filings.

ALLIANCE DATA SYSTEMS CORPORATION
RECONCILIATION OF NON-GAAP INFORMATION
(In millions, except per share amounts)
(Unaudited)

Adjusted EBITDA:	Year Ended December 31, 2014
Net income	$516.1
Stock compensation expense	72.5
Provision for income taxes	321.8
Interest expense, net	260.5
Depreciation and other amortization	109.7
Amortization of purchased intangibles	203.4
Business acquisition costs(1)	7.3
Earn-out obligation (2)	105.9
Adjusted EBITDA	$1,597.2
Less: Securitization funding costs	91.1
Less: Interest on deposits	37.5
Less: Adjusted EBITDA attributable to non-controlling interest	43.1
Adjusted EBITDA, net	$1,425.5

Core Earnings:
Net income	$516.1
Add back acquisition-related and non-cash non-operating items:
Stock compensation expense	72.5
Amortization of purchased intangibles	203.4
Non-cash interest expense (3)	29.6
Non-cash mark-to-market gain on interest rate derivatives	(0.3)
Business acquisition costs	7.3
Earn-out obligation (2)	105.9
Income tax effect (4)	(119.7)
Core earnings	814.8
Less: core earnings attributable to non-controlling interest	30.5
Core earnings attributable to Alliance Data Systems Corporationstockholders	$784.3

Weighted average shares outstanding – diluted	62.4
Core earnings per share – diluted	$12.56

(1) Represents certain expenditures directly associated with the acquisition of Conversant.
(2) Represents additional contingent consideration as a result of the earn-out obligation associated with our acquisition of our 60% ownership interest in BrandLoyalty.
(3) Represents amortization of imputed interest expense associated with our convertible debt and amortization of debt issuance costs.
(4) Represents the tax effect related to the non-GAAP measure adjustments using the effective tax rate, which excludes certain non-recurring items for each respective period.

A-1

APPENDIX B
ALLIANCE DATA SYSTEMS CORPORATION
2015 OMNIBUS INCENTIVE PLAN
1.            Purpose.  The purpose of this 2015 Omnibus Incentive Plan (the "Plan") of Alliance Data Systems Corporation, a Delaware corporation (the "Company"), is to advance the interests of the Company and its stockholders by providing a means to attract, retain and reward executive officers, other key employees, directors and consultants of and service providers to the Company and its Affiliates, and to enable such individuals to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such individuals and the Company's stockholders.
2.            Definitions.  For purposes of the Plan, the following additional terms shall be defined as set forth below:
(a)            "Affiliate" means any entity that either has a direct or indirect equity interest in the Company or with respect to which the Company holds an equity interest; provided that, with respect to Incentive Stock Options, the term shall only mean a Parent Corporation or Subsidiary (as defined herein); and provided that, with respect to Nonqualified Stock Options and SARs, the term shall only mean a direct or indirect subsidiary in a chain of corporations or other entities in which each corporation or other entity, starting with the Company, has a controlling interest in another entity in the chain, where "controlling interest" means ownership of at least 50% of (i) the total combined voting power or the total value of all stock of a corporation or (ii) the profits interest or capital interest of a partnership or limited liability company.
(b)            "Appreciation Value" means the appreciation in the Fair Market Value of one share of Stock which shall be measured by determining the amount equal to the Fair Market Value of one share of Stock on the exercise date minus the per share exercise price of the SAR being exercised.
(c)            "Award" means individually or collectively, a grant under the plan of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights (SARs), Restricted Stock, Restricted Stock Units, Performance Share Awards, Cash Incentive Awards, Deferred Stock Units, Other Stock-Based Awards and Cash-Based Awards, in each case subject to the terms and provisions of the Plan.
(d)            "Award Agreement" means to the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of Shares, units or cash subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable, or payable and the term of the Award.  An Award Agreement may also set forth the effect on an Award of a termination of employment or other service.  An Award Agreement may be either (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof.  The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan and need not be identical.  Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.  The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreements.  The Company may deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the U.S. Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements).
(e)            "Beneficiary" means the individual, individuals, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the individual, individuals, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.
(f)            "Board" means the Board of Directors of the Company.
(g)            "Cash-Based Awards" means an Award granted pursuant to Section 6(h).
(h)            "Cash Incentive Award" means an Award granted to a key executive pursuant to Section 6(g).
(i)            "Cause" means, if the Participant is a party to an employment agreement or agreement for services with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition therein contained, or, if no such agreement or definition exists, it means a Participant's (i) material breach of any of such Participant's covenants or obligations under any applicable employment agreement, agreement for services, non-compete agreement, non-solicitation agreement or confidentiality agreement; (ii) continued failure after written notice from the Company or any applicable Affiliate to perform assigned job responsibilities or to follow the reasonable instructions of such Participant's superiors, including, without limitation, the Board; (iii) commission of a crime constituting a felony (or its equivalent) under the law; or (iv) material violation of any law or regulation or any policy or code of conduct adopted by the Company or engaging in any other form of misconduct which, if it were made public, could reasonably be expected to adversely affect the business reputation or affairs of the Company or of an Affiliate.  The Board or Committee, in good faith, shall determine all matters and questions relating to whether a Participant has been discharged for Cause.
(j)            "Change in Control" means one of the following events:
(i)            the merger, consolidation or other reorganization of the Company in which its outstanding common stock, $0.01 par value, is converted into or exchanged for a different class of securities of the Company, a class of securities of any other issuer (except a direct or indirect wholly-owned subsidiary of the Company), cash, or other property, other than a merger, consolidation or other reorganization that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or other reorganization;
(ii)            the sale, lease or exchange of all or substantially all of the assets of the Company to any other Person;
(iii)            the approval by the stockholders of the Company of a plan of complete liquidation and dissolution of the Company;
(iv)            the acquisition by any Person of beneficial ownership, within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act, of more than 20% (based on voting power) of the Company's outstanding capital stock; or
(v)            during any 24-month period, individuals who, as of the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any individual other than the Board shall be deemed to be an Incumbent Director.
  Notwithstanding the foregoing, for purposes of any Award subject to Section 409A of the Code, a Change in Control shall not occur unless such transaction or series of related transactions, constitutes a change in ownership of the Company, a change in effective control of the Company or a change in ownership of a substantial portion of the Company's assets, each under Section 409A of the Code or otherwise constitutes a "change in control event" within the meaning of Section 409A of the Code; provided, however, that if the Company treats an event as a Change in Control that does not meet the requirements of Section 409A of the Code, such Award shall be paid when it would otherwise have been paid but for the Change in Control.
(k)            "Code" means the Internal Revenue Code of 1986, as amended from time to time.  References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.
(l)            "Committee" means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.  Any such Committee that is authorized to grant Awards to Participants subject to Section 16 of the Exchange Act (a "Section 16 Committee") shall, to the extent necessary to comply with Rule 16b-3, be comprised of two or more "nonemployee directors" within the meaning of Rule 16b-3 or shall constitute the entire Board, and any such Committee that is authorized to grant Awards to executive officers of the Company (which may or may not be the same Committee as the Section 16 Committee) shall, to the extent necessary to comply with Section 162(m) of the Code, and to the extent that such Awards are intended to be "performance-based" under Section 162(m) of the Code, be comprised of two or more "outside directors" within the meaning of Section 162(m) (a "Section 162(m) Committee"); provided, however, that no director who is also an employee of the Company may sit on any Committee (other than the full Board when it is sitting as the Section 16 Committee), and to the extent that the Company is required to comply with the  New York Stock Exchange ("NYSE") requirements for listed companies, the Committee shall also be composed entirely of "independent directors" as required by the NYSE.
(m)            "Deferred Stock Units" means a deferred stock unit Award that represents an unfunded and unsecured promise to deliver shares in accordance with the terms of the applicable Award Agreement.
(n)            "Disability" means:  (i) in the case of a Participant whose employment or service is subject to the terms of an employment or other agreement, which agreement includes a definition of "Disability," the definition therein contained; or (ii) the term "Disability" as used in any applicable long-term disability plan, if any; or (iii) if there is no such agreement or plan, it means a physical or mental infirmity which impairs the Participant's ability to perform substantially his or her duties for a period of 180 consecutive days.
(o)            "Dividend Equivalent Right" means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit to the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.
(p)            "Effective Date" means July 1, 2015.
(q)            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.  References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.
(r)            "Fair Market Value" means with respect to any date that the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the methods to determine value may range from but not limited to, closing share price on the last trading day prior to grant, average of the high and low price per share of the Stock on that date as reported in the Wall Street Journal (or other reporting service approved by the Committee), average daily share price, or volume weighted average share price; provided, however, that with respect to any day on which the markets are closed, "Fair Market Value" for that day shall be determined on the next available trading day, and further provided that with respect to Stock that is not listed on a national securities exchange or quoted in an interdealer quotation system and with respect to other property, or in the event of a Change in Control, the Fair Market Value of such Stock or other property shall be determined through the reasonable application of a reasonable valuation method based on the facts and circumstances as of the valuation date that is consistent with the requirements of Code Section 409A, including, at the election of the Committee, by an independent appraisal that meets the requirements of Code Section 401(a)(28)(C) and the regulations promulgated thereunder as of a date that is no more than 12 months before the relevant transaction to which the valuation is applied (for example, the date of grant of an Option) and such determination will be conclusive and binding on all Persons.  The chosen Fair Market Value method for a particular grant will be defined and specified in the applicable Award Agreement.
(s)            "Good Reason" means, if the Participant is a party to an employment agreement or offer letter or any other individual agreement with the Company or an Affiliate, including but not limited to a severance protection agreement, and such agreement provides for a definition of Good Reason, the definition therein contained.  If no such agreement or definition exists, it means the initial existence of any of the following conditions, in each case without the Participant's consent:  (i) material diminution of the Participant's responsibilities, authorities or duties; (ii) a material diminution in the Participant's total salary; or (iii) the Company's requiring the Participant to be based anywhere other than within 75 miles of the Participant's place of employment or other service at the time of the occurrence of a Change in Control, except for reasonably required travel to the extent substantially consistent with the Participant's business travel obligations as in existence at the time of the Change in Control.  Notwithstanding the foregoing, a condition will constitute Good Reason only if the Participant has provided written notice to the Company of the existence of the condition within 90 days following the initial existence of the condition and the Company fails to remedy the condition on or before the 30th day following its receipt such notice from the Participant.
(t)            "Incentive Stock Option" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.
(u)            "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.
(v)            "Option" means an Incentive Stock Option or a Nonqualified Stock Option.
(w)            "Other Stock-Based Award" means an equity based or equity related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Section 6(i).
(x)            "Parent Corporation" means any corporation which is a parent corporation of the Company within the meaning of Section 424(e) of the Code.
(y)            "Participant" means an individual who, at a time when eligible under Section 5 hereof, has been granted an Award under the Plan.
(z)            "Performance Shares" means shares of Stock subject to any of the performance objectives set forth in Section 6(g) hereof.
(aa)            "Person" has the meaning given in Section 3(a)(9) of the Exchange Act, including two or more persons acting as a syndicate or other group as modified and used in Sections 13(d)(3) and 14(d)(2) thereof, except that such term shall not include:  (i) the Company or any of its subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(bb)            "Restricted Stock" means an Award of Stock subject to forfeiture if the restrictions with respect to such Stock do not lapse.

(cc)            "Restricted Stock Unit" means a right to receive one share of Stock, or its cash value, subject to vesting conditions, the terms of the Plan and the applicable Agreement.
(dd)            "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
(ee)            "SAR" or "Stock Appreciation Right" means a right to receive the Appreciation Value of one share of Stock.
(ff)            "Stock" means the Common Stock, $.01 par value, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 4 hereof.
(gg)            "Subsidiary" means any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company.
(hh)            "Ten-Percent Stockholder" means a Participant, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or of a Parent Corporation or Subsidiary.
3.            Administration.
(a)            Authority of the Committee.  The Plan shall be administered by the Committee.  The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:
(i)            to select individuals to whom Awards may be granted;
(ii)            to determine the type or types of Awards to be granted to each such individual;
(iii)            to determine the number of Awards to be granted, the number or value of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, performance conditions relating to an Award (including performance conditions relating to Awards not intended to be governed by Section 6(g) and waivers and modifications thereof), based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;
(iv)            to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in Stock, cash, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(v)            to prescribe the form of each Agreement, which need not be identical for each Participant;
(vi)            to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;
(vii)            to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Agreement or other instrument hereunder; and
(viii)            to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.
(b)            Manner of Exercise of Committee Authority.  Unless authority is specifically reserved to the Board under the terms of the Plan, the Company's Certificate of Incorporation or Bylaws, or applicable law, the Committee shall have sole discretion in exercising authority under the Plan.  Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, any of its subsidiaries, Participants, any Person claiming any rights under the Plan from or through any Participant and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action.  If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter by modified by the Committee (subject to Section 8(g)).  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3, if applicable, and other applicable law.  Notwithstanding the foregoing, the Board may delegate, by a resolution adopted by the Board, authority to one or more officers of the Company to do one or both of the following:  (i) designate the officers and employees of the Company or any of its Subsidiaries who shall be granted Awards under the Plan, and (ii) determine the number of shares subject to the Awards to be granted to such officers and employees; provided, however, that said Board resolution shall specify the total number of shares or total value of shares that may be subject to Awards that shall be granted by such officer or officers, shall include the terms of the Awards, and shall specify either the exercise or purchase price of the Options or Restricted Stock, as the case may be, or the formula for determining such exercise or purchase price.  The Board may not authorize any officer to designate himself or herself as a recipient of any Award hereunder.  Further, the Committee may authorize the outsourcing of nondiscretionary administrative functions to a third party provider.
(c)            Limitation of Liability.  No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.
4.            Stock Subject to Plan.
(a)            Amount of Stock Reserved.  The maximum number of shares of Stock that may be made the subject of all Awards granted under the Plan is 5,100,000.  Any of the authorized shares of Stock may be used for any type of Award under the Plan, and any or all of the Shares may be allocated to Incentive Stock Options.  The maximum number of shares of Stock that may be the subject of Awards granted in any one calendar year period to a Participant who is not a non-employee director of the Company may not exceed 200,000 shares of Stock in the aggregate.  No member of the Board may be granted, in his or her capacity as a director, Awards covering, singly or in combination, more than 20,000 shares of Stock in the aggregate during any calendar year.  The Company shall reserve for the purposes of the Plan, out of its authorized but unissued shares of Stock or out of shares of Stock reacquired by the Company in any manner, or partly out of each, such number of shares of Stock as shall be determined by the Board.  Any Award that is settled by the terms of the Plan or the terms of such Award in cash or other property that is not Stock shall not reduce or otherwise count against the number of shares of Stock available for Awards under the Plan, or such other limitations provided for in this Section 4(a).
(b)            Share Counting.  In connection with the grant of an Award, the maximum number of shares of Stock available for grant shall be reduced by the number of shares of Stock in respect of which the Award is granted or denominated; provided however that in the case of an Award that provides for a range of potential payouts of shares of Stock the Committee shall determine the extent to which the maximum number of shares of Stock available for grant has been reduced in respect of such an Award.  Any shares of Stock related to an outstanding Award or portion thereof that terminates by expiration, cancellation, forfeiture or otherwise without the issuance of the shares of Stock, are settled in cash in lieu of shares of Stock, or are exchanged with the Committee's permission, prior to the issuance of shares of Stock, for Awards not involving shares of Stock shall be available again for grant under the Plan.  Notwithstanding anything herein to the contrary, shares of Stock used or withheld to pay the exercise price or tax obligations of a Participant, or shares not issued in connection with settlement of an Option or SAR, will not be available again for grant under the Plan.
(c)            Adjustments.  In the event that the Committee determines that any dividend or other distribution (whether in the form of Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a), including shares reserved for Incentive Stock Options and Restricted Stock, (ii) the number and kind of shares of Stock specified in the Annual Per-Participant Limitations under Section 4(a), (iii) the number and kind of shares of outstanding Restricted Stock or other outstanding Award in connection with which shares have been issued, (iv) the number and kind of shares that may be issued in respect of other outstanding Awards and, (v) the exercise price or purchase price relating to any Award.  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate or in response to changes in applicable laws, regulations, or accounting principles.  The foregoing notwithstanding, no adjustments shall be authorized under this Section 4(c) with respect to Incentive Stock Options to the extent that such authority would cause the Plan to fail to comply with Section 422 of the Code, and no such adjustment shall be authorized with respect to Awards subject to Section 6(g) to the extent that such authority would cause such Awards to fail to qualify as "qualified performance-based compensation" under Section 162(m)(4)(C) of the Code.  Any adjustment to such Awards shall be made in compliance with Section 409A of the Code and Treasury Regulation section 1.409A-1(b)(5)(iii)(E)(4), as applicable.
(d)            No Restrictions on Adjustments.  The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of Stock or of Options, warrants or rights to purchase Stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
5.            Eligibility.  Officers, employees, consultants and directors of the Company and its Affiliates are eligible to be granted Awards under the Plan; however, only employees of the Company and its Parent Corporation and its Subsidiaries are eligible to receive Incentive Stock Options.
6.            Specific Terms of Awards.
(a)            General.  Awards may be granted on the terms and conditions set forth in this Section 6.  In addition, the Committee may impose on any Award or the exercise thereof such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or other service of the Participant.
(b)            Options.  The Committee is authorized to grant Options on the following terms and conditions:
(i)            Exercise Price.  The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, and further provided that the exercise price per share shall not be less than 110% of the Fair Market Value on the date of grant in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder.  Notwithstanding the foregoing, an Option granted under an assumption or substitution for another stock option in a manner satisfying the provisions of Section 424(a)

of the Code, as if the Option was a statutory stock option, may be granted with an Exercise Price lower than the Fair Market Value per share on the date of grant.
(ii)            Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, provided that no Option (other than an Option granted in substitution for another stock option under Section 6(j) hereof) may be granted with a vesting provision that permits any portion of the Option to be exercised prior to 12 months from the date of grant.  The exercise price of Stock acquired pursuant to the exercise of an Option shall be paid either:  (1) through a "cashless exercise" procedure that is acceptable to the Committee in its full discretion, to the extent such procedure does not violate the Sarbanes-Oxley Act of 2002 or any other applicable law; (2) in cash at the time of purchase if permitted by the Committee; or (3) subject to applicable law, in any other form of legal consideration that may be acceptable to the Committee in its discretion.
(iii)            Incentive Stock Options.  The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no Incentive Stock Option shall be granted more than ten years after the Effective Date of the Plan.  An Incentive Stock Option shall not be exercisable after the expiration of 10 years from the date it is granted (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).  An Option shall be treated as an Incentive Stock Option only to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares with respect to which all Incentive Stock Options held by a Participant (under the Plan and all other plans of the Company, its Parent Corporation or Subsidiary) become exercisable for the first time during any calendar year does not exceed $100,000.  This limitation shall be applied by taking Options into account in the order in which they were granted.  To the extent this limitation is exceeded, an Option shall be treated as a Nonqualified Stock Option regardless of its designation as an Incentive Stock Option.  Should any Incentive Stock Option remain exercisable more than three months after employment terminates for any reason other than Disability or death, or more than one year after employment terminates if employment terminates due to Disability, the Option shall immediately be converted to a Nonqualified Stock Option; provided, however, that if the Disability causing a Participant's termination of employment does not fit within the definition of "disability" under Section 422(c)(6) of the Code, the Option shall convert into a Nonqualified Stock Option three months after termination of employment although it will remain outstanding for one year after termination of employment.  The Company shall have no liability in the event it is determined that any Option intended to be an Incentive Stock Option fails to qualify as such, whether such failure is a result of the Participant's disposition of shares purchased under the Option prior to the later of two years from the date of grant of the Option or one year from the date of transfer of the purchased shares to the Participant, the terms of this Plan or any governing Agreement or any other action or inaction by the Company or any Participant.
(c)            Performance-Based Options.  Any Option granted hereunder with a per share exercise price equal to or greater than the Fair Market Value of a share of Stock on the date of grant shall be deemed to have been intended to be "qualified performance-based compensation" as long as such Option has been granted by a Section 162(m) Committee.  In addition, an Option may also qualify as "performance-based" if vesting is subject to the attainment of any of the performance objectives set forth in Section 6(g).
(d)            Stock Appreciation Rights.  The Committee is authorized to grant SARs on the following terms and conditions:
(i)            Exercise Price.  The exercise price per share of Stock purchasable under a SAR shall be determined by the Committee, but in no event shall a SAR be granted at an exercise price of at least Fair Market Value of a share of Stock on the date of grant of such SAR.  Notwithstanding the foregoing, a SAR granted under an assumption or substitution for another SAR in a manner satisfying the provisions of Section 424(a) of the Code, as if the SAR was a statutory stock option, may be granted with an Exercise Price lower than the Fair Market Value per share on the date of grant.
(ii)            Time and Method of Exercise.  The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, provided that no SAR (other than a SAR granted in substitution for another SAR under Section 6(j) hereof) may be granted with a vesting provision that permits any portion of the SAR to be exercised prior to 12 months from the date of grant.  The full or partial exercise of an Award of SARs shall be made by a written notice delivered in person or by mail or telecopy to the Secretary of the Company at the Company's principal executive office, or through such other notification method that the Committee may adopt including but not limited to electronic methods, specifying the number of SARs with respect to which the Award is being exercised.  If requested by the Committee, the Participant shall deliver the Award Agreement evidencing the SARs being exercised to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Participant.
(iii)            Amount Payable.  Upon the exercise of SARs, the Participant shall be entitled to receive a value paid in cash or a number of shares (as specified in the Award), which shall be determined by multiplying (A) the Appreciation Value by (B) the number of SARs being exercised, minus the value withheld for payment of taxes pursuant to Section 8(d).  Notwithstanding the foregoing, the Committee may limit in any manner the number of shares that may be delivered with respect to any Award of SARs by including such a limit in the Award Agreement evidencing SARs at the time of grant.
(e)            Restricted Stock.  The Committee is authorized to grant Restricted Stock on the following terms and conditions, including those with respect to which the restrictions lapse upon the achievement of performance objectives under Section 6(g) hereof ("Performance-Based Awards"):
(i)            Grants and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including those set forth in Section 6(g)), in such installments, or otherwise, as the Committee may determine; provided that the Committee shall determine the time or times at which restrictions will lapse, in whole or in part, provided that no Award (other than an Award granted in substitution for another award under Section 6(j) hereof) may be granted with a vesting provision that permits the restrictions on any portion of the Award to lapse prior to 12 months from the date of grant.  A Participant granted Restricted Stock or Performance Shares shall have such stockholder rights as may be set forth in the applicable Agreement, including, for example, the right to vote the Restricted Stock or Performance Shares, and the right to receive dividends thereon.
(ii)            Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment or other service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock and Performance Shares that are at that time subject to restrictions shall be forfeited and shall become available for grant again by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes; provided, however, that no such determinations shall be made with respect to an Award of Performance Shares after the grant thereof if the Committee's discretion to make such determination shall result in the Award not being qualified as a Performance-Based Award under Section 6(g) hereof and Section 162(m) of the Code.
(iii)            Evidence for Stock.  Restricted Stock and Performance Shares granted under the Plan may be evidenced in such manner as the Committee shall determine, including electronic book entry form.
(iv)            Dividends.  The Committee shall have the right to impose any restrictions and limitations on the right of a Participant to receive dividends paid on Restricted Stock.  If the Committee grants the right of a Participant to receive dividends paid on Restricted Stock, then any dividends that may be paid on Restricted Stock shall be either paid at the dividend payment date in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or, subject to Section 409A of the Code, the payment of such dividends shall be deferred or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect.  Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed, unless otherwise determined by the Committee.  An Award of Performance Shares shall provide that dividends shall only be payable with respect to such Award at such time and under such conditions that payment thereof will not cause the Award or payment of the Dividends to qualify as performance-based compensation pursuant to Section 6(g) hereof and Section 162(m) of the Code.
(f)            Restricted Stock Units.
(i)            Grant.  The Committee may grant Awards of Restricted Stock Units to Participants, each of which shall be evidenced by an Award Agreement between the Company and the Participant.  Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine, subject to the terms and provisions set forth below in this Section 6(f).
(ii)            Rights of Grantees.  Until all restrictions upon Restricted Stock Units awarded to a Participants shall have lapsed in the manner set forth in Section 6(f), the Participant shall not be a stockholder of the Company, nor have any of the rights or privileges of a stockholder of the Company, including, without limitation, rights to receive dividends and voting rights with respect to the Restricted Stock Units.  However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated.  Such Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Committee.  The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (A) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (B) the Fair Market Value per share of Stock on such date.  Such cash amounts or additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award.
(iii)            Restricted Stock Unit Account.  The Company or its third party administrator shall establish and maintain a separate account ("Restricted Stock Unit Account") for each Participant who has received a grant of Restricted Stock Units, and such account shall be credited for the number of Restricted Stock Units granted to such Participant.
(iv)            Vesting.  Restricted Stock Units awarded hereunder shall vest at such time or times and on such terms and conditions as the Committee may determine, provided that no Award may be granted with a vesting provision that permits any portion of the Award (other than an Award granted in substitution for another award under Section 6(j) hereof) to vest prior to 12 months from the date of grant.  The Award Agreement evidencing the Award of Restricted Stock Units shall set forth any such terms and conditions.
(v)            Payment or Delivery of Cash or Stock.  As soon as practicable after each vesting date of an Award of Restricted Stock Units, but in any event no later than the 15th day of the third calendar month following the month in which the vesting date occurs, payment shall be made in cash or in Stock (as specified in the Award and based upon the Fair Market Value of the Stock on the day all restrictions lapse).  Any payment made in Stock shall be delivered electronically.  Any number of shares delivered hereunder shall be net of the number of shares withheld pursuant to Section 8(d), and any cash payment delivered hereunder shall be net of cash withheld pursuant to Section 8(d), if applicable.
(g)            Performance-Based Awards.
(i)            The Committee may, in its discretion, designate any Award the exercisability or settlement of which is subject to the achievement of performance conditions as a performance-based Award subject to this Section 6(g), in order to qualify such Award as "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder (a "Performance-Based Award").  The performance objectives for a Performance-Based Award shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee but subject to this Section 6(g).  Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code.  Performance objectives shall be based on a pre-established objective formula or standard that specifies the manner of determining the number of shares that will be granted or will vest or the amount of cash that will be paid to the Participant if the performance objective is attained.  Performance objectives shall be established in writing by the Committee not later than the earlier of (i) 90 days after the commencement of the period of service to which the performance objective relates, and (ii) the date on which 25% of such period of service has elapsed.  Business criteria used by the Committee in establishing performance objectives for Performance-Based Awards may be actual, relative or improvement measures and shall be selected exclusively from among the following:

(1)	Return on capital;
(2)	Net earnings;
(3)	Annual earnings per share;
(4)	Cash earnings per share;
(5)	Cash flow - before or after tax (e.g. operating cash flow, free cash flow);
(6)	Revenue;
(7)	Earnings before interest, taxes, depreciation and amortization ("EBITDA") (e.g. adjusted EBITDA, operating EBITDA);
(8)	Operating income;
(9)	Pre- or after-tax income;
(10)	Cash available for distribution;
(11)	Cash available for distribution per share;
(12)	Return on equity;
(13)	Return on assets;
(14)	Share price performance;
(15)	Attainment of expense levels;
(16)	Implementation or completion of critical projects including, but not limited to, new product development;
(17)	Level of associate engagement;
(18)
Before or after tax earnings and/or attainment of strategic business criteria, which may include, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures; and

(19)	Total stockholder return.

(ii)            The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels.  Performance-Based Awards may consist of but are not limited to Performance-Based Restricted Stock Unit Awards to eligible employees and annual Cash Incentive Awards to key executive employees.  Achievement of performance objectives with respect to such Awards shall be measured over a period of not less than one year nor more than five years, as the Committee may specify.  Performance objectives may differ for such Awards to different Participants.  The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award.  Except with respect to Options that vest over time rather than upon the achievement of performance criteria, the Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with a Performance-Based Award, which discretion may be exercised if, in the judgment of the Committee, other subjective factors warrant such a reduction.  Under no circumstances may the Committee exercise its discretion to increase the amount of a payout.  All determinations by the Committee as to the achievement of performance objectives shall be in writing, and no Award that has been designated as "performance-based" may be paid out unless the Committee has specified in writing that the objectives have been met; provided that no such written determination must be made with respect to Options that have an exercise price equal to the Fair Market Value of the covered shares on the date of grant and vest over time rather than upon achievement of performance criteria.  The Committee may not delegate any responsibility with respect to determining the achievement of performance objectives assigned an Award subject to this Section 6(g).
(iii)            The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude the impact, if any, on reported financial results of any of the following events that occurs during a Performance Period:  (1) asset write-downs; (2) litigation or claim judgments or settlements; (3) changes in tax laws, accounting principles or other laws or provisions; (4) reorganization or restructuring programs, including share repurchasing programs; (5) acquisitions or divestitures; (6) foreign currency exchange translations gains and losses; (7) revenue or earnings attributable to minority ownership in another entity; or (8) gains and losses that are treated as extraordinary items under Accounting Standards Codification Topic 225.  To the extent such inclusions or exclusions affect Awards to Covered Employees; they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
(h)            Cash-Based Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Cash-Based Awards under the Plan to eligible individuals in such amounts and upon such terms as the Committee shall determine, provided that no Award (other than an Award granted in substitution for another award under Section 6(j) hereof) may be granted with a vesting provision that permits any portion of the Award to be vested prior to 12 months from the date of grant.  Notwithstanding the foregoing, any Cash-Based Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code shall be granted as a Cash Incentive Award pursuant to Section 6(g) hereof.  Notwithstanding anything herein to the contrary, the maximum amount that may awarded to any single Participant in any one calendar year may not exceed $7,500,000.
(i)            Value.  Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.
(ii)            Method of Payment.  Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award in cash.
(iii)            Termination of Employment or Other Service.  The Committee shall determine the extent to which a Participant's rights with respect to Cash-Based Awards shall be affected by the Participant's termination of employment or other service.  Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Cash-Based Awards issued pursuant to the Plan.
(i)            Other Stock-Based Awards.  Subject to the provisions of the Plan, the Committee shall have the sole authority to grant to Participants other equity-based or equity-related Awards (including but not limited to Deferred Stock Units and fully-vested Shares) in amounts subject to such terms and conditions as the Committee shall determine, including but not limited to, at the Committee's discretion, Dividend Equivalent Rights, provided that such Awards comply with applicable laws; provided that no Award (other than an Award granted in substitution for another award under Section 6(j) hereof) may be granted with a vesting provision that permits any portion of the Award to be vested prior to 12 months from the date of grant.
(i)            Method of Payment.  Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or shares of Stock as the Committee determines.
(ii)            Termination of Employment or Other Service.  The Committee shall determine the extent to which a Participant's rights with respect to Other Stock-Based Awards shall be affected by the Participant's termination of employment or other service.  Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan.
(j)            Awards in Substitution for Awards Granted by Other Corporations.  Options and other Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees of corporations who become employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or such Subsidiary, or the acquisition by the Company or Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.  Notwithstanding anything in this Plan to the contrary, no Option or SAR granted in substitution for another stock option or SAR under this Section 6(j) may be granted with a vesting provision that permits any portion of the Option or SAR to become exercisable earlier than provided for under the original stock option or SAR, and no other Award granted in substitution for another award under this Section 6(j) may be granted with a vesting provision that permits the restrictions on any portion of the Award to lapse or the award to otherwise vest earlier than provided for under the original award.

7.            Certain Provisions Applicable to All Awards
(a)            Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Award exceed a period of ten years from the date of its grant or, in the case of any Incentive Stock Option granted to a Ten-Percent Stockholder, five years.
(b)            Change in Control.
(i)            General.  In connection with a Change in Control, the Committee may, to the extent permitted by applicable law, but otherwise in in its sole discretion, provide for: (1) the waiver of performance conditions, acceleration of vesting or lapse of restrictions with respect to any or all Awards granted hereunder; (2) the continuation of outstanding Awards by the Company (if the Company is the surviving entity); (3) the assumption of the Plan and the outstanding Awards by the surviving entity or its parent; (4) the substitution by the surviving entity or its parent of awards with substantially the same terms (including an award to acquire the same consideration paid to the stockholders in the Change in Control) for the outstanding Awards and, if appropriate, subject to the equitable adjustment provisions of Section 4(c); (5) the cancellation of the outstanding Awards in consideration for a payment (in the form of securities or cash) equal in value to the Fair Market Value of vested Awards, or in the case of an Option or SAR, the difference between the Fair Market Value and the Exercise Price for all shares of Stock subject to exercise (i.e., to the extent vested) under any outstanding Option or SAR; or (6) the cancellation of the outstanding Awards without payment of any consideration therefor.  In the event of any such cancellation, if the exercise price of an Option or SAR is less than the Fair Market Value of the shares covered by such Option or SAR (the "Spread"), the Committee must provide either that (A) any such cancelled Option or SAR shall be deemed automatically exercised or (B) the affected Participants shall receive cash, property, shares or a combination thereof, in an amount equal to the value of the Spread.  Notwithstanding any other provision of the Plan or any Award Agreement, no cancellation pursuant to this provision shall be deemed an action that materially impairs the rights of any Participant under any outstanding Award, and no Participant consent shall be required with respect to the cancellation of any Award under this provision including but not limited to Awards that qualify as Incentive Stock Options.  The settlement and payment of an Award (other than an Option or SAR) under this Section 7(b)(i) shall be made within 30 days following the occurrence of a Change in Control (except to the extent that settlement and payment of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A).  Timing of any payment or delivery of shares of Stock under this provision shall be subject to Section 409A of the Code.
(ii)            Termination Following a Change in Control.  Notwithstanding anything contained herein to the contrary, and subject to Section 7(b), unless otherwise provided by the Committee in an Award Agreement, all conditions and restrictions relating to an Award, including limitations on exercisability, risks of forfeiture and conditions and restrictions requiring the continued performance of services or the achievement of performance objectives with respect to the exercisability or settlement of such Award, shall immediately lapse upon a termination of employment or other service by the Company without Cause or by a Participant for Good Reason within twelve months after a Change in Control, and any such Award that is an Option shall remain outstanding until the earlier of the last day of the term of such Option, or the end of the last day of the one-year period following such termination. The settlement and payment of an Award (other than Options and SARS) under this Section 7(b)(ii) shall be made within 30 days following the occurrence of such termination of employment or other service (except to the extent that settlement and payment of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A).
(c)            Treatment of Award upon Termination of Employment or Other Service.
(i)            Cessation of Vesting.  Unless otherwise determined by the Committee at the time of grant or thereafter or as otherwise provided in this Plan, any unvested portion of any outstanding Award held by a Participant at the time of termination of employment or other service will be forfeited upon such termination.
(ii)            Cessation of Exercisability.  Except as provided in the Plan or as otherwise determined by the Committee at the time of grant or thereafter, upon termination of a Participant's employment or other service with the Company and its Affiliates without Cause, such Participant may exercise the vested portion of any outstanding Option until the earlier of the last day of the Option term or the last day of the exercise period as specified in the Award Agreement, following such termination of employment or other service.
(iii)            Death or Disability.  Unless otherwise determined by the Committee at the time of grant or thereafter, upon termination of a Participant's employment or other service with the Company and its Affiliates due to death or Disability, such Participant may exercise the vested portion of any outstanding Option until the earlier of the last day of the term of the Option or the last day of the one-year period following such termination of employment or other service.
(iv)            Termination by the Company or an Affiliate for Cause.  Upon termination of a Participant's employment or other service with the Company and its Affiliates due to Cause, both the vested and unvested portions of any outstanding Option or SAR held by such Participant shall immediately be forfeited and no longer be exercisable.
(d)            Clawback.
(i)            Notwithstanding anything in the Plan or any Agreement to the contrary, in the event that a Participant or former Participant breaches any non-solicitation, non-competition or confidentiality agreement entered into with, or while acting on behalf of, the Company or any Affiliate, the Committee may, in its sole discretion but acting in good faith, direct the Company to (a) cancel any outstanding Award granted to such Participant or former Participant, in whole or in part, whether or not vested, or (b) require such Participant or former Participant to repay to the Company any gain realized or payment or shares received upon the exercise or payment of, or lapse of restrictions with respect to, such Award (with such gain, payment or shares valued as of the date of exercise, payment or lapse of restrictions).  Such cancellation or repayment obligation shall be effective as of the date specified by the Committee.
(ii)            Notwithstanding anything in the Plan or any Agreement to the contrary, if any of the Company's financial statements are required to be restated due to errors, omissions, fraud, or misconduct, the Committee may, in its sole discretion but acting in good faith, direct the Company to recover all or a portion of any Award or any past or future compensation from any Participant or former Participant with respect to any fiscal year of the Company for which the financial results are negatively affected by such restatement. For purposes of this Subsection 7(d)(ii), errors, omissions, fraud, or misconduct may include but are not limited to circumstances where the Company has been required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement, as enforced by the U.S. Securities and Exchange Commission.  Any recovery of any Award or recovery of any past or future compensation shall be limited solely to Participants or former Participants that the Committee has determined, in its sole discretion, to have had knowledge or that should have had knowledge of such errors, omissions, fraud, or misconduct or the circumstances that gave rise to such restatement and failed to take reasonable steps to bring it to the attention of the appropriate individuals within the Company, or the Participant or former Participant personally and knowingly engaged in practices that materially contributed to the circumstances that gave rise to such restatement.
(iii)            Any repayment obligation required under Section 7(d)(i) or (ii) above may be satisfied in shares of Stock or cash or a combination thereof (based upon the Fair Market Value of the shares of Stock on the date of repayment), and the Committee may provide for an offset to any future payments owed by the Company or any Affiliate to the Participant or former Participant if necessary to satisfy the repayment obligation; provided, however, that if any such offset is prohibited under applicable law, the Committee shall not permit any offsets and may require immediate repayment by the Participant.
(e)            Term Extension and Timing of Payment.  Notwithstanding Section 7(b)(ii) or any other provision hereunder, once granted, neither the exercise period nor the term of any Award may be extended, if such extension, would either (i) cause the Award to cease to qualify as performance-based compensation under Section 162(m) or (ii) cause the Award to be subject to excise tax under Section 409A of the Code.  In addition, the timing of any payment hereunder shall comply with Section 409A of the Code.

8.            General Provisions.
(a)            Compliance with Laws and Obligations.  The Company shall not be obligated to issue or deliver Stock or to make any cash payment in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full.  Shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company.
(b)            Limitations on Transferability.  No Award shall be transferable by a Participant other than by will or by the laws of descent and distribution and an Option shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative.  Notwithstanding the foregoing, the Committee may set forth at the time of grant (but not thereafter), in the Award Agreement evidencing an Award (other than an Incentive Stock Option), that the Option may be transferred to members of the Participant's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members or trusts are the only partners, and for purposes of this Plan, a transferee of an Option shall be deemed to be the Participant.  For this purpose, immediate family means the Participant's spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren.  The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.  Until all restrictions upon the shares of Restricted Stock awarded to a Participant shall have lapsed or such other Awards shall have vested, shares subject to such Awards shall not be sold, transferred or otherwise disposed of, shall not be pledged or otherwise hypothecated, and shall not be subject to the claims of creditors.  Notwithstanding the foregoing, no Award may be transferable if either the ability to transfer or the transfer itself would cause the Award to be subject to the excise tax under Section 409A of the Code.
(c)            No Right to Continued Employment or Service.  Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other individual the right to be retained in the employ or service of the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate any employee's employment or other individual's service at any time.
(d)            Taxes.  At such times as a Participant has taxable income in connection with an Award granted hereunder (a "Taxable Event") and (i) the Award is delivered in cash, the Company will require the withholding of a portion of any cash payment in an amount equal to the minimum federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") or (ii) the Award is delivered in shares, the Company may, prior to the issuance or release from escrow of shares, in lieu of a cash payment from the Participant, require the withholding of a portion of the shares then issuable to the Participant having an aggregate Fair Market Value equal to, but not in excess of, the Withholding Taxes.
(e)            Changes to the Plan and Awards.  The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, except as specifically permitted under the Plan, no such action may materially impair the rights of any Participant with respect to any outstanding Award without the consent of such Participant.  The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Agreement relating thereto; provided, however, that, except as specifically permitted under the Plan, no such action may materially impair the rights of a Participant with respect to any outstanding Award without the consent of such Participant.  Notwithstanding this Section 8(e) or any other provision of the Plan to the contrary, except as otherwise permitted in Section 4(c) of the Plan, unless stockholder approval is obtained (i) no modification or amendment of any outstanding Option or SAR may reduce the exercise price of such Option or SAR; (ii) no Option or SAR may be canceled and replaced with a new Option or SAR at a lower exercise price or another Award or cash if such cancelation and replacement would be considered a "repricing" for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Stock is listed or quoted; and (iii) the Committee may not take any other action that is considered a repricing for purposes of such stockholder approval rules.  Except with respect to accelerations and cancellations that are effected pursuant to Section 7(b) of the Plan, (A) no Award that is intended to qualify as "performance-based compensation" may be amended or modified if such amendment or modification would cause such Award to lose its qualification as "performance-based compensation," and (B) no term of any Incentive Stock Option may be changed or modified without the consent of the Participant if such change or modification would cause the Incentive Stock Option to fail to qualify as such.  All Options and SARs granted hereunder are prohibited from a cash buyout without stockholder approval, except as otherwise permitted in Section 7(b) in connection with a Change in Control.
(f)            No Rights to Awards; No Stockholder Rights.  No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees.  No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.
(g)            Unfunded Status of Awards and Section 409A of the Code.  The Plan is intended to constitute an "unfunded" plan for incentive compensation and nothing contained in the Plan shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company.  To the extent applicable, this Plan is intended to comply with Section 409A of the Code, and the Committee shall interpret and administer the Plan in accordance therewith.  Notwithstanding any provision of the Plan or Agreement to the contrary, if one or more of the payments or benefits to be received by a Participant pursuant to an Award would constitute deferred compensation subject to Section 409A of the Code, and could cause the Participant to incur any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder, the Company may reform the Plan and Award to maintain (to the maximum extent practicable) the original intent of the Plan and Award provided, that such reformation complies with any requirements of Section 409A of the Code (including any regulations thereto and any guidance issued by the taxing authorities). No actions taken pursuant to this Section 8(g) shall be subject to a Participant's consent.
(h)            Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
(i)            No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(j)            Compliance with Section 162(m) Of the Code.  It is the intent of the Company that certain employee Options and Performance Shares subject to Section 6(g) shall constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations thereunder.  Accordingly, if any provision of the Plan or any Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code Section 162(m) or the regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other Person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the performance objectives.  Unless otherwise stated in the applicable Agreements, all Options and SARs granted hereunder to the Chief Executive Officer of the Company or to any other Employee who is could become a "covered employee," within the meaning of Code Section 162(m)(3) and the regulations and interpretive guidance issued thereunder, are intended to be "qualified performance-based compensation."
(k)            Governing Law.  The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.
(l)            Effective Date; Plan Termination.  This Plan shall become effective on the Effective Date, subject to subsequent stockholder approval.  The Plan shall terminate on the day preceding the fifth anniversary of the Effective Date and no Award may be granted thereafter; provided, however, that the Board shall have the right to earlier terminate the Plan provided that no such termination shall:  (i) impair or adversely alter any Awards theretofore granted under the Plan, except with the consent of the Participant, or (ii) deprive any Participant of any Stock which he or she may have acquired through or as a result of the Plan.
(m)            Electronic Transmission.  Notwithstanding any provision of this Plan to the contrary, at such time as the Company institutes a policy or practice for delivery of notice or Award by e-mail, any written Award or notice referred to herein may be given in accordance with such policy and practice.
(n)            Limitation on Liability.  The Company and any Affiliate that is in existence or that hereinafter comes into existence will have no liability to any Participant or any other Person as to (a) the non-issuance or sale of shares of Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by counsel to the Company necessary to the lawful issuance and sale of any shares hereunder; (b) any tax consequences expected, but not realized, by a Participant or any other Person due to the receipt, exercise, or settlement of any Award granted hereunder; or (c) the failure of any Award that is determined to constitute "nonqualified deferred compensation" to comply with Section 409A of the Code and the regulations promulgated thereunder.

APPENDIX C
ALLIANCE DATA SYSTEMS CORPORATION
2015 EMPLOYEE STOCK PURCHASE PLAN
The following constitute the provisions of the Alliance Data Systems Corporation 2015 Employee Stock Purchase Plan.
PREAMBLE
In February 2001, the Company adopted the Alliance Data Systems Corporation and Its Subsidiaries Employee Stock Purchase Plan (the "Initial Plan").  Pursuant to the terms thereof, the Company reserved 1,500,000 shares of the Company's Common Stock for issuance under the Initial Plan (the "Initial Reserve").  The Company has issued shares of Common Stock from the Initial Reserve under the Initial Plan.
Effective August 1, 2001, the Company amended the Initial Plan in order to implement a new series of Offering Periods of three months' duration, with new Offering Periods commencing on or about January 1, April 1, July 1, and October 1 of each year (or at such other time or times as may be determined by the Board or the Committee) and to provide that the Board or the Committee shall have the power to change the duration or frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected.
On March 31, 2005, the Committee approved the adoption of the Alliance Data Systems Corporation Amended and Restated Employee Stock Purchase Plan (the "Prior Plan"), effective July 1, 2005, subject only to stockholder approval.  The Company issued shares of Common Stock under the Prior Plan from the Initial Reserve and no additional shares of Common Stock were added to the Initial Reserve as of the effective date of the Prior Plan.
On May 1, 2014, the Board approved the adoption of the an amendment to the Prior Plan, effective as of June 1, 2014, to change the Offering Periods from three months to six months duration commencing on the first trading day of the first and third quarter of each calendar year (or such other period as may be established by the Board) and to provide that the Board may establish additional or alternative concurrent, sequential or overlapping Offering Periods, to revise the definition of Compensation, to clarify the holding requirement for purchased Shares, to provide that the Board or the Committee shall have the power to adopt procedures and sub-plans as may necessary to comply with laws or other requirements of foreign jurisdictions, to clarify that options under the Plan shall be exercisable during the lifetime of a participant only by the participant, and to provide certain other provisions regarding participant acknowledgments and data privacy.
On March 25, 2015, the Board approved the adoption of the Alliance Data Systems Corporation 2015 Employee Stock Purchase Plan, to be effective on July 1, 2015 (the "Effective Date"), subject only to stockholder approval.  Pursuant to the terms hereof, the Company has reserved an additional 1,000,000 shares of the Company's Common Stock for issuance under the Plan.  After the Effective Date the Company shall continue to issue shares of Common Stock under the Plan from the Initial Reserve, and then from the additional shares reserved hereunder.
1.
Purpose.  The purpose of the Plan is to provide Employees with an opportunity to purchase Common Stock.  The Company intends the Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code.  The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirement of that section of the Code.

2.	Definitions.
(a)	"Board" means the Board of Directors of the Company.
(b)	"Code" means the Internal Revenue Code of 1986, as amended.
(c)	"Common Stock" means the common stock of the Company.
(d)	"Company" means Alliance Data Systems Corporation, a Delaware corporation.
(e)
"Compensation" means an Employee's regular wages (i.e., gross straight time), base salary, overtime, commissions, sick pay, vacation pay and holiday pay, as the case may be, paid to an Employee by the Company or a Designated Subsidiary, but excludes bonuses and other incentive compensation, disability pay, workers compensation, severance pay, service related cash awards, any amounts which constitute tax gross ups of taxable amounts, income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary and any other form of variable compensation (other than overtime and commissions).  Notwithstanding the foregoing, the Board may amend the definition of Compensation for any Offering Period prior to the commencement of such Offering Period.

(f)	"Contributions" means all amounts credited to the account of a participant pursuant to the Plan.
(g)	"Corporate Transaction" means a sale of all or substantially all of the Company's assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation.
(h)	"Designated Subsidiaries" means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.
(i)	"Employee" means any person, including an Officer, who is an employee of the Company or any of its Designated Subsidiaries for tax purposes.
(j)	"Exchange Act" means the Securities Exchange Act of 1934, as amended.
(k)
"Fair Market Value" means, with respect to any date that the Common Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the average of the high and low price per share of the Stock on that date as reported in the Wall Street Journal (or other reporting service approved by the Committee); provided, however, that with respect to any day on which the markets are closed, "Fair Market Value" for that day means the average of the high and low price per share of the Stock as reported in the Wall Street Journal (or other reporting service approved by the Board or Committee) on the next trading day, and further provided that with respect to Common Stock that is not listed on a national securities exchange or quoted in an interdealer quotation system the Fair Market Value shall be determined in a reasonable manner using reasonable valuation methods or procedures as shall be established from time to time by the Committee.

(l)	"Offering Date" means the first business day of each Offering Period of the Plan.
(m)
"Offering Period" means, unless amended pursuant to Sections 4 and 21 hereof, a period of six months commencing on the first trading day of each of the first and third calendar quarter of each year and ending on the last trading day of each such calendar quarter, or such other period of time established in advance by the Board.  The Board shall conduct each Offering Period in compliance with Section 423 of the Code, and in no event shall an Offering Period exceed 27 months beginning with the Offering Date.  The terms and conditions of each Offering Period need not be identical but each shall include through incorporation the provisions of this Plan.

(n)	"Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and rules and regulations promulgated thereunder.

(o)
"Parent" means a corporation, domestic or foreign, which holds not less than 50% of the total combined voting power of all classes of stock of the Company, a successor corporation or another Parent, whether or not such corporation now exists or is hereafter organized or acquires the Company, a successor corporation or a Parent.

(p)	"Plan" means the Alliance Data Systems Corporation 2015 Employee Stock Purchase Plan.
(q)	"Purchase Date" means the last trading day of each Offering Period of the Plan.
(r)	"Purchase Price" means the price at which Shares may be purchased hereunder and shall be an amount equal to 85% of the Fair Market Value of the Shares on the applicable Purchase Date.
(s)	"Share" means a share of Common Stock, as adjusted in accordance with Section 20 of the Plan.
(t)
"Subsidiary" means a corporation, domestic or foreign, of which not less than 50% of the total combined voting power of all classes of stock are held by the Company, a successor corporation or another Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company, a successor corporation or a Subsidiary.

3.	Eligibility.
(a)
Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

(b)
Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if immediately after the grant, such Employee (together with any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock or hold outstanding options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary or Parent of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.
Offering Periods.  The Plan shall be implemented by a series of Offering Periods.  The Plan shall continue until terminated in accordance with Section 21 hereof.  The Board of Directors of the Company shall have the power to change the duration or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected.  Notwithstanding anything in the Plan to the contrary, the Board may establish additional or alternative concurrent, sequential or overlapping Offering Periods, a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods.

5.	Participation.
(a)
An eligible Employee may become a participant in the Plan by completing a subscription agreement and any other required documents ("Enrollment Documents") provided by the Company and submitting them to the Company's Human Resources Department or a stock brokerage or other firm designated by the Company ("Designated Broker") by 4:00 p.m. New York time on the 20th of the month prior to the applicable Offering Date, unless a different time for submission of the Enrollment Documents is set by the Board.  The Enrollment Documents and their submission may be electronic, as directed by the Company.  The Enrollment Documents shall set forth the percentage or dollar amount of the participant's Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.

(b)	Payroll deductions shall commence on the first payroll paid after the Offering Date and shall end on the last payroll paid on or prior to the Purchase Date of the Offering Period to which the Enrollment Documents are applicable, unless sooner terminated by the participant pursuant to Section 6(b).
6.	Method of Payment Contributions.
(a)	A participant shall elect to have payroll deductions made on each payday during the Offering Period in:
(i)	an amount not less than one percent and not more than 100% of Compensation in whole percentages, or
(ii)
a specified dollar amount in five-dollar increments of such participant's Compensation on each payday during the Offering Period.  All payroll deductions made by a participant shall be credited to his or her account under the Plan.  A participant may not make any additional payments into such account;

provided that with respect to an election made pursuant to either clause (i) or clause (ii), such election must be administratively feasible.
(b)
At any time during an Offering Period, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering Period by delivering to the Company a notice of withdrawal in such form as the Company may provide.  Such withdrawal may be elected at any time prior to the end of the Offering Period, except as set forth in the Enrollment Documents.  Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the participant) during the Offering Period, without interest (unless otherwise specified in the Enrollment Documents), and such participant's participation in that Offering Period shall be automatically terminated.  Withdrawal during an Offering Period shall have no effect upon such Employee's eligibility to participate in any other Offering Periods, but such Employee shall be required to deliver new Enrollment Documents in order to participate in subsequent Offering Periods no later than 4:00 p.m. New York time on the 20th of the month prior to the applicable Offering Date, unless a different time for submission of the Enrollment Documents is set by the Board.

(c)
A participant may elect to increase or decrease the rate or amount of his or her Contributions with respect to the next Offering Period by completing and filing with the Company new Enrollment Documents authorizing a change in the payroll rate.  An increase or decrease (other than a discontinuance of Contributions) in the rate or amount of a participant's Contribution shall be effective at the beginning of the next Offering Period.  The new Enrollment Documents for increasing or decreasing Contributions (other than a discontinuance) must be completed and received by 4:00 p.m. New York time on the 20th of the month prior to the applicable Offering Date, unless a different time for submission of the Enrollment Documents is set by the Board.  If the election is not timely filed, the election will not become effective until the beginning of the Offering Period following the next Offering Period.

(d)
Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, an Employee's payroll deductions may be decreased during any Offering Period scheduled to end during the current calendar year to 0%.

(e)	The Board will establish procedures for all elections hereunder.
7.
Grant of Option.  On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the applicable Purchase Date a number of Shares of the Company's Common Stock determined by dividing such Employee's Contributions accumulated prior to such Purchase Date and retained in the participant's account as of the Purchase Date by the applicable Purchase Price; subject to any adjustment pursuant to Section 20 below, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 herein.

8.
Exercise of Option.  Unless a participant discontinues Contributions or changes elections as provided in Sections 6(b) and 6(c) herein, respectively, his or her option for the purchase of Shares will be exercised automatically on the Purchase Date of each Offering Period and the maximum number of Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account.  Fractional Shares may be issued, as appropriate.  The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date.  During his or her lifetime, a participant's option to purchase Shares hereunder is exercisable only by him or her.

9.
Delivery.  As promptly as practicable after each Purchase Date, the Shares purchased by each participant pursuant to the Plan shall be deposited directly into a brokerage account established in the participant's name with the Designated Broker.  Any payroll deductions accumulated in a participant's account that are not applied toward the purchase of Shares on a Purchase Date due to limitations imposed by the Plan shall be returned to the participant as soon as administratively feasible.

10.
Withdrawal of Shares.  A participant may withdraw all or any number of whole Shares credited to his or her account on the applicable Purchase Date by directing the Designated Broker to cause his or her Shares to be either sold with the net proceeds (less applicable commissions and other charges) distributed in cash to the participant or transferred to another brokerage account of the participant.

11.
Termination of Employment.  Upon termination of a participant's status as an Employee prior to the Purchase Date of an Offering Period for any reason, whether voluntary or involuntary, including retirement or death, the Contributions credited to his or her account will be refunded to the Employee or his beneficiary or estate as the case may be, through normal payroll processing as soon as administratively practicable following such termination.

12.	Interest. No interest shall accrue on the Contributions of a participant in the Plan.
13.	Shares Reserved for the Plan.
(a)
Subject to adjustment as provided in Section 20, the maximum number of Shares that shall be made available for sale under the Plan shall be the sum of the 441,327 Shares remaining in the Initial Reserve as of March 15, 2015, and an additional 1,000,000 Shares authorized for issuance under the Plan, for a total of 1,441,327 Shares.  If the Board determines that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of Shares available for sale under the Plan on such Purchase Date, the Board or Committee shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable, and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and may continue the Plan as then in effect, or terminate the Plan pursuant to Section 21 below.  The Board or Committee may make a pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company's stockholders subsequent to such Offering Date.

(b)	A participant shall have no interest or voting rights in Shares covered by his or her option until such option has been exercised.
(c)	Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.
14.	Administration.
(a)
The Board, or a committee named by the Board (the "Committee"), shall supervise and administer the Plan and shall have full power to delegate the authority to administer the Plan to an executive officer of the Company or a third party administrator (the "Third Party Administrator").  The Board or Committee may adopt, amend and rescind any rules deemed desirable and appropriate for the Plan and not inconsistent with the Plan to interpret the Plan.  The Board, the Committee, the designated executive officer or Third Party Administrator, as either may be so instructed by the Board or Committee, may make all other determinations necessary or advisable for the administration of the Plan.  All determinations, interpretations and constructions made by the Board or the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.  Notwithstanding the foregoing, should the Board determine to delegate the administration of the Plan to a Committee, such Committee shall be composed of one or more members of the Board.  If the administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may abolish the Committee at any time and revest in the Board some or all of the powers previously delegated.  If the administration is delegated to a Committee, references to the Board in this Plan shall thereafter be deemed to be the Board or the Committee as appropriate.  Notwithstanding the foregoing, the designated executive officer and the Third Party Administrator shall only have those powers and duties with respect to the administration of the Plan as so explicitly granted by either the Board or Committee and to the extent that such powers and duties are not inconsistent with the terms of the Plan.

(b)
The Board or Committee shall have the power, in its discretion, to adopt such procedures and sub-plans as the Board or Committee deems necessary or appropriate to comply with the laws or regulations, tax policy, accounting principles or custom of foreign jurisdictions applicable to Employees of a Subsidiary, provided that any such sub-plan shall not be within the scope of an "employee stock purchase plan" within the meaning of Section 423 of the Code.  Any of the provisions of any such sub-plan may supersede the provisions of this Plan, other than Section 13.  Except as superseded by the provisions of a sub-plan, the provisions of this Plan shall govern such sub-plan.  Alternatively and in order to comply with the laws of a foreign jurisdiction, the Board or Committee shall have the power, in its discretion, to grant options on the Offering Date of any Offering Period to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms that are less favorable than the terms of options granted on the same Offering Date to Employees resident in the United States.

15.	Designation of Beneficiary.
(a)
The Company may, in its sole discretion, permit a participant to designate a beneficiary who is to receive any Shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering Period but prior to delivery to him or her of such Shares and cash.  In addition, if so permitted by the Board or Committee, a participant may designate a beneficiary who is to receive any Shares from the participant's account under the Plan in the event of such participant's death prior to the Purchase Date of an Offering Period.  If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.  If so permitted by the Board or Committee, beneficiary designations under this Section 15(a) shall be made as directed by the Human Resources Department of the Company, which may require electronic submission of the required documentation with the Designated Broker.

(b)
Such designation of beneficiary may be changed by the participant and his or her spouse (if any) at any time by submission of the required notice which required notice may be electronic.  In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.
Transferability.  Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15) by the participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 6(b).  An option shall be exercisable during the lifetime of the participant only by the participant.

17.
Rights as a Stockholder.  A participant shall not be deemed holder of, or have any of the rights of a holder with respect to Shares subject to options under this Plan unless and until the participant's Shares acquired upon exercise of such options are recorded in the books of the Company (or its transfer agent).

18.
Use of Funds.  All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

19.
Reports.  Individual accounts will be maintained for each participant in the Plan.  Statements of accounts will be provided to participating Employees by the Company or the Designated Broker at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

20.	Adjustments upon Changes in Capitalization Corporate Transactions.
(a)
Adjustment.  Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan that has not yet been exercised, the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), the maximum number of Shares of Common Stock that may be purchased by a participant in an Offering Period, the number of Shares set forth in Section 13(a), and the price per Share of each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

(b)
Corporate Transaction.  In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board.  In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a Parent or Subsidiary of such successor corporation.  In the event that the successor corporation refuses to assume or substitute for outstanding options, each Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the "New Purchase Date"), as of which date any Offering Period then in progress will terminate.  The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least 10 days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 6(b).  For purposes of this Section 20, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 20); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the Purchase Price of each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights, offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company's being consolidated with or merged into any other corporation.

21.	Amendment or Termination of the Plan.
(a)
The Board may at any time and for any reason terminate or amend the Plan.  Except as provided in Section 20, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board's setting a new Purchase Date with respect to an Offering Period then in progress if the Board determines that termination of the Plan or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the Effective Date in the generally accepted accounting rules applicable to the Plan.  Except as provided in Section 20 and in this Section 21, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any participant.  In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b)
Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its Committee) shall be entitled to change the Offering Periods, limit the frequency or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its Committee) determines in its sole discretion advisable that are consistent with the Plan.

22.
Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

23.
Conditions upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

24.
Additional Restrictions of Rule 16b-3.  The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3.  This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

25.	Miscellaneous.
(a)
The Plan and Enrollment Documents do not constitute an employment contract.  Nothing in this Plan or Enrollment Documents shall in any way alter the at-will nature of a participant's employment or be deemed to create in any way whatsoever any obligation on part of any participant to continue in the employ of the Company or Designated Subsidiaries, or on part of the Company or Designated Subsidiary to continue the employment of the participant.

(b)
The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any option granted hereunder shall be determined in accordance with of the State of Delaware, without giving effect to principles of conflicts of laws.

(c)
By enrolling in the Plan, each participant acknowledges and agrees that the option such participant has been awarded under the Plan, and any other options the Company may grant in the future, even if such options are made repeatedly or regularly, and regardless of their amount, (i) are wholly discretionary, are not a term or condition of employment and do not form part of a contract of employment, or any other working arrangement, between the participant and the Company or any Designated Subsidiary; (ii) do not create any contractual entitlement to receive future options or to continued employment; and (iii) do not form part of salary or remuneration for purposes of determining pension payments or any other purposes, including, without limitation, termination indemnities, severance, resignation, redundancy, bonuses, long-term service awards, pension or retirement benefits, or similar payments, except as otherwise required by applicable law.

(d)
The Company may require the participant to give the Company prompt notice of any disposition of Shares acquired under the Plan, which requirement the Company may, but is not required to, limit to dispositions of Shares before the later of (i) the second anniversary of the Offering Date and (ii) the first anniversary of the Purchase Date, in each case with respect to such Shares.

26.
Section 409A of the Code.  This Plan is intended to be exempt from the application of Section 409A of the Code and any ambiguities hereunder will be interpreted to so be exempt from Code Section 409A.  In furtherance of the foregoing and notwithstanding anything in the Plan to the contrary, if the Committee determines than an option granted under the Plan at any time may be subject to Code Section 409A or that any provision of the Plan would cause an option under the Plan to be subject to Code Section 409A, the Committee shall have the authority to amend the Plan or any outstanding option granted under the Plan, or take such other action as the Committee determines is necessary or appropriate, in each case, without the participant's consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such option to comply with Code Section 409A.  To the extent that options exercised under the Plan become subject to Code Section 409A and such options granted under the Plan subject any participant to gross income inclusion, interest or additional tax pursuant to, or would be prohibited by, Code Section 409A, those terms are to that extent superseded by the applicable requirements of Code Section 409A and the guidance issued thereunder.  Notwithstanding the foregoing, the Company, the Board and the Committee shall have no liability to a participant or any other party if an option to purchase Shares under the Plan that is intended to be exempt or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Committee with respect thereto.  The Company makes no representation that the option to purchase Shares under the Plan is exempt from or compliant with Code Section 409A.

27.
Stockholder Approval.  The Plan is subject to approval by the stockholders of the Company within 12 months after the date of the Plan's adoption by the Board, which approval will be obtained in the manner and to the degree required under applicable law.

28.	Data Privacy.
(a)
In order to facilitate the administration of the Plan, it will be necessary for the Company (or its payroll administrators) to collect, hold, and process certain personal information about Employees participating in the Plan (including, without limitation, name, home address, telephone number, date of birth, nationality and job detail and details of the participating Employee's option grant).  By participating in the Plan, participating Employees consent to the Company (or its payroll administrators) collecting, holding and processing personal data and transferring such data to third parties (collectively, the "Data Recipients") insofar as is reasonably necessary to implement, administer and manage the Employee's participation in the Plan and acknowledge that it may also be necessary to disclose information in order to comply with any legal obligations.

(b)
The Data Recipients will treat the participating Employees' personal data as private and confidential and will not disclose such data for purposes other than the management and administration of the Employees' participation in the Plan and will take reasonable measures to keep such personal data private, confidential, accurate and current.

(c)
As the Company operates globally, it needs to share personal data with other related companies which are based abroad.  Where the transfer is to a destination outside the Employee's country of domicile, or if applicable, the European Economic Area, the Company shall take reasonable steps to ensure that such personal data continues to be adequately protected and securely held.  Nonetheless, by participating in the Plan, each participating Employee acknowledges that personal information about such Employee may be transferred to a country that does not offer the same level of data protection as the Employee's country of domicile, or if applicable, the European Economic Area.

(d)
Participating Employees may, at any time, view their personal data, require any necessary corrections to it or withdraw the consents referenced in this Section 28 in writing by contacting the Senior Analyst and Stock Plan Administrator, whose telephone number is (214) 494-3410.

AllianceData.

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## Electronic Voting Instructions

### Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 2, 2015 (11:59 p.m., Eastern Time, on May 31, 2015 for Alliance Data Systems 401(k) and Retirement Savings Plan participants).**

### Vote by Internet

- Go to **www.envisionreports.com/ads**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

### Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## Alliance Data Systems Corporation Annual Meeting Of Stockholders Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

### A Proposals — The Board of Directors recommends a vote FOR each nominee listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

1. Election of Directors:

| Nominee | For | Against | Abstain |
|---|---|---|---|
| 01 - Bruce K. Anderson | ☐ | ☐ | ☐ |
| 02 - Roger H. Ballou | ☐ | ☐ | ☐ |
| 03 - D. Keith Cobb | ☐ | ☐ | ☐ |
| 04 - E. Linn Draper, Jr. | ☐ | ☐ | ☐ |
| 05 - Edward J. Heffernan | ☐ | ☐ | ☐ |
| 06 - Kenneth R. Jensen | ☐ | ☐ | ☐ |
| 07 - Robert A. Minicucci | ☐ | ☐ | ☐ |
| 08 - Laurie A. Tucker | ☐ | ☐ | ☐ |

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| Proposal | For | Against | Abstain |
|---|---|---|---|
| 2. Advisory approval of executive compensation. | ☐ | ☐ | ☐ |
| 3. Approval of 2015 Omnibus Incentive Plan. | ☐ | ☐ | ☐ |
| 4. Approval of 2015 Employee Stock Purchase Program. | ☐ | ☐ | ☐ |
| 5. To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of Alliance Data Systems Corporation for 2015. | ☐ | ☐ | ☐ |

**The Board of Directors recommends a vote AGAINST Proposal 6.**

| Proposal | For | Against | Abstain |
|---|---|---|---|
| 6. Stockholder proposal regarding proxy access. | ☐ | ☐ | ☐ |

### B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## Proxy — Alliance Data Systems Corporation

### Notice of 2015 Annual Meeting of Stockholders

**Annual Meeting of Stockholders**
**10:00 a.m. (local time) Wednesday, June 3, 2015**
**7500 Dallas Parkway, Suite 700**
**Plano, Texas 75024**

**This Proxy is Solicited by the Board of Directors of Alliance Data Systems Corporation for use at the Annual Meeting on June 3, 2015.**

By signing this proxy, you revoke all prior proxies and appoint Charles L. Horn and Laura Santillan, and each of them, with each having the full power to appoint his or her substitute, to represent and to vote all of the shares of Common Stock of Alliance Data Systems Corporation you held in the account on April 6, 2015 at the Annual Meeting of Stockholders of Alliance Data Systems Corporation, and any adjournment or postponement of such meeting, in the manner specified on the other side of this proxy. Your voting instructions must be received by 11:59 p.m. (Eastern Time) on June 2, 2015 in order to be included in the tabulation.

**THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS INDICATED AND VOTED "FOR" THE APPROVAL OF PROPOSALS TWO, THREE, FOUR AND FIVE AND "AGAINST" PROPOSAL SIX, IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.**

**In their discretion, Mr. Horn and Ms. Santillan are also authorized to vote upon such other matters as may properly come before the meeting.** Management presently is not aware of any such matters to be presented for action.

**This card also constitutes confidential voting instructions for participants in the Alliance Data Systems 401(k) and Retirement Savings Plan. By signing this proxy, you revoke all prior proxies and appoint Wells Fargo Bank, N.A., directed trustee, having the full power to appoint its substitute, to represent and to vote all the shares of Common Stock of Alliance Data Systems Corporation you held in your ADS Stock Fund on April 6, 2015, in the manner specified on the other side of this proxy. Wells Fargo Bank, N.A. will only vote shares as directed and will not vote those for which no direction is received. Your voting instructions must be received by 11:59 p.m. (Eastern Time) on May 31, 2015 in order to be included in the tabulation.**

### C Non-Voting Items

**Change of Address** — Please print your new address below.

**Comments** — Please print your comments below.

**Meeting Attendance**
Mark the box to the right if you plan to attend the Annual Meeting. ☐